Exhibit 10.1

Execution Version

CREDIT AGREEMENT

BETWEEN

SST VI 19 ESANDAR DR, LLC,
SST VI 19 ESANDAR DR, ULC,
SST VI 1230 LAKESHORE RD E, LLC,
SST VI 1230 LAKESHORE RD E, ULC,
SST VI 1770 APPLEBY LINE, LLC,
SST VI 1770 APPLEBY LINE, ULC,
SST VI 2068 S SHERIDAN WAY, LLC,
SST VI 2068 S SHERIDAN WAY, ULC,
SST VI 24-60 SANFORD AVE N, LLC,
SST VI 24-60 SANFORD AVE N, ULC,
SST VI 411 CITYVIEW BLVD, LLC, and
SST VI 411 CITYVIEW BLVD, ULC
as Borrowers

AND

STRATEGIC STORAGE TRUST VI, INC.
as Parent Guarantor

AND

SST6 CANADA ACQUISITIONS, LLC
as Limited Recourse Guarantor

AND

NATIONAL BANK OF CANADA
as Administrative Agent

AND

FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Lenders

MADE AS OF

June 15, 2023

NATIONAL BANK FINANCIAL
as Lead Arranger and Sole Bookrunner

McCarthy Tétrault LLP

TABLE OF CONTENTS

Article 1 – INTERPRETATION 2

1.01 Definitions 2

1.02 Extended Meanings and References 30

1.03 Knowledge 31

1.04 Accounting Principles 31

1.05 Interest Calculations and Payments 32

1.06 Permitted Encumbrances 32

1.07 Currency 32

1.08 Entire Agreement and Conflicts 33

1.09 Severability 33

1.10 Further Assurances 33

1.11 Schedules 33

Article 2 – THE CREDIT FACILITY 34

2.01 Credit Facility 34

2.02 Purpose of Credit Facility 34

2.03 Manner of Borrowing 34

2.04 Non-Revolving Nature of Credit Facility 34

2.05 Drawdowns, Conversions and Rollovers 34

2.06 Agent’s and Lenders’ Obligations with Respect to Loans 35

2.07 Irrevocability 35

2.08 Account of Record 35

2.09 Benchmark Replacement Setting 36

Article 3 – DRAWDOWN CONDITIONS 38

3.01 Conditions Precedent to Drawdown under the Credit Facility 38

3.02 Waiver 42

Article 4 – PAYMENTS OF INTEREST AND FEES 42

4.01 Interest on Prime Rate Loans 42

4.02 Default Interest 43

4.03 Interest Only Period 43

Article 5 – BANKERS’ ACCEPTANCES 43

5.01 Bankers’ Acceptances 43

Article 6 – REPAYMENT 46

6.01 Mandatory Repayment – Credit Facility 46

- ii -

6.02 Voluntary Repayments 47

6.03 Repayment Compensation 47

Article 7 – PLACE AND APPLICATION OF PAYMENTS 48

7.01 Place of Payment of Principal, Interest and Fees 48

Article 8 – SECURITY 48

8.01 Security 48

8.02 Registration and Protection of Security. 49

8.03 Further Assurances 49

8.04 Form of Security 49

8.05 Qualifying Hedge Arrangements 49

Article 9 – REPRESENTATIONS AND WARRANTIES 50

9.01 Representations and Warranties 50

9.02 Survival and Repetition of Representations and Warranties 58

Article 10 – COVENANTS 58

10.01 Positive Covenants 58

10.02 Financial Covenants 66

10.03 Reporting Requirements 67

10.04 Negative Covenants 68

10.05 SmartStop Transaction 71

10.06 Permitted Sale 73

10.07 Debt Service Reserve Account 74

Article 11 – events of DEFAULT 75

11.01 Events of Default 75

11.02 Acceleration and Enforcement 77

11.03 Remedies Cumulative 78

11.04 Perform Obligations 79

11.05 Third Parties 79

11.06 Application of Payments 79

11.07 Cure Rights. 80

Article 12 – guarantee 81

12.01 Guarantees and Indemnity 81

12.02 Obligations Absolute 82

12.03 No Release 83

12.04 No Exhaustion of Remedies 84

12.05 Prima Facie Evidence 84

12.06 Guarantors’ Rights 84

- iii -

12.07 Continuing Guarantee 84

12.08 Waivers by Guarantors 84

12.09 Demand 84

12.10 Interest 85

12.11 Parent Guarantor Limitation 85

12.12 Limited Recourse Guarantor Limitation 85

Article 13 – THE AGENT AND THE LENDERS 85

13.01 Appointment and Authority 85

13.02 Exculpatory Provisions 85

13.03 Reliance by Agent 86

13.04 Indemnification of Agent 87

13.05 Delegation of Duties 87

13.06 Replacement of Agent 87

13.07 Non Reliance on Agent and Other Lenders 88

13.08 Agent’s Clawback 89

13.09 Payments by the Borrowers 89

13.10 Payments by Agent 90

13.11 Administration of the Credits 91

13.12 Defaulting Lenders 93

13.13 Sharing of Payments by the Lenders 94

13.14 Rights of Agent 95

13.15 Representations, Acknowledgements and Covenants of Lenders 96

13.16 Collective Action of the Lenders 96

13.17 No Other Duties 97

13.18 Erroneous Payments 97

13.19 Provisions Operative Between Lenders and Agent Only 98

Article 14 – change in circumstances and indemnities 99

14.01 Increased Costs 99

14.02 Taxes 100

14.03 Illegality 101

Article 15 – RIGHT OF SETOFF 102

15.01 Right of Setoff 102

Article 16 – NOTICES: EFFECTIVENESS; ELECTRONIC COMMUNICATION 103

16.01 Notices, etc. 103

Article 17 – EXPENSES; INDEMNITY: DAMAGE WAIVER 105

17.01 Expenses; Indemnity: Damage Waiver 105

- iv -

Article 18 – SUCCESSORS AND ASSIGNS 107

18.01 Successors and Assigns 107

18.02 Assignment by Lender 107

18.03 Register 109

18.04 Participations 109

18.05 Certain Pledges 110

Article 19 – amendments and waivers 110

19.01 Amendments and Waivers 110

Article 20 – GOVERNING LAW; JURISDICTION; ETC. 110

20.01 Governing Law; Jurisdiction; Etc. 110

20.02 Judgment Currency. 111

Article 21 – WAIVER OF JURY TRIAL 111

21.01 Waiver of Jury Trial 111

Article 22 – COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION 112

22.01 Counterparts; Integration; Effectiveness; Electronic Execution 112

Article 23 – TREATMENT OF CERTAIN INFORMATION: CONFIDENTIALITY 112

23.01 Treatment of Certain Information: Confidentiality 112

Article 24 – language 114

24.01 Language 114

Article 25 – Nature of Obligations, Recourse and direction 114

25.01 Nature of Obligations under this Agreement and Recourse 114

CREDIT AGREEMENT

THIS AGREEMENT is made as of June 15, 2023

BETWEEN

SST VI 19 ESANDAR DR, LLC,
SST VI 19 ESANDAR DR, ULC,
SST VI 1230 LAKESHORE RD E, LLC,
SST VI 1230 LAKESHORE RD E, ULC,
SST VI 1770 APPLEBY LINE, LLC,
SST VI 1770 APPLEBY LINE, ULC,
SST VI 2068 S SHERIDAN WAY, LLC,
SST VI 2068 S SHERIDAN WAY, ULC,
SST VI 24-60 SANFORD AVE N, LLC,
SST VI 24-60 SANFORD AVE N, ULC,
SST VI 411 CITYVIEW BLVD, LLC, and
SST VI 411 CITYVIEW BLVD, ULC
as Borrowers

- and -

STRATEGIC STORAGE TRUST VI, INC.
as Parent Guarantor

- and -

SST6 CANADA ACQUISITIONS, LLC
as Limited Recourse Guarantor

- and -

NATIONAL BANK OF CANADA,
as Agent

- and -

EACH FINANCIAL INSTITUTIONS
from time to time party to this Agreement
as Lenders

WHEREAS the Borrowers have requested the Credit Facility and the Lenders have agreed to provide the Credit Facility to the Borrowers for the purposes set out in Section 2.02 and upon and subject to the terms and conditions set out in this Agreement;

AND WHEREAS it is a condition of providing the Credit Facility that each of the Parent Guarantor and the Limited Recourse Guarantor guarantee the Obligations of the Borrowers on the terms and conditions herein set forth;

AND WHEREAS each of the Parent Guarantor and the Limited Recourse Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the Loan Documents and each of the Credit Parties acknowledges that they are jointly and severally liable for the Obligations; and

AND WHEREAS the Lenders confirm and acknowledge that the Nominees hold legal title to the Secured Properties, for the benefit and on behalf of the Beneficial Owners, and that the Credit Facility has been established in accordance with the provisions of this Agreement, for the sole use and benefit of the Beneficial Owners.

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties agree as follows:

Article 1
– INTERPRETATION
1.01
Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith:

“Acceptable Appraisal” means, with respect to any Secured Property, a “market value” appraisal of such Secured Property prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Institute of Canada and conducted in accordance with the standards of the Appraisal Institute of Canada by an Independent Appraiser, which is approved by the Agent in form, substance and which is addressed to the Agent.

“Acquisition” means, with respect to any Person, any purchase or other acquisition, regardless of how accomplished or effected (including any such purchase or other acquisition effected by way of amalgamation, merger, arrangement, business combination or other form of corporate reorganization or by way of purchase, lease or other acquisition arrangements), of (a) any other Person (including any purchase or acquisition of such number of the issued and outstanding securities of, or such portion of an Equity Interest in, such other Person) such that such other Person becomes a Subsidiary of the purchaser or of any of its Affiliates, (b) all or substantially all of the assets of any other Person, or (c) all or any material portion of all of any division, business, or operation or undertaking of any other Person as a going concern.

“Additional Compensation” has the meaning set out in Section 14.01(3).

“Adjusted Net Operating Income” means, with respect to any real property for a given period, the sum of the following (without duplication but as adjusted pursuant to the provisions of the definition of Calculation Period): (a) rents and other revenues received in the ordinary course from the leasing or operating of such property (including proceeds of rent loss insurance but excluding prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) determined in accordance with GAAP, minus (b) all expenses paid or accrued by the relevant owner related to the ownership, operation or maintenance of such property, including but not limited to realty taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses and on site marketing expenses, but in any event excluding amortization and depreciation and general administrative expenses of the relevant owner, determined in accordance with GAAP, minus (c) non-recoverable expenses. For certainty, paragraphs (b) and (c) of this definition of Adjusted Net Operating Income shall exclude any extraordinary or non-recurring expenses, any asset management fees, any payments on account of interest, fees and amortization of principal in respect of any Indebtedness, income tax expense and cash reserves.

“Advance” means an advance of funds made hereunder to any Borrower by the Lenders by way of a Loan.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control With the Person specified.

“Agent” means National Bank of Canada, in its capacity as administrative agent, and its successors and assigns.

“Agent’s Office” means the branch of the Agent located at 130 King Street West, Suite 3200, Toronto, ON M5X 1J9, or such other office that the Agent may from time to time designate by notice to the Borrowers and the Lenders.

“Aggregate Hedge Exposure” means, at any time, the negative net marked to market amount, if any, that would be carried in the accounts of the Borrowers on a Consolidated basis at such time with respect to Qualifying Hedge Arrangements as a liability.

“Agreement” means this credit agreement, including its recitals and schedules, as refinanced, amended, restated, supplemented and otherwise modified from time to time.

“AML Laws” has the meaning set out in Section 9.01(37)(a).

“Annualized Basis” means, for purposes of computing or determining the Modified Total Property Debt Service Coverage Ratio for any measurement period, the calculation with respect to which shall be derived with reference to the period commencing on the Closing Date until the last day of such measurement period, each of the components described in the definition of “Modified Total Property Debt Service Coverage Ratio” (other than clause (a)(ii) thereof) (collectively, the “Specified Components”) for such period being deemed to be the product of (i) the actual amount of such component for such measurement period, divided by the number of calendar days in such measurement period, multiplied by (ii) 365.

“Anti-Corruption Laws” has the meaning set out in Section 9.01(37)(d).

“Applicable Canadian Pension Laws” means any law (statutory or common), rule, regulation, guideline, directive, order or notice of any Canadian federal or provincial (or other political subdivision thereof) Governmental Authority or any entity exercising executive, legislative, quasi-judicial, regulatory or administrative functions pertaining to, having jurisdiction over or affecting any Canadian Pension Plan or Canadian Plan in each case to the extent having the force of law.

“Applicable Law” means, at any time, in respect of any Person, property, transaction, event or other matter, as applicable, all then current laws, rules, statutes, regulations, treaties, orders, judgments and decrees and all official directives, rules, guidelines, orders, policies, decisions and other requirements of any Governmental Authority (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matters and shall also include any interpretation of the Law, or any part of the Law, by any person having jurisdiction over it or charged with its administration or interpretation.

“Applicable Margin” means on any date for any period, the percentage rate per annum determined in accordance with the applicable table below:

Prime Rate Margin	BA Stamping Fee Rate
1.60	2.60

“Applicable Market Capitalization Rate” means, for each relevant property, the proposed capitalization rate by the Parent Guarantor for such property (and the Parent Guarantor shall provide evidence in support thereof) for review and consideration by the Lenders, in their discretion.

“Appraised Market Value” means, with respect to any Secured Property, the appraised value of such Secured Property as set forth in the most recent applicable Acceptable Appraisal.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee and accepted by the Agent, in substantially the form of Schedule or any other form approved by the Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of a Contract Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“BA Cessation Effective Date” has the meaning ascribed thereto in Section 2.09(7).

“BA Cessation Notice” has the meaning ascribed thereto in Section 2.09(7).

“BA Discount Proceeds” means, with respect to a particular Bankers’ Acceptance or BA Equivalent Note, the following amount:

(1)	x BA
1 + (DR*(IP/365))

Where:

(a)
BA = the face amount of the Bankers’ Acceptance or BA Equivalent Note;
(b)
DR = the BA Discount Rate applicable to such Bankers’ Acceptance or BA Equivalent Note expressed as a decimal; and
(c)
IP = the applicable Interest Period in days,

with the amount as so determined being rounded up or down to the fifth decimal place and 0.000005 being rounded up.

“BA Discount Rate” means, in respect of Bankers’ Acceptances or BA Equivalent Notes to be purchased pursuant to Article 5, CDOR.

“BA Equivalent Note” has the meaning set out in Section 5.01(1).

“BA Lender” means any Lender that is a bank chartered under the Bank Act (Canada) and that has not notified the Agent in writing that it is unwilling or unable to accept Drafts as provided for in Article 5.

“BA Stamping Fee” means the amount calculated by multiplying the face amount of a Bankers’ Acceptance or a BA Equivalent Note by the BA Stamping Fee Rate and then multiplying the result by a fraction, the numerator of which is the number of days to elapse from and including the date of acceptance of such Bankers’ Acceptance or purchase of such BA Equivalent Note by a Lender up to but excluding the maturity date of such Bankers’ Acceptance, and the denominator of which is the number of days in the calendar year in question.

“BA Stamping Fee Rate” means, with respect to a Bankers’ Acceptance or a BA Equivalent Note, the applicable percentage rate per annum indicated below the reference to “BA Stamping Fee Rate” in the definition of “Applicable Margin”.

“Bankers’ Acceptance” means a depository bill, as defined in the Depository Bills and Notes Act (Canada), in Canadian Dollars that is in the form of a Draft signed by a Borrower and accepted by a BA Lender as contemplated under Article 5, or for Lenders not participating in clearing services as contemplated in that Act, a draft or other bill of exchange in Canadian Dollars that is signed on behalf of a Borrower and accepted by a Lender.

“Benchmark” means, initially, CDOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 2.09, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(a)
for purposes of Section 2.09(1), the first alternative set forth below that can be determined by the Agent:
(i)
the sum of: (1) Term CORRA, and (2) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration; or
(ii)
the sum of: (1) Daily Compounded CORRA, and (2) 0.29547% (29.547 basis points) for an Available Tenor of one-month’s duration, and 0.32138% (32.138 basis points) for an Available Tenor of three-months’ duration; and
(b)
for purposes of Section 2.09(2), the sum of (i) the alternate benchmark rate, and (ii) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Agent and the Borrowers as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for Canadian Dollar-denominated syndicated credit facilities at such time, provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Relevant Floor, the Benchmark Replacement will be deemed to be the Relevant Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Prime Rate,” the definition of “Business Day,” the definition of “Contract Period,” the definition of “Bankers’ Acceptance”, the definition of “BA Equivalent Advance,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters, including with respect to the obligation of the Agent and the Lenders to create, maintain or issue Bankers’ Acceptance) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Without limiting the foregoing, Benchmark Replacement Conforming Changes made in connection with the replacement of CDOR with a Benchmark Replacement may include the implementation of mechanics for borrowing loans that bear interest by reference to the Benchmark Replacement, to replace the creation or purchase of drafts or Bankers’ Acceptances.

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than CDOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Beneficial Owners” means, collectively, (a) SST VI 19 Esandar Dr, LLC, (b) SST VI 1230 Lakeshore Rd E, LLC, (c) SST VI 1770 Appleby Line, LLC, (d) SST VI 2068 S Sheridan Way, LLC, (d) SST VI 24-60 Sanford Ave N, LLC, and (e) SST VI 411 Cityview Blvd, LLC, and their respective successors and assigns permitted by this Agreement, and “Beneficial Owner” means any one of them.

“Borrowers” means collectively, the Nominees and the Beneficial Owners, and their respective successors and assigns permitted by this Agreement, and “Borrower” means any one of them.

“Borrowers’ Counsel” means Norton Rose Fulbright Canada LLP, or such other firm of legal counsel as the Borrowers may from time to time designate and that is acceptable to the Agent, acting reasonably.

“Business Day” means a day on which chartered banks are open for over-the-counter business in the Province of Ontario and the Province of Québec and excludes Saturday, Sunday and any other day which is a statutory holiday in the Province of Ontario or the Province of Québec.

“Calculation Period” means the trailing twelve month period, provided that for the purposes of such calculations, in respect of any Secured Property, historical calculations for the period prior to the acquisition thereof by the Borrowers until such time as twelve months have elapsed since the acquisition date thereof (such calculation to be acceptable to the Lenders, acting reasonably), after which, the Calculation Period as of any time shall be deemed to be the trailing twelve month period.

“Canadian Dollars”, “Cdn. Dollar” and “$” mean the lawful money of Canada.

“Canadian Pension Plan” means each and every registered pension plan established under Canadian federal or provincial law and sponsored, maintained or contributed to, by or on behalf of the Credit Parties for the benefit of any of their respective employees.

“Canadian Plan” shall mean any employee benefit plan (other than a Canadian Pension Plan) established or maintained by, or on behalf of the Credit Parties for the benefit of any of their respective employees.

“Capital Expenditures” means any capital expenditure made by a Borrower for the construction, maintenance, repair, replacement, addition, alteration or refurbishment of any Secured Property.

“Capital Lease Obligation” of any Person means the obligation of such Person, as lessee, to pay rent or other payment amounts under a lease of real or personal property which is required to be classified and accounted for as a capital lease or a liability on a Consolidated balance sheet of such Person in accordance with GAAP.

“CDOR” means, for any day and relative to Bankers’ Acceptances or BA Equivalent Notes having any specified term and face amount, the average of the annual rates for Bankers’ Acceptances having such specified term and face amount (or a term and face amount as closely as possible comparable to such specified term and face amount) of the banks named in Schedule I of the Bank Act (Canada) that appears on the Refinitiv Canadian Dollar Offered Rate (CDOR) Page as of 10:20 a.m. on such day (or, if such day is not a Business Day, as of 10:20 a.m. (Toronto time) on the preceding Business Day), provided that if such rate does not appear on the Refinitiv Canadian Dollar Offered Rate (CDOR) Page at such time on such date, CDOR for such date will be the annual discount rate of interest as of 10:20 a.m. (Toronto time) on such date at which the Agent is then offering to purchase bankers’ acceptances accepted by it having a comparable aggregate face amount and identical maturity date to the aggregate face amount and maturity date of such Bankers’ Acceptances or BA Equivalent Notes, as the case may be; provided that if CDOR as otherwise determined in accordance with this definition is less than the Relevant Floor, it shall be deemed to be the Relevant Floor.

“Change in Laws” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Applicable Laws, (b) any change in any Applicable Laws or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any Applicable Laws by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or Canada, the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Laws”, regardless of the date enacted, adopted or issued.

“Claims” means, in respect of any event, circumstance, matter or thing, all actions, proceedings, losses, damages, liabilities, taxes, claims, demands, judgments, rights (including set-off), remedies, costs and expenses of any nature or kind, including legal fees and disbursements on a full indemnity basis, and “Claim” means any one of them.

“Closing Date” means June 15, 2023.

“Closing Date Acquisitions” means the acquisitions by the Beneficial Owners of the Secured Properties pursuant to the terms of the Purchase Agreement.

“Collateral” means all Secured Properties and all real and personal property (and the revenues, insurance proceeds, issues, profits, proceeds and products of the foregoing) which are subject, or are intended or required to become subject, to the security or Encumbrance granted under any of the Loan Documents.

“Commitment” means, in respect of each Lender, the amount specified with respect to such Lender in Schedule A (which will be amended and distributed to all parties by the Agent from time to time as other persons become Lenders), being the sum of the maximum aggregate amount of Loans that such Lender is obliged to make, as such amount may be reduced from time to time by such Lender’s Proportionate Share of the amount of any permanent repayments, reductions or prepayments required or made hereunder. For greater certainty, the aggregate amount of the Commitments of the Lenders shall not exceed an amount equal to 60% of the lesser of (a) the aggregate purchase price payable by the Borrowers for the Acquisitions, and (b) the aggregate market value of the Secured Properties as set out in the Acceptable Appraisals.

“Compliance Certificate” means the certificate required pursuant to Section 10.03(3), which for the Borrowers shall be substantially in the form attached as Schedule B, signed by any one of the Chief Executive Officer or the Chief Financial Officer of the Borrowers, or such other senior financial officer of the Borrowers approved by the Agent, and which for the Parent Guarantor, shall be substantially in the form attached as Schedule B-1, signed by any one of the Chief Executive Officer or the Chief Financial Officer of the Parent Guarantor, or such other senior financial officer of the Parent Guarantor approved by the Agent.

“Consolidated” means consolidated financial calculations of the relevant Person and its Subsidiaries in accordance with GAAP.

“Consolidated Indebtedness” means, with respect to the Parent Guarantor, as at any date, the Indebtedness (without duplication), calculated on a Consolidated basis, as at such date determined in accordance with GAAP.

“Construction Lien Legislation” has the meaning ascribed thereto in Section 10.01(21).

“Contingent Obligation” means, with respect to any Person, any obligation, whether secured or unsecured, of such Person guaranteeing or indemnifying, or in effect guaranteeing or indemnifying, any indebtedness, leases, dividends, letters of credit or other monetary obligations (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person as an account party in respect of a letter of credit or letter of guarantee issued to assure payment by the primary obligor of any such primary obligation and any obligations of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect of such primary obligation; provided, however, that the term Contingent Obligation does not include endorsements of instruments for deposit or collection in the ordinary course of business.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power,

by contract or otherwise. “Controlled By”, “Controls” and “Under Common Control With” have meanings correlative thereto.

“Conversion” means a conversion of one type of Loan into another type of Loan pursuant to Section 2.05.

“Conversion Date” means the Business Day specified by the Borrowers in a Conversion Notice as being the date on which the Borrowers have elected to convert one type of Loan into another type of Loan.

“Conversion Notice” means a Notice, substantially in the form set out in Schedule C, to be given to the Agent by the Borrowers pursuant to Section 2.05.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Credit Facility” has the meaning set out in Section 2.01.

“Credit Parties” means, collectively, (a) the Borrowers, (b) the Parent Guarantor, and (c) the Limited Recourse Guarantor, and their respective successors and assigns permitted by this Agreement, and “Credit Party” means any one of them. For the purposes of Article 9, Article 10, Article 11 and Article 14 of this Agreement, reference to “Credit Party” or “Credit Parties” therein shall include each general partner of such Credit Parties, if any.

“Cure Right” has the meaning ascribed thereto pursuant to Section 11.07(1)(a) and Section 11.07(2), as applicable.

“Daily Compounded CORRA” means, for any day, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Transition Event with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.

“Debt Service Reserve Account” has the meaning ascribed thereto in Section 10.07(1).

“Debtor Relief Laws” means the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy Code of the United States of America and any similar federal, provincial, territorial, state or foreign law (including all liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar laws of any applicable jurisdictions and affecting the rights of creditors generally) for the relief of debtors, and includes, with respect to any Lender, the Bank Act (Canada).

“Default” means any event or condition, the occurrence of which would, with the lapse of time or giving of notice, or both, becomes an Event of Default.

“Defaulting Lender” means, subject to Section 13.12(2), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days after the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, will be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days after the date when due, (b) has notified the Borrowers or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, will be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrowers, to confirm in writing to the Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including any provincial or federal regulatory authority acting in such a capacity; provided that a Lender will not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 13.12(2)) upon delivery of written notice of such determination to the Borrowers and each Lender.

“discretion” means the discretion of the Agent or the Lenders (or any group of Lenders), as applicable, acting reasonably.

Disposition” means, with respect to a Person, any sale, assignment, transfer, conveyance, lease, licence or other disposition of any nature or kind whatsoever of any property, asset or of any right, title or interest in or to any property or asset, and the verb “Dispose” has a corresponding meaning.

“Distribution” means (a) any payment, declaration of dividend or other distribution, whether in cash or property to any holder of Equity Interests of any class of any of the Credit Parties, (b) any repurchase, redemption, retraction or other retirement or purchase for cancellation of Equity Interests of any Credit Party or of any options, warrants or other rights to acquire any of such Equity Interests, (c) any issuance of Equity Interests of a Credit Party pursuant to a distribution re-investment plan, (d) the payment by any Credit Party of any royalty, consulting fee, management fee, bonus or other fee to any Credit Party, any Affiliate of any Credit Party or to any director, officer or other management personnel, (e) making of any payment on account of any fees, principal, interest or otherwise on any subordinated debt (including the Intercompany Indebtedness) to any Affiliates, or (f) making of any payment on account of any fees and re-imbursements relating to any advisory agreements or property management agreements entered into by a Credit Party.

“Draft” has the meaning set out in Section 5.01(1).

“Drawdown” means:

(d)
the advance of a Prime Rate Loan; and/or
(e)
the issue of one or more Bankers’ Acceptances and BA Equivalent Notes.

“Drawdown Date” means the date on which the Drawdown is made by the Borrowers pursuant to the provisions hereof, which, for greater certainty, shall be June 16, 2023.

“Drawdown Notice” means a notice, substantially in the form set out in Schedule D, to be given to the Agent by the Borrowers pursuant to Section 2.05.

“Eligible Assignee” means any Person (other than a natural person, any Credit Party or any Affiliate of a Credit Party), in respect of which any consent that is required by Section 18.02 has been obtained.

“Encumbrance” means, with respect to any Person, any mortgage, debenture, pledge, hypothec, lien, charge, lease, sublease, easement, preference, priority, assignment by way of security, hypothecation or security interest granted or permitted by such Person or arising by operation of law, in respect of any of such Person’s property or assets, or any consignment by way of security or Capital Lease Obligations by such Person as consignee or lessee, as the case may be, or any other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or other obligation, including title reservations, limitations, provisos or conditions, and “Encumbrances”, “Encumbrancer”, “Encumber” and “Encumbered” have corresponding meanings.

“Environmental Law” means any Applicable Law in the jurisdiction where any Secured Property is located relating to the natural environment including those pertaining to:

(f)
reporting, licensing, permitting, investigating, remediating and cleaning up in connection with any presence or Release, or the threat of the same, of Hazardous Substances, and
(g)
the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling and the like of Hazardous Substances, including those pertaining to occupational health and safety.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock, membership interests, limited liability company interests, equity units or other form of equity interest of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock, membership interests, limited liability company interests, equity units or other form of equity interest of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock, membership interests, limited liability company interests, equity units or other form of equity interest of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares, membership interests, limited liability company interests, equity units or other form of equity interest (or such other interests), and all of the other ownership or profit interests in such Person (including partnership interests therein, trust interests therein, member interests therein, member status, economic rights, control rights, rights to information, rights to review of books and records, and rights to compel dissolution), whether voting or nonvoting, and whether or not such shares, membership interests, limited liability company interests, equity units, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning set out in Section 11.01.

“Excluded Taxes” means (a) taxes imposed on or measured by its net income, capital gains, or capital, and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch tax, branch profits tax or any similar tax imposed by any jurisdiction, or (c) any taxes imposed under FATCA.

“Fair Market Value” means, at a specified date, the aggregate amount of the fair market values of all real properties 100% owned or leased by the Parent Guarantor, as tenant, under long term ground leases (directly or indirectly), being determined on a property by property basis based on Adjusted Net Operating Income for the most recently completed Calculation Period for each such property divided by the percentage of the Applicable Market Capitalization Rate plus the total book value of all other real property assets of the Parent Guarantor plus accumulated amortization and depreciation of such other assets, on a Consolidated basis, as shown on the Consolidated financial statements of the Parent Guarantor prepared in accordance with GAAP, such calculations to be satisfactory to the Lenders, in their discretion.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof.

“Fee Letters” means, collectively, (a) the agency fee letter, dated as of the Closing Date, between the Borrowers and NBC, (b) one or more arrangement fee letters, each dated as of the Closing Date, between the Borrowers, NBC and/or certain of the other Lenders, (c) the upfront fee letter, dated as of the Closing Date, between the Borrowers and the Agent, and (d) such other fee letters entered into between any Credit Party and the Agent or any Lender from time to time.

“Financial Assistance” means, without duplication and with respect to any Person, all loans granted by that Person and guarantees or Contingent Obligations incurred by that Person for the purpose of or having the effect of providing financial assistance to another Person or Persons, including letters of guarantee, letters of credit, legally binding comfort letters or indemnities issued in connection therewith, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery thereof and obligations to make advances or otherwise provide financial assistance to any other Person.

“Fiscal Quarter” means each successive three-month period of each Credit Party’s and the Secured Property’s Fiscal Year ending on or about March 31, June 30, September 30 and December 31.

“Fiscal Year” means, in respect of each Credit Party and each Secured Property, the twelve month period ending on or about the last day of December in any year.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means those generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of Canada, the United States or any other nation, or of any political subdivision thereof, whether state, provincial, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including a Minister of the Crown, Superintendent of Financial Institutions or other comparable authority or agency.

“Hazardous Substance” means any substance or material that is prohibited, controlled or regulated by any Governmental Authority pursuant to Environmental Laws, including pollutants, contaminants, dangerous goods or substances, toxic or hazardous substances or materials, wastes (including solid non-hazardous wastes and subject wastes), petroleum and its derivatives and by‑products and other hydrocarbons, all as defined in or pursuant to any Environmental Law.

“Hedge Arrangement” means, with respect to any Person, any arrangement or transaction between such Person and any other Person that is a rate swap transaction, basis swap, forward rate transaction, commodity swap, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of such transactions or arrangements) designed to protect or mitigate against risks in interest, currency exchange or commodity price fluctuations.

“Impermissible Qualification” means relative to the financial statements (including notes thereto) of any Person or report or opinion of any independent auditor in respect thereof, any qualification or exemption to such financial statements (or notes thereto) or report or opinion thereon which is of a “going concern” or similar nature.

“Indebtedness” of any Person means (without duplication), on a Consolidated basis and in accordance with GAAP:

(h)
any obligation of such Person for money borrowed and any interest thereon, or any financial accommodation (including the amount of any money raised from the sale or securitization of any receipts or receivables) (including, for greater certainty, the full principal amount of convertible debt, notwithstanding its presentation under GAAP);
(i)
a transfer with recourse or with an obligation to repurchase, to the extent of the liability of such Person with respect thereto;
(j)
any obligation of such Person issued or assumed as the deferred purchase price of property or any obligation under conditional sale or other title retention agreements relating to property acquired by such person;
(k)
any Capital Lease Obligation of such Person;
(l)
any reimbursement obligation or other obligation in connection with a bankers’ acceptance or any similar instrument, or letter of credit or letter of guarantee issued by or for the account of such Person;
(m)
the aggregate amount at which any securities of such Person that are redeemable or retractable at the option of the holder of such shares (except where the holder is such Person) may be redeemed or retracted prior to the Maturity Date for cash or obligations constituting Indebtedness or any combination thereof;
(n)
any Contingent Obligations or any Financial Assistance;
(o)
Aggregate Hedge Exposure relating to Hedge Arrangements; and
(p)
any other obligation arising under arrangements or agreements that, in substance, provide financing to such Person and which, in accordance with GAAP, would be classified upon a balance sheet as a liability (absolute or contingent) of such Person including an obligation to accept or deliver goods or services designed to provide credit support or a take or pay arrangement, provided that, Obligations referred to in clauses (a) through (c) above exclude (A) trade accounts payable, (B) distributions payable to holders of securities, (C) accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith, (D) intangible liabilities and (E) deferred revenues, all of which will be deemed not to be Indebtedness for the purposes of this definition. In calculating the amount of any Indebtedness under (i) any securitization of any receipts or receivables, the amount shall be the discounted amount of proceeds paid in exchange for the receipts or receivables, (ii) any Capital Lease Obligations, the amount shall be the aggregate portion of all rent in the nature of principal, and (iii) any Hedge Arrangements, the amount shall be the net amount owing calculated on a mark to market basis.

“Indemnified Taxes” means Taxes, other than Excluded Taxes.

“Indemnitee” has the meaning set out in Section 17.01(2).

“Independent Appraiser” means, with respect to a Secured Property, a professional real estate appraiser who (a) is a member in good standing of the Appraisal Institute of Canada (and its successors), (b) is independent of the Borrowers and their respective Affiliates, (c) is certified and licensed in the jurisdiction in which such Secured Property is located, (d) has a minimum of five years’ experience in the subject property type and market, and (e) is approved by the Agent, acting reasonably, provided that each of the parties hereto acknowledges and agrees that Colliers International shall be deemed to be an Independent Appraiser hereunder.

“Independent Insurance Consultant” means InTech Risk Management Inc. or such other insurance consultant appointed by the Agent.

“Intellectual Property” means any and all intellectual and industrial property, whether recorded or not and regardless of form or method of recording, including all works in which copyright subsists or may subsist (such as computer software), data bases (whether or not protected by copyright), designs, documentation, manuals, specifications, industrial designs, trade secrets, confidential information, ideas, concepts, know-how, trade marks, service marks, trade names, domain names, discoveries, inventions, formulae, recipes, product formulations, processes and processing methods, technology and techniques, improvements and modifications, integrated circuit topographies and mask works.

“Intellectual Property Rights” includes all intellectual and industrial and other proprietary rights in any Intellectual Property.

“Interbank Reference Rate” means the interest rate expressed as a percentage per annum that is customarily used by the Agent when calculating interest due by it or owing to it arising from the correction of errors and other adjustments between the Agent and other Canadian chartered banks.

“Intercompany Indebtedness” means all unsecured, subordinated and postponed indebtedness, liabilities and obligations, of any nature or kind, present or future, direct or indirect, absolute or contingent, whether as primary debtor or surety, matured or not and at any time owing by each Credit Party to each other Credit Party.

“Interest Payment Date” means, with respect to each Prime Rate Loan, the first Business Day of each calendar month.

“Interest Only Period” means the period of time beginning on the Closing Date and ending on the first anniversary of the Closing Date.

“Interest Period” means:

(q)
with respect to each Prime Rate Loan, the period commencing on the Drawdown Date or Conversion Date, as the case may be, and ending on the date selected by the Borrowers for the Conversion of such Loan into another type of Loan or for the repayment of such Loan; and
(r)
with respect to each Bankers’ Acceptance, the period selected by the Borrowers hereunder, and being of one, two or three months duration, commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan.

provided that in any case the last day of each Interest Period will be also the first day of the next Interest Period and further provided that the last day of each Interest Period will be a Business Day. If the last day of an Interest Period selected by the Borrowers is not a Business Day the Borrowers will be deemed to have selected an Interest Period the last day of which is the Business Day next following the last day of the Interest Period otherwise selected unless such next following Business Day falls in the next calendar month in which event the Borrowers will be deemed to have selected an Interest Period the last day of which is the Business Day next preceding the last day of the Interest Period otherwise selected and further provided that the last Interest Period hereunder must expire on or prior to the Maturity Date.

“Investment” means any direct or indirect (a) acquisition of any shares, partnership interests, participation interests in any arrangement, options or warrants, or any indebtedness, whether or not evidenced by any bond, debenture or other written evidence of a Person, (b) an investment (including, without limitation, by way of loan) made or held by a Person, directly or indirectly, in another Person (whether such investment was made by the first-mentioned Person in such other Person or acquired from a third party), (c) acquisition, by purchase or otherwise, of all or substantially all of the business, assets or stock or other evidence of beneficial ownership of a Person, or (d) acquisition by purchase or otherwise of any real property and related personal property of a Person. Any binding commitment to make an Investment in any Person or property and assets, as well as any option of another Person to require an Investment in such Person or property and assets, shall constitute an Investment. The amount of any Investment will be the original cost of such Investment, plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a return of capital, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property other than cash, such property will be valued at its fair market value at the time of such transfer.

“ISDA Master Agreement” means the 1992 ISDA Master Agreement (Multi‑Currency ‑ Cross Border) or the ISDA 2002 Master Agreement, in each case as published by the International Swaps and Derivatives Association, Inc.

“IRC” means the Internal Revenue Code of 1986 of the United States of America.

“Judgment Conversion Date” has the meaning set out in Section 20.02(1)(b).

“Judgment Currency” has the meaning set out in Section 20.02(1).

“Leases” means any leases, subleases, agreements to lease, licences or grants of rights of occupation (including storage unit agreements) (other than an easement, servitude or a right in the nature of an easement or servitude) granted, from time to time, by any Person entitling the lessee, sublessee, licensee or grantee thereunder to use or occupy any part of any Secured Property, and “Lease” means any one of them.

“Lender BA Suspension Notice” has the meaning set out in Section 5.01(9).

“Lenders” means the Persons from time to time party to this Agreement and identified as a Lender, and “Lender” means any one of the Lenders as the context may require.

“Lenders’ Counsel” means the firm of McCarthy Tétrault LLP or such other firm of legal counsel as the Agent may from time to time designate.

“Lending Office” means, with respect to any particular Lender, the branch or office of such Lender specified in Schedule A from which such Lender makes advances and to which such Agent disburses payments received for the benefit of such Lender.

“Limited Recourse Guarantor” means SST6 Canada Acquisitions, LLC, and its successors and assigns permitted by this Agreement.

“Limited Recourse Guarantor Pledge Agreement” has the meaning set out in Section 8.01(a).

“Loan” means any extension of credit by a Lender under this Agreement, including by way of Bankers’ Acceptance or Prime Rate Loan.

“Loan Documents” means (a) this Agreement, (b) the Security, (c) the Fee Letters, (d) Qualifying Hedge Arrangements, (e) Qualifying Cash Management Arrangements and (f) all present and future agreements, documents, certificates and instruments delivered by any Credit Party to the Agent and the Lenders pursuant to or in respect of this Agreement or the Security, in each case as the same may from time to time be amended, restated, supplemented and otherwise modified, and “Loan Document” means any one of the Loan Documents.

“Material Adverse Change” means:

(s)
with respect to any Credit Party or any Secured Property, any change, event or circumstance having a material adverse effect on the:
(i)
business, assets (including the Secured Property), liabilities, operations, results of operations, condition (financial or other); or
(ii)
prospects or ability of such Credit Party to carry on its business or a significant part of its business;

which, individually or in the aggregate, would reasonably be expected to result in, or has resulted in, an impairment of the ability of such Credit Party to perform any of its Obligations;

(t)
any change, event or circumstance having an adverse effect on the legality, validity or enforceability of any of the Loan Documents which could reasonably be considered material having regard to any Loan Document, including the validity, enforceability, perfection or priority of any Encumbrance created under any of the Security which could reasonably be considered material having regard to the Security considered as a whole;
(u)
any change, event or circumstance having a material adverse effect on the ability of any Credit Party, to pay or perform any of its debts, liabilities or obligations under any of the Loan Documents, which could reasonably be considered material having regard to such Credit Party, or
(v)
any change, event or circumstance having an adverse effect on the right, entitlement or ability of the Agent or any Lender to enforce its rights or remedies under any of the Loan Documents which could reasonably be considered material.

“Material Agreements” means, with respect to a particular Credit Party, the contracts set out in Schedule F and all other contracts to which such Person is a party or by which it is bound or may hereafter become a party or be bound, which are material and which relate to the operation or ownership of the applicable Secured Property (or its business, where such agreement is designated by the Lenders, acting reasonably, as a “Material Agreement” provided the Agent has notified the Borrowers of such designation), in each case as amended, restated, supplemented and otherwise modified from time to time in accordance with the terms of this Agreement and the other Loan Documents, and “Material Agreement” means any one thereof.

“Material Licences” means all licences, permits or approvals issued by any Governmental Authority, or any applicable stock exchange or securities commission, to any Credit Party, and which are at any time on or after the date of this Agreement,

(w)
necessary or material to the business and operations of such Credit Party or to the listing of its securities, or
(x)
designated by the Lenders, in their sole discretion, as a Material Licence, provided that the Agent has notified the Borrowers of such designation.

“Maturity Date” means June 15, 2025.

“Modified Total Property Debt Service Coverage Ratio” means, for any Calculation Period, the ratio obtained by dividing: (a) the sum of (i) the aggregate Property Net Operating Income for all of the Secured Properties for such Calculation Period and (ii) the balance of the Debt Service Reserve Account as of the date of such calculation by (b) implied interest and principal payments due, or which would have been due in the absence of the Interest Only Period, in respect of all Indebtedness secured by the Borrowers’ interest in the Secured Properties, including without limitation the Loans, payable during such Calculation Period, such calculation to be satisfactory to the Lenders, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement. For the avoidance of doubt, for purposes of computing and determining the Modified Total Property Debt Service Coverage Ratio for and in respect of the first three Fiscal Quarters following the Closing Date, such computation and determination shall be made on an Annualized Basis.

“NBC” means National Bank of Canada.

“New Borrower” has the meaning set out in Section 10.05(2)(b).

“Nominees” means, collectively, (a) SST VI 19 Esandar Dr, ULC, SST VI 1230 Lakeshore Rd E, ULC, (c) SST VI 1770 Appleby Line, ULC, (d) SST VI 2068 S Sheridan Way, ULC, (e) SST VI 24-60 Sanford Ave N, ULC, and (f) SST VI 411 Cityview Blvd, ULC, and their respective successors and assigns permitted by this Agreement, and “Nominee” means any one of them.

“Nominee Agreements” means, collectively:

(y)
the nominee agreement in respect of the Secured Property located at 19 Esandar Dr., Toronto, Ontario, dated June 15, 2023, between SST VI 19 Esandar Dr, LLC and SST VI 19 Esandar Dr, ULC;
(z)
the nominee agreement in respect of the Secured Property located at 1230 Lakeshore Rd. E, Mississauga, Ontario, dated June 15, 2023, between SST VI 1230 Lakeshore Rd E, LLC and SST VI 1230 Lakeshore Rd E, ULC;
(aa)
the nominee agreement in respect of the Secured Property located at 1770 Appleby Line, Burlington, Ontario, dated June 15, 2023, between SST VI 1770 Appleby Line, LLC and SST VI 1770 Appleby Line, ULC;
(bb)
the nominee agreement in respect of the Secured Property located at 2068 S Sheridan Way, Mississauga, Ontario, dated June 15, 2023, between SST VI 2068 S Sheridan Way, LLC and SST VI 2068 S Sheridan Way, ULC;
(cc)
the nominee agreement in respect of the Secured Property located at 24-60 Sanford Ave. N, Hamilton, Ontario, dated June 15, 2023, between SST VI 24-60 Sanford Ave N, LLC and SST VI 24-60 Sanford Ave N, ULC; and
(dd)
the nominee agreement in respect of the Secured Property located at 411 Cityview Blvd, Woodbridge, Ontario, dated June 15, 2023, between SST VI 411 Cityview Blvd, LLC and SST VI 411 Cityview Blvd, ULC,

and “Nominee Agreement” means any one of them.

“Non-BA Lender” means any Lender that is not a BA Lender.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 13.11(3) and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Obligations” means all obligations of the Credit Parties to the Agent and the Lenders under or in connection with this Agreement and the other Loan Documents and the Qualifying Hedge

Arrangements and the Qualifying Cash Management Arrangements, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, and obligations of performance, at any time and howsoever arising, owing by the Credit Parties to the Agent and the Lenders in any currency or remaining unpaid by the Credit Parties to the Agent and the Lenders under or in connection with this Agreement, the other Loan Documents, the Qualifying Hedge Arrangements or the Qualifying Cash Management Arrangements or from any other dealings or proceedings by which the Agent or any Lender may be or become in any manner whatever a creditor or obligee of the Credit Parties pursuant to this Agreement, the other Loan Documents, the Qualifying Hedge Arrangements and the Qualifying Cash Management Arrangements, and wherever incurred, and whether incurred by any Credit Party alone or with another or others and whether as principal or surety, and all principal, interest, Termination Amount, fees, legal and other costs, charges and expenses relating thereto.

“Officer’s Certificate” means a certificate in writing signed by any one of the Chief Executive Officer, the President, the Chief Financial Officer, an Executive Vice-President, a Senior Vice-President, a Vice-President, an Assistant Vice-President, the Treasurer, the Secretary, an Assistant Treasurer or an Assistant Secretary or any other duly authorized signing officer of the applicable Credit Party, which certificate shall be to the such person’s knowledge, on behalf of such Credit Party, and not in his or her personal capacity.

“Opinion of Counsel” means an opinion or opinions in writing in form and subject to qualifications satisfactory to the Agent and the Lenders, acting reasonably, signed by Borrowers’ Counsel.

“Organizational Documents” means, with respect to any Person, such Person’s articles, memorandum or other charter documents, partnership agreement, joint venture agreement, limited liability company agreement, declaration of trust, trust agreement, by-laws, unanimous shareholder agreement, or any and all other similar agreements, documents and instruments pursuant to which such Person is constituted, organized or governed.

“Other Taxes” means all present or future stamp or documentary taxes or any other similar excise or property taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of this Agreement or any other Loan Document, but does not include Excluded Taxes.

“Participant” has the meaning set out in Section 18.04(1).

“Parent Guarantor” means Strategic Storage Trust VI, Inc., and its successors and assigns permitted by this Agreement.

“Pension Plan” means (a) a “pension plan” or “plan” which is a “registered pension plan” as defined in the Income Tax Act (Canada) or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and is applicable to employees resident in Canada of a Credit Party, or (b) any other pension benefit plan or similar arrangement applicable to employees of a Credit Party.

“Permitted Appleby Expansion” means a Capital Expenditure proposed to be made by SST VI 1770 Appleby Line, LLC with respect to the Secured Property located at 1770 Appleby Line,

Burlington, Ontario in accordance with a CCDC stipulated price contract between NYX Appleby Storage LP and 431794 Ontario Inc. o/a HKC Construction dated April 18, 2022 (as otherwise assigned or amended from time to time); provided that such Capital Expenditure (a) shall not, and shall not reasonably be expected to, result in a Default or a Material Adverse Change immediately prior to or after the making of such Capital Expenditure, and (b) is funded entirely with the proceeds of the equity offerings of the Borrowers.

“Permitted Distributions” means:

(ee)
all cash amounts and dividends paid by any Nominee to any Beneficial Owner;
(ff)
all cash amounts and dividends paid by the Borrowers to the holders of the Equity Interests of the Borrowers; provided that, after the Debt Service Reserve Account is closed in accordance with Section 10.07(4), the aggregate amount of such Distributions shall not exceed $7,500,000 in any Fiscal Year; and
(gg)
payments to directors, officers or other management personnel as director, executive or employment compensation, in each case in the normal course of business,

provided that in each case, no Default or Event of Default then exists, and that the making of such Distribution does not cause or will result in a Default or Event of Default.

“Permitted Encumbrances” means, the following (for greater certainty the term “property” used in this definition includes, without limitation, each Secured Property):

(hh)
privileges or liens for Taxes and/or, utilities (including levies or imposts for sewers and other municipal utility services), not yet due or, if due, the validity or amount of which is being contested at the time by the appropriate proceeding in good faith;
(ii)
unregistered, undetermined or inchoate construction or mechanic’s liens or legal hypothec, pursuant to the applicable legislation in the province in which such property is situated incidental to construction of improvements on any property or operation of any property, a claim for which shall not at the time have been registered against any Secured Property and of which notice in writing shall not at the time have been given to any Credit Party pursuant to the applicable builders, construction or mechanic’s lien legislation in the province in which such Secured Property is situated (a “Borrower Lien”) provided that no such Borrower Lien shall have priority at any time, in whole or in part, over the Security and where such notice has been given the applicable Credit Party shall have either: (i) where relevant Construction Lien Legislation permits, deposited with the Agent for the benefit of the Lenders cash or indemnity bonds in an amount satisfactory to the Agent to secure the payment of such Borrower Lien and any other amounts relating thereto (including, without limitation, security for costs as required under applicable Construction Lien Legislation), and the Lenders shall be satisfied, acting reasonably, that Loans may continue to be made and the priority of the Security relating to same shall enjoy priority over any such Borrower Lien, or (ii) posted a payment bond of such amount, or by payment into court of such amount, as is necessary to remove such Borrower Lien;
(jj)
any Encumbrance against any property for any judgment rendered or claim filed against any of the Borrowers which is being contested in good faith, provided that no such Encumbrance may be registered on title to any Secured Property at the time of a Drawdown;
(kk)
permits, reservations, covenants, servitudes, watercourse, rights of water, rights of access or user licenses, easements, rights-of-way and rights in the nature of easements (including, without in any way limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas and oil pipelines, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) in favour of any Governmental Authority or utility company in connection with the development, servicing, use or operation of a property, so long as same, in the case of any Secured Property, do not materially adversely affect the value or use of such Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects;
(ll)
permits, reservations, restrictions, covenants, servitudes, rights of access or user licenses, easements, rights-of-way and rights in the nature of easements and other similar rights and agreements in favour of any Person which do not in the aggregate materially and adversely affect the value or the use of a property for its current use, so long as same have been complied with by the Borrowers in all material respects, provided, in the case of any Secured Property, any such rights and agreements between any Credit Party and any other Credit Party or Affiliate of any Credit Party must be approved by the Lenders in their discretion;
(mm)
any encroachments, title defects or irregularities which do not in the aggregate materially and adversely affect the use or value of any property affected thereby for the use of such property as contemplated by the Borrowers, provided that, in the case of any Secured Property, the Lenders shall have consented to same, in writing, which consent shall not be unreasonably withheld, conditioned or delayed;
(nn)
any matters disclosed by any survey relating to any Secured Property delivered to the Agent (and any errors or omissions in respect of any such survey) provided survey coverage reasonably acceptable to the Lenders is included under the title insurance policy delivered to the Agent in respect of the Loans, or where no survey is delivered, any matters which would have been disclosed by an up to date survey of such Secured Property, provided such matters are fully covered by the survey coverage included in such title insurance policy;
(oo)
development agreements, subdivision agreements, site plan control agreements, servicing agreements and other similar agreements with any Governmental Authority or utility company in effect as of the Closing Date affecting the development, servicing, use or operation of a property, provided in respect of any

Secured Property, so long as same do not materially adversely affect the value or use of such Secured Property as contemplated by the Borrowers, and so long as same have been complied with by the Borrowers in all material respects;
(pp)
cost sharing, servicing, reciprocal or other similar agreements in effect as of the Closing Date which are necessary or of advantage to the use and/or operation of such property, provided, in the case of any Secured Property, so long as same do not materially adversely affect the value or use of such Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects, provided any such rights and agreements between any Credit Party and any other Credit Party or Affiliate must be approved by the Lenders, in their discretion;
(qq)
municipal zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal or other Governmental Authority, including municipal by-laws and regulations, airport zoning regulations, restrictive covenants, building schemes and other land use limitations, public or private, by-laws and regulations and other restrictions as to the use of a property, provided in the case of any Secured Property, so long as same do not materially adversely affect the value or use of such Secured Property for its current use and so long as same have been complied with by the Borrowers in all material respects provided any such rights and agreements between any Credit Party and any other Credit Party or Affiliate must be approved by the Lenders in their discretion;
(rr)
Leases of any property, and, in the case of any Secured Property, those existing as at the Closing Date and all new Leases and Lease renewals, extensions, modifications, restatements and replacements entered into subsequent to the Closing Date in compliance with the Loan Documents, and any notices, caveats or encumbrances registered in respect of the foregoing;
(ss)
Purchase Money Security Interests (as defined below), subject to the limitations set out in Section 10.04(4) below;
(tt)
any covenants limiting claims against the Crown or restricting or prohibiting access to or from lands abutting on controlled access highways;
(uu)
Encumbrances relating to bona fide debt financing relating to properties other than the Secured Properties;
(vv)
the Security;
(ww)
any Encumbrance described in Schedule J relating to any Secured Property, provided each such Encumbrance at all times qualifies as a Permitted Encumbrance described in paragraphs (a) to (m) of this definition of Permitted Encumbrance;
(xx)
any subsisting restrictions, exceptions, reservations, limitations, provisos and conditions (including, without limitation, royalties, reservation of mines, mineral rights and timber rights, access to navigable waters and similar rights) expressed in any original grants from the Crown and any statutory limitations, exceptions, reservations and qualifications to title; and
(yy)
such other Encumbrances as are agreed to in writing by the Required Lenders, in their discretion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Platform” has the meaning set out in Section 16.01(3).

“Prime Rate” means the greater of (a) the variable per annum reference rate of interest announced and adjusted by the Agent from time to time for Canadian Dollar loans in Canada, and (b) the rate of interest per annum that is equal to the sum of (i) CDOR on the particular day for one-month Bankers’ Acceptances, and (ii) 1.00% per annum; provided that if the Prime Rate as otherwise determined in accordance with this definition is less than the Relevant Floor, it shall be deemed to be the Relevant Floor.

“Prime Rate Loan” means a Loan in or a Conversion into Canadian Dollars made by the Lenders to the Borrowers with respect to which the Borrowers has specified that interest is to be calculated by reference to the Prime Rate.

“Prime Rate Margin” means, for any period, the applicable percentage rate per annum applicable to that period as set out below the heading “Prime Rate Margin” in the definition of “Applicable Margin”.

“Principal Payment Date” has the meaning set out in Section 6.01(2) or Section 6.01(3), as applicable.

“Property Manager” means Strategic Storage Property Management VI, LLC, a Delaware limited liability company, or any other manager for the Property approved by the Lenders from time to time.

“Property Net Operating Income” means, with respect to any Secured Property, determined for any period on an aggregate basis means, for any period, actual total revenue generated by such Secured Property (but excluding asset management fees and straight-line rent accruals) during such period less operating expenses incurred for such Secured Property (for greater certainty excluding depreciation and capital expenditures) for the same period.

“Proportionate Share” means in respect of each Lender from time to time, (a) with respect to the Credit Facility or a Loan, the percentage of the Credit Facility a Lender has agreed to advance to the Borrowers determined by dividing such Lender’s Commitment in respect of the Credit Facility by the aggregate of Commitments of all of the Lenders with respect to the Credit Facility, and (b) with respect to the Obligations, pro rata in accordance with the aggregate unpaid amount of the Obligations owed to such Lender, which, in the case of all Qualifying Lender Hedge Arrangements, shall mean all amounts due thereunder including, with respect to all Qualifying Lender Hedge Arrangements (whether or not governed by an ISDA Master Agreement), upon the occurrence of a Termination Event (as defined in the applicable ISDA Master Agreement).

“Purchase Agreement” means the agreement of purchase and sale between Esander Selfstorage LP, Cityview Selfstorage LP, Lakeshore Selfstorage LP, Bluebird Sanford Selfstorage LP, Bluebird Ingram Storage LP, NYX Sheridan Storage LP and NYX Appleby Storage LP, collectively as Seller, and SST II Acquisitions, LLC as Purchaser dated with effect as of April 5, 2023, as such agreement may, from time to time, be amended, modified, restated or assigned as permitted under this Agreement

“Purchase Money Security Interest” means an Encumbrance created or incurred by the Borrowers securing Indebtedness incurred to finance the acquisition of property (including the cost of installation thereof), provided that (a) such Encumbrance is created substantially simultaneously with the acquisition of such property, (b) such Encumbrance does not at any time encumber any property other than the property financed by such Indebtedness, (c) the amount of Indebtedness secured thereby is not increased subsequent to such acquisition, and (d) the principal amount of Indebtedness secured by any such Encumbrance at no time exceeds 100% of the original purchase price of such property and the cost of installation thereof, and for the purposes of this definition the term “acquisition” includes Capital Lease Obligations.

“Qualifying Cash Management Arrangements” means all agreements entered into by the Borrowers and their respective Subsidiaries with any Lender from time to time with respect to cash management arrangements which is collaterally secured by the Security, as such agreements are amended, modified, supplemented or replaced from time to time.

“Qualifying Hedge Arrangements” means a Hedge Arrangement that is entered into by any Borrower on or after the Closing Date and meets each of the following requirements:

(zz)
such Hedge Arrangement is an interest rate swap, interest rate option, forward interest rate transaction, or other transaction related to the hedging of interest rate risk in connection with the Credit Facility;
(aaa)
the counterparty under such Hedge Arrangement is at all times a Lender and such Hedge Arrangements is contained in and evidenced by an ISDA Master Agreement;
(bbb)
such Hedge Arrangement is designed to protect the Borrowers against fluctuations in interest rates;
(ccc)
such Hedge Arrangement has been entered into by the Borrowers bona fide and in good faith in the ordinary course of its business for the purpose of carrying on the same and not for speculative purposes; and
(ddd)
the aggregate amount of such Qualifying Hedge Arrangements and all other outstanding Qualifying Hedge Arrangements shall not at any time exceed a notional or face amount equal to the Commitment.

“Register” has the meaning set out in Section 18.03.

“Related Persons” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, advisors, trustees, administrators, managers and representatives of such Person and of such Person’s Affiliates and “Related Person” means any one of them.

“Release” means any release or discharge of any Hazardous Substance including any discharge, spray, injection, inoculation, abandonment, deposit, spillage, leakage, seepage, pouring, emission, emptying, throwing, dumping, placing, exhausting, escape, leaching, migration, dispersal, dispensing or disposal.

“Relevant Floor” means (a) with respect to CDOR and any Benchmark Replacement, 2.5% per annum, and (b) with respect to Prime Rate, 3.5% per annum.

“Relevant Governmental Body” means the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Jurisdiction” means, from time to time, with respect to a Person that is granting Security hereunder, any province or territory of Canada, any state of the United States of America, or any other relevant jurisdiction in which such Person has its chief executive office or chief place of business or has Collateral and, for greater certainty, includes the provinces, states and jurisdictions set out in Schedule G.

“Removal Effective Date” has the meaning set out in Section 13.06(3).

“Rents” means all revenues, receipts, income, credits, deposits, profits, royalties, rents, additional rents, recoveries, accounts receivable and other receivables of any kind and nature whatsoever arising from or relating to each of the Secured Properties or any part thereof (including all amounts payable to the Beneficial Owners under any Leases).

“Repayment Notice” means the notice substantially in the form set out in Schedule H.

“Required Lenders” means (a) if no Loans are outstanding under this Agreement, the Lenders holding at least 66 2/3% of the Commitment, and (b) if any Loans are outstanding under this Agreement, the Lenders to which an amount in aggregate equal to at least 66 2/3% of such Loans is owed, and for greater certainty, in each case, (i) will exclude in such determination all Obligations owing to a Defaulting Lender and all Obligations in respect of all Qualifying Hedge Arrangements and Qualifying Cash Management Arrangements, (ii) where there are only two Lenders hereunder, “Required Lenders” means all of such Lenders; and (iii) where there are two or more Lenders hereunder, “Required Lenders” shall include at least two Lenders.

“Requirements of Law” means, with respect to any Person, the Organizational Documents of such Person and any Applicable Law or any determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its business or property or to which such Person or any of its business or property is subject.

“Resignation Effective Date” has the meaning set out in Section 13.06(2).

“Rollover” means the acceptance of a Bankers’ Acceptance in like face amount upon the maturity of a Bankers’ Acceptance or the extension of a BA Equivalent Note for an additional Interest Period.

“Rollover Date” means the date of commencement of a new Interest Period applicable to a Bankers’ Acceptance or BA Equivalent Note that is being rolled over.

“Rollover Notice” means the notice, substantially in the form set out in Schedule I, to be given to the Agent by the Borrowers in connection with the Rollover of a Bankers’ Acceptance.

“Sanctioned Person” has the meaning set out in Section 9.01(37)(b).

“Sanctions” has the meaning set out in Section 9.01(37)(b).

“Secured Properties” means, collectively, the real properties described on Schedule E and the undertaking and personal property relating thereto which are security for the Obligations of the Borrowers hereunder and the property subject to the Security, on terms satisfactory to the Agent; and includes the lands, premises, buildings, improvements, structures, lease rights and rights of superficies and personal property and appurtenant rights relating thereto owned or leased by the Borrowers from time to time, and “Secured Property” means any one of them.

“Security” means the documents guaranteeing the Obligations or creating an Encumbrance in favour of, or any collateral held from time to time by, the Lenders or on behalf of the Lenders by the Agent, in each case securing or intended to secure repayment of the Obligations, including all security described in Article 8 and all other documents and agreements delivered from time to time as security for the payment and performance of the Obligations, and the security interests, assignments and Encumbrances constituted by the foregoing.

“Shareholders Equity” means, with respect to any Person, at any time, the shareholders’ equity, as shown on the most recent Consolidated balance sheet of the Borrowers, calculated in accordance with GAAP.

“Shares” means common shares of the Borrowers issued and outstanding from time to time.

“SmartStop REIT” means SmartStop Self Storage REIT, Inc., a Maryland corporation.

“SmartStop Transaction” has the meaning set out in Section 10.05(1).

“Spot Rate” means, in relation to the conversion of one currency into another currency, the spot rate of exchange for such conversion as quoted by the Bank of Canada at the close of business on the immediately preceding Business Day.

“Subsidiary” means, at any time, with respect to any Person, any other Person, if at such time the first mentioned Person (a) owns, directly or indirectly, securities or other ownership interests in such other Person, having ordinary voting power to elect a majority of the board of directors or persons performing similar functions for such other Person, and (b) directly or indirectly, through the operation of any agreement or otherwise, the ability to elect or cause the election of a majority of the board of directors or other persons performing similar functions for such other Person or otherwise exercise Control over the management and policies of such other Person, and in either case will include any other Person in like relationship to a Subsidiary of such first mentioned Person.

“Tangible Net Worth” shall mean, as of any date of calculation, with respect to any Person, total assets (without deduction for accumulated depreciation and accumulated amortization of lease intangibles, including accumulated depreciation and accumulated amortization of lease intangibles of non-wholly owned Subsidiaries, Affiliates and other Persons (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest) less (a) intangible assets and (b) all liabilities (including contingent and indirect liabilities), in each case, of such Person as of such date, all determined in accordance with GAAP, unless otherwise indicated in this definition. The term “intangible assets” shall include, without limitation, (x) deferred charges, and (y) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like intangibles (other than amounts related to the purchase price of a real property which are allocated to lease intangibles). The term “liabilities” shall include, without limitation, (i) Indebtedness secured by Encumbrances on property or assets of the Person with respect to which Tangible Net Worth is being computed whether or not such Person is liable for the payment thereof, (ii) deferred liabilities, and (iii) Capital Lease Obligations. Tangible Net Worth shall be calculated on a Consolidated basis in accordance with GAAP, unless otherwise indicated in this definition, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

“Tax” and “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, and including any realty taxes, duties, rates, imposts, levies, assessments and other similar charges, whether general or special, ordinary or extraordinary, or foreseen or unforeseen including municipal taxes, school taxes and local improvement charges and all related interest, penalties and fines which at any time may be levied, assessed, imposed or form an Encumbrances upon real property.

“Term CORRA” means, for the applicable corresponding tenor, the forward-looking term rate based on CORRA that has been selected or recommended by the Relevant Governmental Body, and that is published by an authorized benchmark administrator and is displayed on a screen or other information service, as identified or selected by the Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of an Interest Period determined by the Agent in its reasonable discretion in a manner substantially consistent with market practice.

“Term CORRA Notice” means the notification by the Agent to the Borrowers of the occurrence of a Term CORRA Transition Event.

“Term CORRA Transition Date” means, in the case of a Term CORRA Transition Event, the date that is set forth in the Term CORRA Notice provided to the Lenders and the Borrowers, for the replacement of the then-current Benchmark with the Benchmark Replacement described in clause 1(a) of the definition of “Benchmark Replacement”, which date shall be at least thirty (30) Business Days from the date of the Term CORRA Notice.

“Term CORRA Transition Event” means the determination by the Agent that (a) Term CORRA has been recommended for use by the Relevant Governmental Body, and is determinable for any Available Tenor, (b) the administration of Term CORRA is administratively feasible for the Agent and (c) a Benchmark Replacement, other than Term CORRA, has replaced CDOR in accordance with Section 2.09(1).

“Termination Amount” means, with respect to any Qualifying Hedge Arrangement all amounts due to a Lender party to a Qualifying Hedge Arrangement under the relevant ISDA Master Agreement related thereto as a result of a Termination Event.

“Termination Event” means any event that causes a Qualifying Hedge Arrangement to terminate prior to its maturity date.

“Total Debt to Assets Ratio” means the ratio obtained by dividing (a) Consolidated Indebtedness of the Parent Guarantor (determined on a Consolidated basis) by (b) Fair Market Value, such calculation to be satisfactory to the Lenders, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

“Total Property Debt Service Coverage Ratio” means, for any Calculation Period, the ratio obtained by dividing (a) Property Net Operating Income for such Calculation Period by (b) scheduled interest and principal payments due in respect of all Indebtedness secured by the Borrowers’ interest in the Secured Properties, including without limitation the Loans, payable during such Calculation Period, such calculation to be satisfactory to the Lenders, such calculations as of the date hereof being shown in the most recent Compliance Certificate delivered pursuant to the provision of Section 3.01(l) and Section 10.03(3) of this Agreement.

“United States Dollars” and “US$” means the lawful money of the United States of America.

1.02
Extended Meanings and References

In this Agreement words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and Governmental Authorities. The term “including” means “including without limiting the generality of the foregoing” and the term “third party” means any person other than a person who is a party to this Agreement and any of its Affiliates. Any reference herein to any action to be taken or decision to be made by the Agent or the Lenders (or the Required Lenders, as the case may be) in their “sole discretion” shall mean that such sole discretion is absolute and unfettered. The term "References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time in accordance with the terms of this Agreement and in effect at any given time. Any reference to any Person shall include its successors and permitted assigns in the capacity indicated, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities. Any reference to Requirements of Law and Applicable Laws shall include all references to such Requirements of Law and Applicable Laws as amended, supplemented or replaced. The Loan Documents are the result of negotiations between, and have been reviewed by each Credit Party, the Agent, each Lender and their respective counsel. Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favour of or against any Credit Party, the Agent or any Lender except as expressly provided under the Loan

Documents. Upon an acceleration of the Loans following the occurrence of an Event of Default pursuant to Section 11.02, any reference in this Agreement or any Loan Document to an Event of Default that has occurred and is “continuing” shall be deemed to be an Event of Default that has occurred and is continuing for all times thereafter unless otherwise agreed in writing by the Required Lenders in their discretion; and the terms “continued”, “continuation” and “discontinuation” shall have corresponding meanings.

1.03
Knowledge

Where this Agreement references “to the knowledge of”: (a) the Credit Parties, and/or (b) the Borrowers, in each case, shall mean the actual knowledge of each of H. Michael Schwartz and Matt Lopez, after due inquiry and all reasonable investigation.

1.04
Accounting Principles
(1)
Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement or any Loan Document, such determination or calculation will, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with GAAP applied on a consistent basis.
(2)
Each of the parties hereto acknowledges that the financial covenants and financial ratios contained in this Agreement have been established and agreed upon on the basis of the current accounting policies, practises and calculation methods or components thereof adopted by the Credit Parties on a Consolidated basis and made on a basis consistent with GAAP, and as reflected in the audited consolidated financial statements of the Parent Guarantor as at December 31, 2022. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Credit Party(s) or the Required Lenders shall so require, the Agent, the Lenders and the Credit Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or replacement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Credit Parties shall provide to the Agent financial statements and other documents required under this Agreement setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.05
Interest Calculations and Payments
(1)
All interest payments to be made under this Agreement will be paid without allowance or deduction for deemed re-investment or otherwise, both before and after maturity and before and after default and/or judgment, if any, until payment of the amount on which such interest is accruing, and interest will accrue on overdue interest, if any.
(2)
Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest or rate of fees “per annum” or a similar expression is used, such interest or fees will be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.
(3)
For the purposes of the Interest Act (Canada) and disclosure under such act, whenever interest to be paid under this Agreement is to be calculated on the basis of a year of 365 days or 366 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365, 366 or such other period of time, as the case may be.
(4)
Notwithstanding anything herein to the contrary, the Agent shall calculate all fees and interest according to the terms of this Agreement and any other agreement entered into between the Credit Parties and the Lenders in connection with the Credit Facility. For greater certainty all such calculations shall be without duplication of any day such that neither interest nor fees shall be calculated in respect of the same day twice.
(5)
Notwithstanding any other provisions of this Agreement or the Loan Documents, if the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under any Loan Document would otherwise contravene the provisions of section 347 of the Criminal Code (Canada), section 8 of the Interest Act (Canada) or any successor or similar legislation, or would exceed the amounts which the Lenders are legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received the Lenders shall determine the amount of any such excess and apply such excess against the Obligations and refund any further excess amount.
1.06
Permitted Encumbrances

The inclusion of reference to Permitted Encumbrances in any Loan Document is not intended to, de facto, subordinate any Encumbrance created by any of the Security to any Permitted Encumbrance.

1.07
Currency

Unless otherwise specified in this Agreement, all references to currency (without further description) are to lawful money of Canada.

1.08
Entire Agreement and Conflicts

This Agreement and the other Loan Documents constitute the whole and entire agreement between the parties hereto and cancels and supersedes any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof. In the event of a conflict between the provisions of this Agreement and the provisions of any other Loan Document, then, unless such Loan Document or an acknowledgement from the Credit Party and the Agent and/or the Lenders relative to such Loan Document expressly states that this Section 1.08 is not applicable to such Loan Document, notwithstanding anything else contained in such other Loan Document, the provisions of this Agreement will prevail and the provisions of such other Loan Document will be deemed to be amended to the extent necessary to eliminate such conflict.

1.09
Severability

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the parties.

1.10
Further Assurances

Each Credit Party will promptly cure any Default by it in the execution and delivery of this Agreement, the Loan Documents or of any of the agreements provided for hereunder to which it is a party. Each Credit Party, at its expense, will promptly execute and deliver to the Agent and the Lenders, upon request by the Lender, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or for the accomplishment of the covenants and agreements of such Credit Party hereunder or more fully to state the obligations of such Credit Party as set forth herein or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.

1.11
Schedules

The following are the Schedules attached hereto and incorporated by reference and deemed to be part hereof:

Schedule A	-	Commitments
Schedule B	-	Compliance Certificate
Schedule B-1	-	Compliance Certificate (Parent Guarantor)
Schedule C	-	Conversion Notice
Schedule D	-	Drawdown Notice
Schedule E	-	Secured Properties
Schedule F	-	Material Agreements
Schedule G	-	Relevant Jurisdictions
Schedule H	-	Repayment Notice
Schedule I	-	Rollover Notice
Schedule J	-	Specific Permitted Encumbrances
Schedule K	-	Assignment and Assumption
Schedule 9.01(14)	-	Ownership Structure
Article 2
– THE CREDIT FACILITY
2.01
Credit Facility

Subject to the terms and conditions of this Agreement, the Lenders hereby establish in favour of the Borrowers a non-revolving senior secured term credit facility in the maximum principal amount of the Commitment or such lesser amount pursuant to this Agreement (the “Credit Facility”).

2.02
Purpose of Credit Facility

Loans under the Credit Facility will only be used (a) to assist in completing the Closing Date Acquisitions and to pay fees and transaction expenses relating to the Closing Date Acquisitions, (b) to fund the Debt Service Reserve Account as required under Section 10.07(1) and (c) following the completion of the Closing Date Acquisitions, for operating expenditures relating to the Secured Properties. The Borrowers may not use the proceeds of any Loans under the Credit Facility to make a hostile take-over bid for any other Person.

2.03
Manner of Borrowing

The Borrowers may, in Canadian Dollars, make a single Drawdown on the Drawdown Date, and thereafter Conversions and Rollovers under the Credit Facility of Prime Rate Loans, Bankers’ Acceptances and BA Equivalent Notes. Any amounts not borrowed by the Borrowers under the Credit Facility on the Drawdown Date will be permanently cancelled and may not be borrowed by the Borrowers.

2.04
Non-Revolving Nature of Credit Facility

The Credit Facility is non-revolving and amounts repaid may not be re-borrowed.

2.05
Drawdowns, Conversions and Rollovers
(1)
Subject to the provisions of this Agreement, the Borrowers may, in Canadian Dollars, make a single Drawdown on the Drawdown Date, and thereafter, Conversions and Rollovers of Prime Rate Loans, Bankers’ Acceptances and BA Equivalent Notes.
(2)
The Borrowers must give the Agent a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, at the times and stipulating the information specified below:
(a)
for a Prime Rate Loan, before 10:00 am (Toronto Time) on the Business Day before the Drawdown Date or Conversion Date, as the case may be; and
(b)
for a Bankers’ Acceptance, before 10:00 am (Toronto time) on the second Business Day before the Drawdown Date, Conversion Date or Rollover Date, as the case may be.

If the Borrowers fail to deliver a Conversion Notice or Rollover Notice to the Agent as set out above in respect of Bankers’ Acceptance prior to such Loan’s applicable maturity date, the Agent shall effect a Conversion of any maturing Bankers’ Acceptance into a Prime Rate Loan. The Borrower’s right to make a Drawdown under the Credit Facility shall be subject to the satisfaction of the conditions in Section 3.01. A Drawdown Date, Conversion Date and Rollover Date must be a Business Day and each Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, must be delivered to the Agent on a Business Day.

(3)
Each Drawdown, Conversion or Rollover must:
(a)
in the case of Prime Rate Loans, be in a minimum principal amount of $500,000 and increments of $100,000; and
(b)
in the case of Bankers’ Acceptances, be in a minimum face amount of $1,000,000 and increments of $100,000.
2.06
Agent’s and Lenders’ Obligations with Respect to Loans
(1)
Upon receipt of a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, the Agent will forthwith notify the Lenders of the proposed Drawdown Date, Conversion Date or Rollover Date, as the case may be, of each Lender’s Proportionate Share of such Loan and, if applicable, the account of the Agent to which each Lender’s Proportionate Share is to be credited.
(2)
Each Lender will, prior to 11:00 a.m. (Toronto time) on the Drawdown Date, Conversion Date or Rollover Date, as the case may be, specified by the Borrowers in a Drawdown Notice, Conversion Notice or Rollover Notice, as the case may be, credit the Agent’s account specified in the Agent’s notice given under Section 2.06(1) with such Lender’s Proportionate Share of any Loan to be advanced thereunder and by 11:00 a.m. (Toronto time) on the same date the Agent will advance to the Borrowers the full amount of the amounts so credited.
(3)
The proceeds of the Drawdown shall, subject to Article 3, be advanced by the Agent to the applicable Beneficial Owners by bank transfer to the credit of the accounts designated in the Drawdown Notice for the Drawdown.
2.07
Irrevocability

Each Drawdown Notice, Conversion Notice and Rollover Notice given by the Borrowers hereunder is irrevocable and will oblige the Borrowers to take the action contemplated on the date specified therein.

2.08
Account of Record

The Agent will open and maintain books of account evidencing all Loans and all other amounts owing by the Borrowers to the Lenders hereunder. The Agent will enter in the foregoing accounts details of all amounts from time to time owing, paid or repaid by the Borrowers hereunder. The information entered in the foregoing accounts will constitute prima facie evidence of the obligations of the Borrowers to the Lenders hereunder with respect to all Loans and all other amounts owing by the Borrowers to the Lenders hereunder. After a request by the Borrowers, the Agent will promptly advise the Borrowers of such entries made in the Agent’s books of account.

2.09
Benchmark Replacement Setting

Notwithstanding anything to the contrary herein or in any other Loan Document (and any Qualifying Hedge Arrangements shall be deemed not to be a “Loan Document” for purposes of this Section 2.09):

(1)
Replacing CDOR Rate. On May 16, 2022 Refinitiv Benchmark Services (UK) Limited (“RBSL”), the administrator of CDOR, announced in a public statement that the calculation and publication of all tenors of CDOR will permanently cease immediately following a final publication on Friday, June 28, 2024. On the date that all Available Tenors of CDOR have either permanently or indefinitely ceased to be provided by RBSL (the “CDOR Cessation Date”), if the then-current Benchmark is CDOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on a monthly basis.
(2)
Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the administrator or the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a Loan to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Prime Rate Loan. During the period referenced in the foregoing sentence, the component of the Prime Rate Loan based upon the Benchmark will not be used in any determination of the Prime Rate.
(3)
Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(4)
Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrowers and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) any occurrence of a Term CORRA Transition Event, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) by delivering a BA Cessation Notice pursuant to Section 2.09(7), its intention to terminate the obligation of the Lenders to make or maintain Bankers’ Acceptances. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
(5)
Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), if the then-current Benchmark is a term rate (including Term CORRA or CDOR), then (i) the Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings, and (ii) the Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.
(6)
Secondary Term CORRA Conversion. Notwithstanding anything to the contrary herein or in any Loan Document and subject to the proviso below in this clause, if a Term CORRA Transition Event and its related Term CORRA Transition Date have occurred, then on and after such Term CORRA Transition Date (i) the Benchmark Replacement described in clause (a)(i) of the definition of “Benchmark Replacement” will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; and (ii) each Loan outstanding on the Term CORRA Transition Date bearing interest based on the then-current Benchmark shall convert, at the start of the next interest payment period, into a Loan bearing interest at the Benchmark Replacement described in clause (a)(i) of the definition of “Benchmark Replacement” having a tenor approximately the same length as the interest payment period applicable to such Loan immediately prior to the conversion or such other Available Tenor as may be selected by the Borrowers and agreed by the Agent; provided that, this Section 2.09(6) shall not be effective unless the Agent has delivered to the Lenders and the Borrowers a Term CORRA Notice and so long as the Agent has not received, by 5.00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the Term CORRA Notice, written notice of objection to such conversion to Term CORRA from Lenders comprising the Required Lenders or the Borrowers.
(7)
B/A Borrowings. The Agent shall have the option to, effective as of the date set out in the BA Cessation Notice, which shall be a date on or after the CDOR Cessation Date (the “BA Cessation Effective Date”), terminate the obligation of the Lenders to make or maintain Bankers’ Acceptances, provided that the Agent shall give notice to the Borrowers and the Lenders at least thirty (30) Business Days prior to the BA Cessation Effective Date (“BA Cessation Notice”). If the BA Cessation Notice is provided, then as of the BA Cessation Effective Date, so long as the Agent has not received, by 5:00 p.m. (Toronto time) on the fifth (5th) Business Day after the date of the BA Cessation Notice, written notice of objection to the termination of the obligation to make or maintain Bankers’ Acceptances from Lenders comprising the Required Lenders, (i) any Conversion Notice or Rollover Notice that requests the conversion of any Loan to, or rollover of any Loans as, a Bankers’ Acceptance shall be ineffective, and (ii) if any Drawdown Notice requests a Bankers’ Acceptance, such Loan shall be made as a Prime Rate Loan. For the avoidance of doubt, any outstanding Bankers’ Acceptances shall remain in effect following the CDOR Cessation Date until the stated maturity date of such Bankers’ Acceptance.

Article 3
– DRAWDOWN CONDITIONS
3.01
Conditions Precedent to Drawdown under the Credit Facility

The obligation of each Lender under this Agreement to make the advance hereunder is subject to and conditional upon the prior satisfaction of the conditions precedent as set out below:

(a)
the Agent will have received a Drawdown Notice by the time required under Section 2.05;
(b)
the representations and warranties deemed to be repeated pursuant to Section 9.02 will continue to be true and correct;
(c)
no Default or Event of Default will have occurred and be continuing, or would result from making the Drawdown made on the Closing Date;
(d)
a Material Adverse Change will not have occurred and be existing;
(e)
the Lenders shall have completed such investigations with respect to the Credit Parties, the Closing Date Acquisitions and the Secured Properties as they determine to be appropriate (including, without limitation, review of existing operations, operating budget, historical financial statements, reasonableness of financial projections, environmental matters, tax matters, confirmation as to no material litigation, market and industry analysis, state of repair of each Secured Property, evidence of compliance with legal and regulatory matters), each acting reasonably, and shall have received all financial, corporate and other information requested by the Lenders and shall be satisfied, in their discretion, with the results of such investigations, including, without limitation, a review of:
(i)
the Purchase Agreement and all schedules thereto, and principal documents referred to therein, as requested by the Lenders;
(ii)
annual final financial statements of the Parent Guarantor for its 2022 Fiscal Year, if applicable, reviewed by an independent certified public accountant acceptable to the Agent;
(iii)
schedule outlining annual current and projected future occupancy rates, revenue, expenses and net operating income for each Secured Property for 2023, 2024 and 2025;
(iv)
if requested the Agent, a site inspection of any Secured Property;
(v)
all Material Agreements, Material Licences and Permitted Encumbrances;
(vi)
all legal, tax, accounting and regulatory matters (including without limitation the organizational and legal structure of each Closing Date Acquisition (including, without limitation, tax structuring and a “steps memorandum”, if any), each Secured Property and the Credit Parties;

(vii)
the Beneficial Owners’ standard form Lease;
(viii)
a list of all material litigation relating to the Credit Parties and their respective Subsidiaries and such information relating thereto as requested by the Agent or any Lender; and
(ix)
the Debt Service Reserve Account has been established and funded in accordance with Section 10.07,

and the results of such due diligence will be satisfactory to the Lenders, in their discretion;

(f)
an Acceptable Appraisal for each Secured Property (which Acceptable Appraisal, for greater certainty, shall confirm that the aggregate market value of the Secured Properties is not less than $212,000,000), together with reliance letters permitting the Lenders to rely on same, each of which are to be satisfactory to the Lenders, acting reasonably, will have been delivered to the Agent;
(g)
a Phase 1 environmental audit, and to the extent recommended by such Phase 1 environmental audit, a Phase 2 environmental audit, with respect to each Secured Property, together with reliance letters permitting the Lenders to rely on same, each of which are to be satisfactory to the Lenders, acting reasonably, will have been delivered to the Agent;
(h)
building condition report with respect to each Secured Property together with a letter permitting the Lenders to rely on such report, each of which are to be satisfactory to the Lenders, acting reasonably, will have been delivered to the Agent;
(i)
the Agent shall have received evidence satisfactory to the Agent and the Independent Insurance Consultant that the Borrowers’ insurance with respect to each Secured Property is satisfactory and complies with this Agreement, together with a report from Independent Insurance Consultant addressed to the Lenders and the certificates of insurance showing the Agent as a loss payee and additional insured as its interest may appear on all insurance policies that insure the assets to be secured by the Loan Documents;
(j)
the Agent shall have received a survey with respect to each Secured Property prepared by an accredited land surveyor (or where title insurance will be obtained, survey coverage to the satisfaction of the Lender, acting reasonably), such survey to be satisfactory to the Lenders, acting reasonably;
(k)
the Agent shall have received evidence confirming that each Secured Property has all necessary development and zoning approvals (or where title insurance will be obtained, zoning coverage to the satisfaction of the Lender, acting reasonably) and is in compliance, in all materials respects, with all Applicable Laws;

(l)
Compliance Certificates (based on pro forma calculations), together with evidence of compliance with the financial covenants set out in Section 10.02;
(m)
except as otherwise agreed by the Lenders in writing, the Agent will have received certified copies of all shareholder, regulatory, governmental, third party and other approvals, if any (including, without limitation, approvals of the Competition Bureau of Canada), required in order for the Credit Parties to (i) enter into this Agreement and the other Loan Documents and to perform their obligations hereunder and thereunder, (ii) enter into the Purchase Agreement and to perform their obligations thereunder, and (ii) consummate the Closing Date Acquisitions in accordance with the terms of the Purchase Agreement;
(n)
duly executed copies of the Loan Documents will have been delivered to the Agent and the Lenders and all such Security will have been duly registered, filed and recorded in all Relevant Jurisdictions where required by Applicable Law;
(o)
releases, discharges and postponements that are required with respect to all Encumbrances affecting the Collateral that are not Permitted Encumbrances (including, as applicable, repayment of existing Indebtedness relating to the Secured Property), if any, or a solicitors’ undertaking to discharge such Encumbrance in accordance with the applicable guidelines of the Law Society governing the Lenders’ counsel, will have been delivered to the Agent and in a form acceptable to the Agent, acting reasonably;
(p)
the Agent will have received certified copies of the Organizational Documents or applicable extracts thereof of each Credit Party, the resolutions authorizing the execution and delivery of, and performance of each Credit Party’s respective obligations under, the Loan Documents and the transactions contemplated herein, and a certificate as to the incumbency of the officers of the Credit Parties executing the Loan Documents and any other documents to be provided pursuant to the provisions hereof;
(q)
certificates of status or comparable certificates for all Relevant Jurisdictions of each Credit Party will have been delivered to the Agent;
(r)
if requested by the Agent, the Agent will have received a solvency certificate from each applicable Credit Party which is located in a Relevant Jurisdiction where Applicable Laws limit the ability of such Credit Party to provide Financial Assistance, such certificate to be in a form satisfactory to the Lenders;
(s)
a currently dated Opinion of Counsel as to such matters and in such form as Lenders’ Counsel deems appropriate, acting reasonably, addressed to the Agent, the Lenders and the Lenders’ Counsel will have been delivered to the Agent, including, without limitation, enforceability, creation and perfection of security interest, and non-contravention of the Organizational Documents and Applicable Laws;

(t)
currently dated letters of opinion of local counsel for the Credit Parties as to such matters and in such form as Lenders’ Counsel deems appropriate, in its discretion, addressed to the Agent, the Lenders and the Lender’s Counsel will have been delivered to the Agent, including, without limitation, enforceability, creation and perfection of security interest, and non-contravention of Organizational Documents and Applicable Laws;
(u)
a title insurance policy in form, and containing endorsements and first priority of the Security for each Secured Property, satisfactory to the Lenders, acting reasonably, issued by an insurer acceptable to the Agent, acting reasonably;
(v)
the Agent shall have received evidence confirming that realty taxes levied against each Secured Property are current (or where title insurance will be obtained, realty tax coverage to the satisfaction of the Lender, acting reasonably);
(w)
the Agent will have received, or an arrangement satisfactory to the Agent will have been made for, payment of all fees and expenses payable to the Agent and the Lenders pursuant to the Loan Documents that are due and payable at such time;
(x)
the Agent shall have received and be satisfied, in its discretion, with evidence confirming the current debt maintained on the Parent Guarantor’s balance sheet including a breakdown of applicable lenders, principal amount, type of debt and maturity dates;
(y)
the Agent shall have received and be satisfied, in its discretion, with evidence confirming the properties currently owned by the Parent Guarantor and their current and projected net operating income;
(z)
all other terms and conditions of this Agreement and the other Loan Documents upon which the Borrowers may obtain a Loan that have not been waived will have been fulfilled;
(aa)
the Borrowers shall have provided all documentation and other information to the Agent and the Lenders that the Agent and the Lenders required by any applicable “know your customer” or “know your client” requirements and anti-money laundering and anti-terrorism laws, rules and regulations;
(bb)
confirmation or evidence satisfactory to the Agent that no Secured Property is subject to any purchase or option rights to any Person;
(cc)
the Agent shall have received satisfactory evidence that (i) the Borrowers have received from the Parent Guarantor proceeds, either from issuances of Equity Interests or other available capital, in an aggregate amount not less than an amount equal to 50% of the aggregate purchase price payable by the Borrowers under the Purchase Agreement in connection with the Closing Date Acquisitions, and (ii) the Borrowers have sufficient funds on hand, together with the proceeds available under the Credit Facility, to close the Closing Date Acquisitions, in accordance with the “sources and uses” information provided to the Agent or as otherwise approved by all of the Lenders;
(dd)
the Agent shall have received a certified copy of the Purchase Agreement;
(ee)
the Borrowers shall have successfully completed the Closing Date Acquisitions in accordance with the transactions described in the Purchase Agreement (and further that the Purchase Agreement shall not have been amended, nor shall any approval or waiver have been made by the Borrowers, of any terms or conditions therein without the consent of the Lenders, not to be unreasonably withheld);
(ff)
the Lenders shall be satisfied, in its discretion, that no Material Adverse Change then exists, or would exist upon the closing of the Closing Date Acquisitions; and
(gg)
such other matters as the Agent and the Lenders determine, in their discretion, to be necessary to first advance the Loan,

provided that all documents delivered pursuant to this Section 3.01 must be in full force and effect, and in form and substance satisfactory to the Lenders, acting reasonably.

3.02
Waiver

The conditions set forth in Section 3.01 are inserted for the sole benefit of the Lenders and may be waived by the Lenders, in whole or in part (with or without terms or conditions), in respect of any Drawdown without prejudicing the right of the Lenders at any time to assert such conditions in respect of any subsequent Drawdown.

Article 4
– PAYMENTS OF INTEREST AND FEES
4.01
Interest on Prime Rate Loans

The Borrowers will pay interest on each Prime Rate Loan during each Interest Period applicable thereto in Canadian Dollars at a rate per annum equal to the sum of (i) the Prime Rate in effect from time to time during such Interest Period, plus (ii) the Prime Rate Margin. Each determination by the Agent of the Prime Rate and the Prime Rate Margin applicable from time to time during an Interest Period will, in the absence of manifest error, be binding upon the Borrowers. Such interest will be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date, Conversion Date or preceding Interest Payment Date, as the case may be, for such Loan to but excluding such Interest Payment Date (or, if such Interest Payment Date follows the repayment of such Loan or the Conversion of such Loan, to but excluding the date of such repayment or Conversion) and will be calculated on the principal amount of the Prime Rate Loan outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Prime Rate will cause an immediate adjustment of the interest rate applicable to such Loan without the necessity of any notice to the Borrowers.

4.02
Default Interest

Unless the payment of interest is otherwise specifically provided for herein, where the Credit Parties fail to pay any amount required to be paid by them hereunder when due having received notice that such amount is due, the Credit Parties shall pay interest or fees on such unpaid amount from the time such amount is due until paid at the rates otherwise applicable plus 2% per annum in order to compensate the Lenders for the additional risk.

4.03
Interest Only Period

The Agent and the Lenders acknowledge that the Borrowers shall only be required to make monthly interest only payments, beginning on first day of the month following the Closing Date and continuing on the first day of each successive month during the Interest Only Period.

Article 5
– BANKERS’ ACCEPTANCES
5.01
Bankers’ Acceptances
(1)
To facilitate the issuance of Bankers’ Acceptances requested by the Borrowers pursuant to this Agreement, the Borrowers irrevocably appoint each Lender from time to time as the attorney‑in‑fact of the Borrowers to execute, endorse and deliver on behalf of the Borrowers drafts in the forms prescribed by such Lender (if such Lender is a BA Lender) for bankers’ acceptances denominated in Canadian Dollars (each such executed draft that has not yet been accepted by a Lender being referred to as a “Draft”) or non interest‑bearing promissory notes of the Borrowers in favour of such Lender (if such Lender is a Non‑BA Lender) (each such promissory note being referred to as a “BA Equivalent Note”). Each Bankers’ Acceptance and BA Equivalent Note executed and delivered by a Lender on behalf of the Borrowers as provided for in this Section 5.01(1) will be as binding upon the Borrowers as if they had been executed and delivered by a duly authorized officer of the Borrowers.
(2)
Notwithstanding the provisions of Section 5.01(1), the Borrowers will from time to time as required by the applicable Lender provide to (a) each BA Lender an appropriate number of Drafts drawn by the Borrowers upon such BA Lender and either payable to a clearing service (if such BA Lender is a member thereof) or payable to the Borrowers and endorsed in blank by the Borrowers (if such BA Lender is not a member of such clearing service), and (b) each Non‑BA Lender an appropriate number of BA Equivalent Notes in favour of such Non‑BA Lender. The dates, maturity dates and face amounts of all Drafts and BA Equivalent Notes delivered by the Borrowers must be left blank, to be completed by the Lenders as required by this Agreement. Each Lender to which a Draft or BA Equivalent Note has been delivered by the Borrowers will exercise the same degree of care in the custody of such Draft or BA Equivalent Note as such Lender would exercise with respect to its own property kept at the place at which the Drafts or BA Equivalent Notes are ordinarily kept by such Lender. Each Lender, upon the written request of the Borrowers, will promptly advise the Borrowers of the number and designation, if any, of the Drafts and BA Equivalent Notes then held by it. No Lender will be liable for its failure to accept a Draft or purchase a BA Equivalent Note as required by this Agreement if the cause of such failure is, in whole or in part, due to the failure of the Borrowers to provide on a timely basis appropriate Drafts or BA Equivalent Notes to the applicable Lender as requested by such Lender on a timely basis.

(3)
Promptly following receipt of a Drawdown Notice requesting Bankers’ Acceptances, the Agent will (a) advise each BA Lender of the face amount and the term of the Draft to be accepted by it, and (b) advise each applicable Non‑BA Lender of the face amount and term of the BA Equivalent Note to be purchased by it. All Drafts to be accepted from time to time by each BA Lender that is a member of a clearing service will be payable to such clearing service. The term of all Bankers’ Acceptances and BA Equivalent Notes issued pursuant to any Drawdown Notice must be identical. Each Bankers’ Acceptance and BA Equivalent Note must be dated the Drawdown Date on which it is issued and will be for a term of between 1 month to 3 months (subject to market availability), provided that in no event will the term of a Bankers’ Acceptance or a BA Equivalent Note extend beyond the Maturity Date. The face amount of the Draft (or the aggregate face amount of the Drafts) to be accepted at any time by each Lender that is a BA Lender, and the face amount of the BA Equivalent Note (or the aggregate face amount of the BA Equivalent Notes) to be purchased at any time by each Lender that is a Non‑BA Lender, will be determined by the Agent based upon the amounts of their respective Commitments under the Credit Facility and will be a multiple of $1,000.
(4)
Each BA Lender will complete and accept on the Drawdown Date a Draft having a face amount (or Drafts having the face amounts) and term advised by the Agent pursuant to Section 5.01(3). Each applicable BA Lender will purchase on the Drawdown Date all Bankers’ Acceptances accepted by it, for an aggregate price equal to the BA Discount Proceeds of such Bankers’ Acceptances. The Borrowers will ensure that there is delivered to each applicable BA Lender that is a member of a clearing service, and such BA Lender is hereby authorized to release, the Bankers’ Acceptance accepted by it to such clearing service upon receipt of confirmation that such clearing service holds such Bankers’ Acceptance for the account of such BA Lender.
(5)
Each Non‑BA Lender, in lieu of accepting Drafts or purchasing Bankers’ Acceptances on the Drawdown Date, will complete and purchase from the Borrowers on the Drawdown Date a BA Equivalent Note in a face amount and for a term identical to the face amount and term of the Drafts that such Non‑BA Lender would have been required to accept on the Drawdown Date if it were a BA Lender, for a price equal to the BA Discount Proceeds of such BA Equivalent Note (determined as if such BA Equivalent Note were a Bankers’ Acceptance). Each Non‑BA Lender will be entitled, without charge, to exchange any BA Equivalent Note held by it for two or more BA Equivalent Notes of identical date and aggregate face amount, and the Borrowers will execute and deliver to such Non‑BA Lender such replacement BA Equivalent Notes and such Non‑BA Lender will return the original BA Equivalent Note to the Borrowers for cancellation.
(6)
The Borrowers will pay to each BA Lender in respect of each Draft tendered by the Borrowers to and accepted by such BA Lender, and to each Non‑BA Lender in respect of each BA Equivalent Note tendered to and purchased by such Non‑BA Lender, as a condition of such acceptance or purchase, the BA Stamping Fee. The parties agree that in lieu of the payment by the Borrowers of such BA Stamping Fee, each Lender will deduct and retain for its own account the amount of such fee from the amount to be transferred by such Lender to the Agent for the account of the Borrowers pursuant to this Agreement in respect of the sale of the related Bankers’ Acceptance or of such BA Equivalent Note.

(7)
On the date of maturity of each Bankers’ Acceptance or BA Equivalent Note, the Borrowers will pay to the Agent, for the account of the holder of such Bankers’ Acceptance or BA Equivalent Note, in Canadian Dollars an amount equal to the face amount of such Bankers’ Acceptance or BA Equivalent Note, as the case may be. The obligation of the Borrowers to make such payment will not be prejudiced by the fact that the holder of such Bankers’ Acceptance is the Lender that accepted such Bankers’ Acceptances. No days of grace may be claimed by the Borrowers for the payment at maturity of any Bankers’ Acceptance or BA Equivalent Note. If the Borrowers does not make such payment from the proceeds of a Loan obtained under this Agreement or otherwise, including as a result of having failed to provide a Rollover Notice, the amount of such required payment will be deemed to be a Prime Rate Loan to the Borrowers from the Lender that accepted such Bankers’ Acceptance or purchased such BA Equivalent Note.
(8)
The signature of any duly authorized officer of the Borrowers on a Draft or a BA Equivalent Note may be mechanically reproduced in facsimile, and all Drafts and BA Equivalent Notes bearing such facsimile signature will be as binding upon the Borrowers as if they had been manually signed by such officer, notwithstanding that such Person whose manual or facsimile signature appears on such Draft or BA Equivalent Note may no longer hold office at the date of such Draft or BA Equivalent Note or at the date of acceptance of such Draft by a BA Lender or at any time thereafter.
(9)
If:
(a)
the Agent (acting reasonably and in good faith) makes a determination, which determination shall be conclusive and binding upon the Borrowers, and notifies the Borrowers, that there no longer exists an active market for bankers’ acceptances accepted by the Lenders; or
(b)
the Agent is advised by two or more Lenders holding, in aggregate, at least 25% of the aggregate Commitments acting reasonably and in good faith by written notice (each, a “Lender BA Suspension Notice”) that such Lenders have determined (acting reasonably) that the BA Discount Rate will not or does not accurately reflect the cost of funds of such Lenders or the discount rate which would be applicable to a sale of Bankers’ Acceptances accepted by such Lenders in the market;

then:

(i)
the right of the Borrowers to request Bankers’ Acceptances from any Lender shall be suspended until the Agent (acting reasonably and in good faith) determines that the circumstances causing such suspension no longer exist, and so notifies the Borrowers and the Lenders;
(ii)
any outstanding Drawdown Notice requesting a Drawdown by way of Bankers’ Acceptances shall be deemed to be a Drawdown Notice requesting a Prime Rate Loan in the amount specified in the original Drawdown Notice;
(iii)
any outstanding Conversion Notice requesting a Conversion of a Prime Rate Loan into a Bankers’ Acceptance shall be deemed to have been withdrawn and such Prime Rate Loan will continue as a Prime Rate Loan; and
(iv)
any outstanding Rollover Notice requesting a Rollover of a Bankers’ Acceptance shall be deemed to be a Conversion Notice requesting a Conversion of such Bankers’ Acceptances into a Prime Rate Loan.

The Agent shall promptly notify the Borrowers and the Lenders of any suspension of the Borrower’s right to request Bankers’ Acceptances and of any termination of any such suspension. A Lender BA Suspension Notice shall be effective upon receipt of the same by the Agent if received prior to 12:00 p.m. (Toronto time) on a Business Day and if not, then on the next following Business Day, except in connection with a Drawdown Notice, Conversion Notice or Rollover Notice previously received by the Agent, in which case the applicable Lender BA Suspension Notice shall only be effective with respect to such previously received Drawdown Notice, Conversion Notice or Rollover Notice if received by the Agent prior to 12:00 p.m. (Toronto time) two Business Days prior to the proposed Drawdown Date, Conversion Date or Rollover Date (as applicable) set out in such previously received Drawdown Notice, Conversion Notice or Rollover Notice.

Article 6
– REPAYMENT
6.01
Mandatory Repayment – Credit Facility
(1)
Subject to Section 11.02, the Borrowers will repay in full the outstanding principal amount of all Loans and other Obligations under the Credit Facility on or before the Maturity Date or on the date the Obligations become due in accordance with Section 11.02, to the accounts that the Agent designates in writing to the Borrowers.
(2)
Subject to Section 11.02 and following the Interest Only Period, the Borrowers shall, until such time as the Borrowers enter into a Qualifying Hedge Arrangement, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Agent, for the account of the Lenders, monthly principal payments on the last Business Day of each calendar month (each a “Principal Payment Date”) in the amount of $424,000.00, which payments will be calculated using a 25 year amortization. For the avoidance of doubt, the first Principal Payment Date for purposes of this Section 6.01(2) shall be June 30, 2024.
(3)
Subject to Section 11.02 and following the Interest Only Period, in the event the Borrowers enter into a Qualifying Hedge Arrangement, the Borrowers will provide the Agent with a Repayment Notice and, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Agent, for the account of the Lenders, monthly payments according to an interest rate swap schedule, on the last Business Day of each Principal Payment Date, replicating equal monthly blended payments of principal and interest which payments will be calculated using a 25 year amortization. For the avoidance of doubt, the first Principal Payment Date for purposes of this Section 6.01(3) shall be June 30, 2024.
(4)
The Borrowers shall, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Agent, for the account of the Lenders, an amount equal to 100% of the net proceeds from any property insurance proceeds received in respect of any Secured

Property (unless such insurance proceeds are expended or committed for the repair or replacement of such Secured Property, subject to the provisions of Section 10.01(12)) within 2 Business Days of the Borrowers’ receipt of such net proceeds.
(5)
The Borrowers shall, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Agent, for the account of the Lenders, an amount equal to 100% of the net proceeds from any equity injection received by the Borrowers pursuant to the exercise of the Cure Rights in accordance with Section 11.07(1) or Section 11.07(2) within 2 Business Days of the Borrowers’ receipt of such net proceeds.
(6)
The Borrowers shall, as a permanent repayment in respect of Loans outstanding under the Credit Facility, pay to the Agent, for the account of the Lenders, an amount equal to 100% of the net proceeds received by the Borrowers from any Disposition of any Secured Property made in accordance with Section 10.04(1) within 2 Business Days of the Borrowers’ receipt of such net proceeds.
6.02
Voluntary Repayments
(1)
The Borrowers may at any time, from time to time, repay without penalty, the whole or any part of any Loan provided that the Borrowers shall give a Repayment Notice to the Agent at least two (2) Business Days prior to the repayment date, provided that (a) each such repayment must be in increments of $100,000 and (b) other than as contemplated in Section 6.03, a Bankers' Acceptance or BA Equivalent Note may only be repaid on the last day of its Interest Period.
(2)
Each Repayment Notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Proportionate Share of such prepayment. If such written notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to this Agreement. Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Proportionate Share.
6.03
Repayment Compensation

If the Borrowers by reason of any prepayment or repayment hereunder, whether mandatory or voluntary, pay any Bankers’ Acceptances or BA Equivalent Notes prior to their respective maturity dates, the Borrowers will deposit with the Agent cash collateral equal to the full face amount at maturity of such Bankers’ Acceptance or BA Equivalent Note such collateral to be held by the Agent, on behalf of the Lenders, in a non-interest bearing cash collateral account as security (and subject to the security interests created by the Security).

Article 7
– PLACE AND APPLICATION OF PAYMENTS
7.01
Place of Payment of Principal, Interest and Fees
(1)
Subject to the provisions of Section 10.07 below, all payments of principal, interest, fees and other amounts to be made by the Borrowers to the Agent and the Lenders pursuant to this Agreement shall be made in immediately available funds at the Agent’s Office in Toronto or to such other address as the Agent may direct in writing from time to time. All such payments received by the Agent on a Business Day before 2:00 p.m. (Toronto time) shall be treated as having been received by the Agent on that day; payments made after such time on a Business Day shall be treated as having been received by the Agent on the next Business Day.
(2)
Whenever any payment shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Interest shall continue to accrue and be payable thereon as provided herein, until the date on which such payment is received by the Agent.
Article 8
– SECURITY
8.01
Security

As general and continuing security for the payment and performance of the Obligations the security described below will be granted to the Agent, in each case in a form acceptable to the Agent:

(a)
a securities pledge agreement in favour of the Agent from the Limited Recourse Guarantor, creating a first priority Encumbrance in the Equity Interests of the Borrowers owned by the Limited Recourse Guarantor (the “Limited Recourse Guarantor Pledge Agreement”);
(b)
a demand debenture from each Nominee in the principal amount of $150,000,000, which demand debenture shall constitute a first priority fixed and specific mortgage and charge of each Secured Property (including, without limitation, any accounts pertaining to such Secured Property), in each case, subject to Permitted Encumbrances and which will include a first priority ranking security interest (subject only to Permitted Encumbrances) over all of the Borrowers’ personal property located at or used solely in connection with such Secured Property and owned by the Borrowers;
(c)
a first priority general assignment of leases and rents from each Nominee constituting a first priority assignment and security in all Leases and Rents in respect of each Secured Property;
(d)
a beneficial owners charge and direction whereby each Beneficial Owner directs the applicable Nominee to charge legal title to each Secured Property, for and on behalf of such Beneficial Owner, in favour of the Agent;

(e)
an assignment by each Beneficial Owner of all policies of insurance and all proceeds thereunder with respect to each Secured Property that are subject to the foregoing security and all other security hereafter granted by the Borrowers pursuant to this Agreement, including any policies providing business interruption insurance, with the Agent named as first loss payee and additional insured as its interest may appear, with a standard mortgage clause endorsement, and certificates evidencing all such insurance;
(f)
a blocked account agreement in respect of the Debt Service Reserve Account;
(g)
only to the extent certificated, certificates representing all Equity Interests subject to the Security, together with duly executed powers of attorney in respect of such certificates; and
(h)
such other security relating to each Secured Property as the Agent may reasonably require.
8.02
Registration and Protection of Security.

The Borrowers shall provide the Security perfected and protected to the proper satisfaction of the Agent and shall, at the Borrowers’ expense, register, file or record or cause the registration, filing or recording of the Security granted by it in all offices in each jurisdiction where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the Security applicable to it. The Borrowers shall provide the Agent with such assistance and do such acts as the Agent may from time to time request and to provide such other materials of conveyance, assignment, transfer or charge to properly effect the Security as contemplated and shall renew and maintain such registrations, filings and recordings from time to time as and when required to keep them in full force and effect and to maintain the required priority of the Security.

8.03
Further Assurances

The Borrowers will from time to time execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, hypothec, pledge or charge in connection with each Secured Property as may be required to properly perfect the security interest of the Agent and the Lenders in each Secured Property and collateral subject to the Security.

8.04
Form of Security

The Security will be in form satisfactory to the Agent, acting reasonably.

8.05
Qualifying Hedge Arrangements
(a)
The Security shall also secure all Obligations owing under or in respect of Qualifying Hedge Arrangements and the Qualifying Cash Management Arrangements.

(b)
Notwithstanding payment and performance in full of all of the Obligations (other than the obligations under the Qualifying Hedge Arrangement and the Qualifying Cash Management Arrangements), the Security shall continue to secure the Obligations of the Borrowers under all outstanding Qualifying Hedge Arrangements and all outstanding Qualifying Cash Management Arrangements and the Borrowers shall not be entitled to a discharge of the Security until all Qualifying Hedge Arrangements and all Qualifying Cash Management Arrangements have been terminated and all amounts, if any, owing by the Borrowers in respect thereof have been paid to the Lenders.
Article 9
– REPRESENTATIONS AND WARRANTIES
9.01
Representations and Warranties

Each Credit Party, in respect of Sections 9.01(1), (2), (3), (4), (5), (6), (7), (8), (9), (12), (18), (19), (20), (22), (23) and (37), on a joint and several basis, and the Borrowers, in respect of Sections 9.01(10), (11), (13), (14), (15), (16), (17), (21), (24), (25), (26), (27), (28), (29), (30), (31), (32), (33), (34), (35) and (36), on a joint and several basis, and acknowledges and confirms that the Agent and the Lenders are relying upon such representations and warranties:

(1)
Existence and Qualification. Each Credit Party has been (a) duly constituted, incorporated, amalgamated or continued, as the case may be, and is validly subsisting as a corporation or company, as the case may be, under the laws of its jurisdiction of incorporation, amalgamation or continuance, as the case may be, (b) is duly qualified to carry on business in its applicable Relevant Jurisdiction and has all Material Licences, and (c) except as disclosed to the Agent in an Officer’s Certificate delivered pursuant to Section 3.01, has not adopted or designated any name (including any French name) for any Credit Party other than the English form of such names as set out herein.
(2)
Power and Authority. Each Credit Party has the power, authority and right (a) to enter into and deliver, and to exercise its rights and perform its obligations under, the Loan Documents to which it is a party and all other instruments and agreements delivered by it pursuant to any of the Loan Documents, and (b) to own its assets (including the Secured Property, as applicable) and carry on its business as currently conducted and as currently proposed to be conducted by it.
(3)
Duly Licensed. Each Credit Party: (a) is, in all material respects, duly licensed, registered or qualified to carry on business in all jurisdictions where the character of its assets and property owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary or desirable under Applicable Law, and (b) holds all licences, permits, orders, approvals, notices, registrations and all other prerequisites for conducting its business under Applicable Law, in all material respects.
(4)
Execution, Delivery, Performance and Enforceability of Documents. The execution, delivery and performance of each of the Loan Documents to which any Credit Party is a party, and every other instrument or agreement delivered by it pursuant to any Loan Document, has been duly authorized by all actions, if any, required on its part and by its shareholders and directors (or, where applicable, shareholders, trustees, partners, members or managers), and each of such documents has been duly executed and delivered and constitutes a valid and legally binding obligation of the particular Credit Party enforceable against it in accordance with its terms, subject to the qualifications (including enforceability qualifications) contained in Opinions of Counsel.
(5)
Loan Documents Comply with Applicable Laws, Organizational Documents and Contractual Obligations. Neither the entering into nor the delivery of, and neither the consummation of the transactions contemplated in nor compliance with the terms, conditions and provisions of, the Loan Documents by any Credit Party conflicts with or will conflict with, or results or will result in any breach of, or constitutes a default under or contravention of, (a) any Requirement of Law applicable to it, (b) any of its Organizational Documents, (c) any Material Agreement, (d) any Permitted Encumbrances, or (e) any Indebtedness outstanding by any of the Borrowers or their Subsidiaries, or results or will result in, the creation or imposition of any Encumbrance upon any of the Secured Properties that is not a Permitted Encumbrance.
(6)
Consents Respecting Loan Documents. Each of the Credit Parties has obtained, made or taken all consents, approvals, authorizations, declarations, registrations, filings, notices and other actions whatsoever required from all applicable Governmental Authority and all other Persons as of the date hereof in connection with the execution and delivery by it of each of the Loan Documents to which it is a party, and the consummation of the transactions contemplated in the Loan Documents.
(7)
Taxes. Each of the Credit Parties have paid or made adequate provision for the payment of all Taxes levied on it or on its property or income that are due and payable, including interest and penalties, or has accrued such amounts in its financial statements for the payment of such Taxes except Taxes that are not material in amount, that are not delinquent or if delinquent are being contested, and there is no material action, suit, proceeding, investigation, audit or claim now pending, or to its knowledge threatened, by any Governmental Authority regarding any Taxes nor has it agreed to waive or extend any statute of limitations with respect to the payment or collection of Taxes.
(8)
Judgments, Etc. Neither of the Borrowers nor any of their respective Subsidiaries or any other Credit Party is subject to any judgment, order, writ, injunction, decree or award, or to any restriction, rule or regulation (other than customary or ordinary course restrictions, rules and regulations consistent or similar with those imposed on other Persons engaged in similar businesses) that has not been stayed or of which enforcement has not been suspended, which would reasonably be expected to exceed $1,000,000 in the aggregate.
(9)
Absence of Litigation. There are no actions, suits or proceedings pending or, to the Credit Parties’ knowledge, threatened against or affecting the Borrowers or any of its Subsidiaries or any other Credit Party that are reasonably likely to cause, either separately or in the aggregate, a Material Adverse Change. To the Credit Parties’ knowledge, none of the Credit Parties is in default in any material respects with respect to any Applicable Law.
(10)
Title. (a) Each Nominee is the sole registered owner, and each Beneficial Owner is the sole beneficial owner, of each applicable Secured Property, with good and marketable title to each of their respective interests in such Secured Property, free and clear of all Encumbrances except Permitted Encumbrances, and no Person has any agreement, option or right to acquire an interest in such Secured Property; (b) each Beneficial Owner has good and marketable ownership of its personal undertakings and property, free and clear of all Encumbrances except Permitted Encumbrances, and no Person has any agreement, option or right to acquire an interest in such property; (c) no Nominee has interest in any Secured Property except as registered owner and none of the rights to the rents, income or profits of any Secured Property is owned by such Nominee; and (d) no Nominee has authority to deal with any Secured Property except as specifically authorized and directed by the applicable Beneficial Owner pursuant to and in accordance with the applicable Nominee Agreement.
(11)
Zoning. Except as disclosed to the Agent in writing, the Borrowers have not received notice of any proposed rezoning of all or any part of any Secured Property that is likely to have a material adverse effect in respect of such Secured Property.
(12)
Compliance with Laws. None of the Credit Parties is in default under any Applicable Law where such default could reasonably be expected to cause a Material Adverse Change, and all its undertakings and property, both real and personal, and the operation and use thereof are in compliance with all Applicable Law, except to the extent that a failure to comply would not be reasonably likely to result in a Material Adverse Change.
(13)
No Default. No Default or Event of Default has occurred and is continuing.
(14)
Ownership Structure. The ownership structure set out in Schedule 9.01(14) accurately reflects the organizational and ownership structure of each Credit Party and each Secured Property.
(15)
Relevant Jurisdictions. The Relevant Jurisdictions for each Credit Party is as set forth on Schedule G.
(16)
Security. The Security is effective to create in favour of the Agent, for the benefit of itself and the Lenders, as security for the Obligations described therein, a legal, valid, binding and enforceable security interest in the collateral described therein and proceeds thereof, and constitutes a first priority security interest (subject to Permitted Encumbrances) against each Secured Property, in each case, subject to the qualifications (including enforceability qualifications) contained in Opinions of Counsel.
(17)
Intellectual Property Rights. Each Beneficial Owner has sufficient Intellectual Property Rights reasonably necessary for the conduct of its businesses. To the Borrowers’ knowledge, they are not infringing or is alleged to be infringing the Intellectual Property Rights of any other Person.
(18)
Material Agreements and Material Licences. No event has occurred and is continuing that would constitute a material breach of, or a material default by a Credit Party under, any Material Agreement or Material Licence and each Material Agreement to which a Credit Party is a party is binding upon it.
(19)
Financial Statements. All of the quarterly and annual financial statements that have been furnished to the Agent in connection with this Agreement are accurate and complete in all material respects and such financial statements fairly present the financial position of the Borrowers or the Parent Guarantor, as the case may be, as of the dates referred to therein and have been prepared in accordance with GAAP. None of the Credit Parties have any liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP that are not fully disclosed on the most recent Consolidated financial statements of the Borrowers or the Parent Guarantor, as the case may be, furnished to the Agent.
(20)
No Material Adverse Change. Since the date of the Parent Guarantor’s most recent annual audited financial statements provided to the Agent, there has been no condition (financial or otherwise), event or change in its business, liabilities, operations, results of operations, assets or prospects which constitutes, or could reasonably be expected to constitute, or cause, a Material Adverse Change.
(21)
Environmental Matters.
(a)
To the Borrowers’ knowledge, and except as disclosed pursuant to the reports delivered pursuant to Section 3.01(g), each Secured Property and the operations of each Beneficial Owner are in material compliance in all respects with all Environmental Laws; the Borrowers are not aware of, nor has it received notice of, any past, present or future condition, event, activity, practice or incident that may interfere with or prevent the compliance or continued compliance of it or any other Credit Party in respect of any Secured Property under all Environmental Laws; and the Borrowers have obtained all licences, permits and approvals that are currently required in respect of each Secured Property under all Environmental Laws and are in material compliance with the provisions of such licences, permits and approvals.
(b)
Except as disclosed pursuant to the reports delivered pursuant to Section 3.01(g), the Borrowers are not aware that any Hazardous Substances exist on, about or within or have been used, generated, stored, transported, disposed of on, or released from any Secured Property, other than in material accordance and compliance with all Environmental Law.
(c)
The use which each Beneficial Owner has made and intends to make of any Secured Property will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substances on, in or from such Secured Property, except in accordance and material compliance with all Environmental Laws.
(d)
There is no action, suit or proceeding, or any investigation or inquiry, before any Governmental Authority pending, or, to the Borrowers’ knowledge, threatened against any Credit Party relating to any Secured Property and in any way relating to any Environmental Law.
(e)
No Credit Party has (i) incurred any current and outstanding liability for any clean-up or remedial action under any Environmental Law with respect to current or past operations, events, activities, practices, incidents conducted on any Secured Property, or the condition or use of any Secured Property, (ii) received any outstanding written request for information (other than information to be provided in the normal course in connection with applications for licences, permits or approvals) by any Person under any Environmental Law with respect to the condition, use or operation of any Secured Property, or (iii) received any outstanding written notice or claim under any Environmental Law with respect to any material violation of or liability under any Environmental Law or relating to the presence of Hazardous Substance on or originating from any Secured Property, the presence of which could result in a material violation of or liability under any Environmental Law.
(22)
No Pension Plans. No Credit Party is required to establish, operate or maintain Canadian Pension Plans or Canadian Plans pursuant to Applicable Canadian Pension Laws and it has not established, operated or maintained any Canadian Pension Plans and Canadian Plans, and (ii) there are no corporately funded defined benefits or Canadian Plans.
(23)
Labour Dispute and Casualties. Neither any Secured Property nor the business of the Credit Parties are affected in any material respect by any strike, lockout or other labour dispute, or by any fire, accident or other casualty, in each case, which has not been advised to the Agent in writing.
(24)
Solvency. Each of the Borrowers and its respective Subsidiaries are solvent, able to pay its debts as they mature, has sufficient capital to carry on its business and has assets the fair market value of which exceeds its liabilities, and it will not be rendered insolvent, under-capitalized or unable to pay debts generally as they become due by the execution or performance of this Agreement or any other Loan Document to which it is a party.
(25)
Full Disclosure. To the Borrowers’ knowledge: (a) all information provided to the Agent and the Lenders in connection with the Credit Facility is true and correct, and (b) none of the documentation furnished to the Agent and the Lenders, by or on behalf of the Borrowers, omits or will omit as of such time, a material fact necessary to make the statements contained therein not misleading in any material way. For greater certainty, no Credit Party shall have any liability to the Agent or any Lender in respect of any third party reports provided by a Credit Party to the Agent and the Lenders pursuant to this Agreement, each of which has been provided by such Credit Party without representation or warranty and the Agent and the Lenders shall rely entirely and solely upon their own review, investigations and inspections thereof. Any projections from time to time delivered hereunder or in connection herewith by the Borrowers to the Agent and the Lenders are or will be based upon the estimates and assumptions stated therein, all of which the Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to the Borrowers as of such delivery date, and reflect the Borrower’s good faith and reasonable estimates of the future financial performance of the Borrowers and of the other information projected therein for the period set forth therein. Such projections are not a guarantee of future performance and actual results may differ from those set forth in such projections.
(26)
Material Agreements and Permitted Encumbrances. True copies of each of the Material Agreements have been delivered or made available to the Agent or the Lender’s Counsel. With respect to each of the Material Agreements: (a) it is in full force and effect and has not, except as has been disclosed to the Agent, been amended; (b) it has been duly executed and delivered and constitutes a valid and binding obligation of the Borrowers; (c) the Borrowers have not received any notice or claim of a default under any Material Agreement (except as disclosed in writing to and accepted in writing by the Lender). With respect to each of the Material Agreements and each of the Permitted Encumbrances; and (d) to the Borrowers’ knowledge (i) all obligations and covenants required to be met or complied with on the part of the Borrowers have been complied in all material respects; and (ii) no Default or Event or Event of Default on the part of the Credit Parties exists with respect thereto, and (iii) the Material Agreements and Permitted Encumbrances constitute the only agreements which are material to the ownership or operation of the Secured Properties.
(27)
Zoning and Uses.
(i)
To the Borrowers’ knowledge, the existing use of each Secured Property by the applicable Beneficial Owner complies in all material respects with all Applicable Laws.
(ii)
To the Borrowers’ knowledge, each Secured Property complies with all municipal, zoning and parking requirements under Applicable Laws.
(iii)
No Credit Party has received notice of any proposed rezoning of all or any part of any Secured Property.
(iv)
No Credit Party has received notice of any expropriation of all or any part of any Secured Property.
(28)
Work Orders. There are no outstanding judgments, writs of execution, seizures, injunctions or directives against the Borrowers, nor any work orders or directives or notices of deficiency capable of resulting in work orders or directives with respect to any Secured Property that could result in, or that are reasonably likely to result in, a Material Adverse Change on such Secured Property.
(29)
Condition of the Secured Property. To the Borrowers’ knowledge, except as set out in the building condition reports delivered pursuant to Section 3.01(h), all buildings and improvements comprising part of each Secured Property are in good physical condition, and there are no material defects or extraordinary repairs required in connection therewith, except as disclosed in writing to, and approved by, the Agent.
(30)
Real Property. The only real property interests necessary for the operation of each Secured Property in the manner in which it is currently operated are the real property interests comprising such Secured Property. All easements, licences, servitude and other agreements necessary for the operation and maintenance of each Secured Property in the manner in which it is currently being operated, if any, have been obtained and, to the Borrowers’ knowledge, are in good standing.
(31)
Rent Roll. The current rent rolls for each Secured Property delivered to the Agent are true and accurate in all material respects as at the date thereof.

(32)
Use of Proceeds. The Borrowers confirm and agree that the Credit Facility will only be used by the Borrowers for the purposes set out in Section 2.02 and shall not be used by, or on behalf of, any other Person.
(33)
Insurance. The insurance policies required pursuant to Section 10.01(12) are in place and maintained in respect of each Secured Property.
(34)
Residency. Each Beneficial Owner is a non-resident for the purposes of Section 116 of the Income Tax Act (Canada). Each Nominee is a resident for the purposes of Section 116 of the Income Tax Act (Canada).
(35)
No Construction Liens. To the Borrowers’ knowledge, all accounts for work and services performed or materials placed or furnished upon or in respect of construction at each Secured Property have been fully paid as of the date hereof and no one shall be entitled on the date hereof to claim a lien under any applicable construction lien legislation for work performed by or on behalf of any Credit Party or, to the Credit Parties’ knowledge, its predecessor in title.
(36)
Leases. Except as set out in the Leases, or any amendments thereto, or otherwise disclosed to the Agent or for any non-compliance which would not likely have a Material Adverse Change in respect of each Secured Property:
(a)
the only Leases affecting such Secured Property are those in connection with the tenancies set out in the rent rolls delivered to the Agent. The particulars of the rent rolls are full, complete and accurate in all material respects as at the date noted therein;
(b)
other than the Leases identified in the rent rolls, there are no offers to lease, licences or other occupancy rights affecting the occupancy of such Secured Property, tenants are occupying their portion of such Secured Property subject to the provisions of the Leases and paying full rent as required under the Leases, and subject to such defaults by, and enforcement proceedings in respect of, tenants that may arise in the normal course of operating the business being conducted by the Borrowers on such Secured Property, and which in the aggregate, will not result in a Material Adverse Change in respect of such Secured Property; and
(c)
other than as identified in the rent rolls, no Tenant has prepaid rent or deposited security in excess of one month’s rent and there are no rent-free period; and
(d)
to the Credit Parties’ knowledge, each Beneficial Owner, as landlord under the applicable Leases, has performed all of its material obligations and observed all of the material conditions required of it under all such Leases.
(37)
Anti-Money Laundering Laws; Sanctions and Anti-Corruption Laws.
(a)
No Credit Party and, to the knowledge of the Credit Parties, none of its Affiliates are in violation of, or intends to use any proceeds of the Loans in violation of, any Applicable Laws relating to (i) terrorism or money laundering, including the Criminal Code (Canada) and the Proceeds of Crime (Money Laundering) and

Terrorist Financing Act (Canada) and United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56 and, in each case, the regulations promulgated thereunder (collectively, “AML Laws”), or (ii) Sanctions.
(b)
No Credit Party is, and to the knowledge of the Credit Parties, no Affiliate or agent of any Credit Party acting or benefiting in any capacity in connection with the making of any Loan is (i) currently subject to any economic, trade or financial sanctions or trade embargoes imposed, administered or enforced from time to time under laws and executive orders of the Canadian government (including without limitation including under the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), the Criminal Code (Canada), the Export and Import Permits Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada) and, in each case, the regulations promulgated thereunder), the United States government, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, the Office of Foreign Assets Control, or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), including Iran, Burma, North Korea, Sudan and Syria.
(c)
No Credit Party is, and to the knowledge of the Credit Parties, no Affiliate or agent of any Credit Party acting or benefiting in any capacity in connection with the making of any Loan (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in Section 9.01(37)(b), (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or frozen pursuant to any AML Law or any Sanctions, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any AML Law or any Sanctions.
(d)
No Credit Party is, nor, to the knowledge of the Credit Parties, has any director, officer, agent, employee or other Person acting, directly or indirectly, on behalf of any Credit Party, in the course of its actions for, or on behalf of any Credit Party, directly or indirectly (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any official or employee of any foreign or domestic government or government owned or controlled entity from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada), (collectively, “Anti‑Corruption Laws”); (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any official or employee of any foreign or domestic government or government owned or controlled entity; or otherwise (v) engaged in any activity or conduct which would violate any applicable anti-bribery laws, Anti-Corruption or AML law, or any regulations or rules in any applicable jurisdiction applicable to the foregoing.
(e)
The Borrowers maintain reasonable policies and internal controls intended to detect and prevent any violations of AML Laws, Sanctions, Anti‑Corruption Laws, and the representations and warranties set out in Section 9.01(37)(a) through 9.01(37)(d).
9.02
Survival and Repetition of Representations and Warranties

The representations and warranties set out in Section 9.01 survive the execution and delivery of this Agreement and all other Loan Documents and will be deemed to be repeated by the Borrowers so long as any Obligations remain outstanding.

Article 10
– COVENANTS
10.01
Positive Covenants

So long as this Agreement is in force, each Credit Party, in respect of Sections 10.01(1),(2)(a),(3), (4), (16), (17), (18), (23), and (24) on a joint and several basis, and the Borrowers, in respect of Sections 10.01(2)(b), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (19), (20), (21), (22), and (25) on a joint and several basis, will:

(1)
Timely Payment. Make due and timely payment of the Obligations required to be paid by it hereunder and punctually perform its other Obligations hereunder and under the other Loan Documents to which it is a party at the time and place and in the manner provided hereunder and under the other Loan Documents.
(2)
Conduct of Business, Maintenance of Existence, Compliance with Laws. (a) Engage in business of the same general type as now conducted by it; carry on and conduct its business and operations in a proper, efficient and businesslike manner, in accordance with good business practice and Requirements of Law; preserve, renew and keep in full force and effect its existence; and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, and (b) comply in all material respects with all Material Agreements, Material Licences and Permitted Encumbrances.
(3)
Further Assurances. Use reasonable efforts to provide the Agent and the Lenders with such other documents, opinions, consents, acknowledgments and agreements as are reasonably necessary to implement this Agreement and the other Loan Documents, from time to time.
(4)
Obligations and Taxes. Pay or discharge, or cause to be paid or discharged, when the same become due and payable (a) all Taxes imposed upon it or upon its income or profits or in respect of its business or assets (including each Secured Property) and file all tax returns in respect thereof, (b) all lawful claims for labour, materials and supplies, (c) all required payments under any of its Indebtedness, and (d) all other obligations; provided, however that it will not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof is being contested in good faith by appropriate proceedings and an appropriate financial reserve in accordance with GAAP has been established.
(5)
Use of Credit Facility. Use the proceeds of the Credit Facility only for the purposes specified in Section 2.02 and not for any other purpose or for any other Person.
(6)
Security. Provide the Security contemplated hereunder perfected in accordance with Applicable Law, in a first priority against each Secured Property, subject to Permitted Encumbrances.
(7)
Compliance with Environmental Laws. (a) Comply and use its reasonable efforts to require tenants and other occupants of each Secured Property to comply, in each case, in all material respects with any and all Environmental Laws, (b) receive, handle, use, store, treat, ship and dispose of all Hazardous Substances located on or under each Secured Property and over which the applicable Beneficial Owner has control in compliance in all material respects with all Environmental Laws and in accordance with all Material Agreements, Permitted Encumbrances and all Leases and each Beneficial Owner shall remove from the applicable Secured Property any Hazardous Substances, (c) take all commercially reasonable efforts to ensure that there are no orders, injunctions, judgements or directions or any notice of any of the same issued by a Governmental Authority or court relating to environmental matters in respect of any Secured Property requiring any work, repairs, construction or capital expenditures with respect to such Secured Property, and (d) at the Borrowers’ sole cost and expense, remove or take remedial action or cause to be removed or cause remedial action to be taken with regard to any materials released to the environment at, on or near any Secured Property for which any removal or remedial action is required pursuant to law, regulation, order or approval or pursuant to the Material Agreements and Permitted Encumbrances.
(8)
Environmental Audits. Commission an environmental site assessment/audit report addressed to Borrowers’ Counsel and Lenders’ Counsel of each Secured Property or an update of such assessment/audit report (a) upon the written request of the Agent if, in its reasonable opinion, there is a material concern about its or the Credit Parties’ compliance with Environmental Laws, all in scope, form and content satisfactory to the Agent, acting reasonably, (b) if such assessment/audit report has been prepared at the request of or on behalf of any Governmental Authority, or (c) if a Default relating to an environmental matter has occurred, and the Agent has made a written request to it for such an assessment/audit report or update, within 60 days after such request, and all such assessments/audits reports or updates thereof shall be at the Borrowers’ expense and risk. An environmental site assessment/audit includes, for purposes of this Section 10.01(8), without limitation, any inspection, investigation, test, sampling, analysis or monitoring pertaining to air, land or water relating to each Secured Property.
(9)
Operation. Diligently manage or caused to be managed, lease, use and operate each Secured Property in material compliance with all Applicable Laws and as would a prudent owner of comparable property in a proper and efficient manner with a view to preserving and protecting such Secured Property at the same or higher standard as at the date hereof, and the earnings, incomes, rents, and profits thereof.

(10)
Copies. Deliver or cause to be delivered to the Agent, upon the request of the Agent, a true copy of any new Material Agreement.
(11)
Access to Information and Rights of Inspection. Permit the Agent or any Lender, and its agents, consultants, officers and employees, at its expense, provided such expenses are reasonably incurred, and upon reasonable prior notice during normal business hours, from time to time to visit and inspect any Secured Property, subject always to the rights of occupants under the Leases, and to examine and make abstracts from and copies of its physical and computer books of account and records as they pertain to such Secured Property (and where such information is not kept at such Secured Property, at such other locations where such information is kept) as well as all data and computer data relating to the managing, servicing, developing and marketing of such Secured Property, which are in its possession and discuss their affairs, finances and accounts as they pertain to such Secured Property, and be advised as to the same by their officers, consultants and legal counsel (with, prior to an Event of Default which is continuing, representatives of the Borrowers present), all at such reasonable times as the Agent or such Lender may desire. The Borrowers shall maintain, or cause to be maintained adequate books, accounts and records in relation to each Secured Property.
(12)
Insurance. For so long as any amounts are due hereunder, the Borrowers shall:
(A)
Maintain or cause to be maintained:
(I)
all risks property insurance (including boiler and machinery) on property of every description located in or at or incidental to each Secured Property (or property for which they are obliged to insure pursuant to Leases or other agreements relating to such Secured Property) on a replacement cost, stated amount (or no co-insurance) basis, and including coverage for sewer back-up, windstorm, flood, earthquake, debris removal and by-laws, in amounts satisfactory to the Agent;
(II)
business interruption insurance on a gross profits or gross rents basis under the property and boiler and machinery insurance policies referred to in Section 10.01(12)(A)(I), adequate to reimburse all lost revenues relating to each Secured Property for a term of not less than 12 months;
(III)
commercial general and umbrella liability insurance, including insurance against claims for bodily injury, personal injury, death, property damage or other loss arising out of the operation of each Secured Property and extended to include coverage for contractual liability, contingent employer’s liability, and liability in respect of collapse and explosion with a minimum limit of liability for any one occurrence of $10,000,000;
(IV)
such other insurance as may be required to meet the obligations of the Borrowers under any of the Material Agreements; and

(V)
such other insurance as the Agent upon consultation with the Independent Insurance Consultant may reasonably require from time to time and which is available upon commercially reasonable terms;

all with insurance companies having a Best’s A-VII rating at time of placement and at all times thereafter with such insurance companies having comparable claims paying ability as approved by the Agent in its discretion. Such insurance is to be in such form and amounts and with such deductibles as are customary in the case of owners of projects similar to the Secured Properties and in any event as are acceptable to the Agent.

(B)
The all risk, boiler and machinery and business interruption insurance policies referred to in Section 10.01(12)(A) shall:
(1)
name the Borrowers as insureds thereunder and as additional insureds all those required to be named as additional insureds under any of the Material Agreements,
(2)
name the Agent as first mortgagee and loss payee and have attached the standard Insurance Bureau of Canada mortgage clause with respect to the all risk, property, boiler and machinery and business interruption insurance;
(3)
provide that no cancellation or termination thereof, for any reason whatsoever, shall take effect unless the insurer concerned has given the Agent not less than 30 days’ prior written notice of such proposed action (except for cancellation due to non-payment of premium for which statutory 15 days’ notice may apply);
(4)
contain a waiver by the insurer or insurers of all rights of subrogation or indemnity or any other claim to which such insurer or insurers might otherwise be entitled against the Agent; and
(5)
otherwise be in such form as the Agent shall reasonably require;

and such insurance policies may contain reasonable deductibles per occurrence as approved by the Agent in consultation with the Independent Insurance Consultant;

(C)
The third party liability insurance policies referred to in Section 10.01(12)(A) shall:
(1)
name the Borrowers as additional insureds and all those required to be included as additional insureds under any of the Material Agreements;
(2)
name the Agent as an additional insured to the extent that such policies relate to any Secured Property or the operation thereof;

(3)
provide that no cancellation or termination thereof for any reason whatsoever, shall take effect unless the insurer concerned has given the Agent not less than 30 days’ prior written notice of such proposed action (except for cancellation due to non-payment of premium for which statutory 15 days’ notice may apply);
(4)
contain a waiver by the insurer of all rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled against the Agent;
(5)
contain a cross-liability clause and a severability of interests clause; and
(6)
otherwise be in such form as the Agent shall reasonably require.
(D)
Subject to the rights of the tenants under Leases, so long as no Default or Event of Default has occurred and is continuing, the proceeds of all insurance referred to in Section 10.01(12)(A) (other than third party liability insurance, which may be remitted to the Borrowers without condition or further action by the Agent or any Lender) shall:
(1)
if the total amount of such proceeds in respect of a Secured Property is less than $500,000, be payable to the applicable Beneficial Owner;
(2)
if the total amount of such proceeds in respect of a Secured Property equals or exceeds $500,000, such amount shall be payable to the Agent to be held as additional security for the payment of all amounts payable hereunder, to be released on a cost-in-place and cost to complete basis by it to the applicable Beneficial Owner upon receipt of, in form and substance satisfactory to the Agent in its discretion:
(i)
an Officer’s Certificate of such Beneficial Owner stating that the proceeds of such insurance together with other funds held or arranged by such Beneficial Owner is sufficient to fully repair, rebuild or replace the damage or destruction in respect of which the insurance proceeds are payable;
(ii)
a letter of undertaking of such Beneficial Owner to fully repair, rebuild and replace the damage or destruction in respect of which the insurance proceeds are payable; and
(iii)
in the case of damage to any of the buildings on such Secured Property, an opinion of an independent construction consultant that the funds requested for the costs in place, from time to time, together with the funds that continue to be held by the Agent hereunder, will be sufficient to repair, replace or rebuild the damage or destruction in respect of which the insurance proceeds are payable, provided that such opinion and the amounts so requested must be approved by the Agent in its discretion.
(3)
the proceeds of business interruption insurance shall be paid to the applicable Beneficial Owner;
(E)
Subject to the rights of the tenants under the Leases, if an Event of Default has occurred and is continuing:
(1)
the proceeds of all insurance other than workers’ compensation insurance, third party liability and business interruption insurance shall be payable to the Agent to be held by the Agent as additional security for the payment of all amounts payable hereunder, to be applied by it, at the option of the Agent, in reduction of the amounts outstanding hereunder or released to the Borrowers in accordance with the provisions of Section 10.01(12)(D)(1) or (2)(i), (ii) and (iii), and;
(2)
the proceeds of business interruption insurance shall be payable to the Agent to be held by the Agent as additional security for the payment of all amounts payable hereunder, to be applied on account of ongoing Obligations of the Borrowers hereunder or in respect of the Secured Properties as the same fall due from time to time and, to the extent of any surplus, firstly to arrears of such payments and thereafter, if the Agent has opted to release proceeds of insurance pursuant to Section 10.01(12)(E)(1) in accordance with Section 10.01(12)(D), then the balance of the proceeds of business interruption insurance shall be payable to Beneficial Owners failing which the balance, if any, remaining after application of such proceeds as aforesaid shall be paid to the Agent, for the account of the Lenders, as a partial prepayment of the Loans.
(3)
The proceeds of all insurance held by the Agent shall, unless and until the same are applied or released to the Beneficial Owners as aforesaid, constitute continuing collateral security for the Obligations. The Agent shall place such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the Borrowers.
(13)
Insurance Information. Provide to the Agent and the Independent Insurance Consultant such information relating to each Secured Property or the Loan Documents, as may be reasonably requested and which is within its possession or control. The reasonable fees and costs of the Independent Insurance Consultant shall be paid for by the Borrowers.

(14)
Condition of Secured Properties. Keep each Secured Property in such good operating condition and repair (subject to reasonable wear and tear) as would a prudent owner of comparable property, having regard however to any renovations, expansions or improvements under construction from time to time as permitted pursuant to the terms of this Agreement.
(15)
Title. Defend its title to each Secured Property and every part thereof reasonably necessary against the claims of all persons whomsoever and do, observe and perform all of its obligations and all things necessary or expedient to be done, observed or performed by virtue of any Applicable Law for the purpose of creating, maintaining and keeping maintained such Security constituted by the Loan Documents as valid and effective security with the priority required hereunder.
(16)
KYC Documentation and Anti-Money Laundering. The Credit Parties acknowledge that each of the Agent and the Lenders has certain anti-money laundering and anti-terrorism responsibilities under various laws and regulations and that from time to time the Agent and the Lenders may request information in order to comply with Applicable Laws and internal requirements (including any applicable “know your customer” or “know your client” requirements). The Credit Parties covenant and agree, upon request, to promptly provide the Agent and the Lenders such additional information as may be requested in order to comply with such obligations. Each Credit Party shall also provide the Agent with prompt written notice of any change in beneficial ownership of any Credit Party, the signing officers and directors of such Credit Party after the date of this Agreement. Upon request by the Agent or any Lender, the Credit Parties shall promptly provide a list of its key officers and directors.
(17)
Notices of Material Changes. Give written notice to the Agent promptly after becoming aware, using reasonable diligence, thereof of:
(i)
any litigation, dispute, arbitration or other proceeding to which a Credit Party is a party, the result of which if determined adversely would be a judgement or award against it in excess of: (A) $1,000,000, in the case of a single matter, or (B) $2,000,000, when aggregated with all other matters relating to the Credit Parties during a twelve month period, and, in any case, that could result in a Material Adverse Change to such Credit Party, and from time to time provide the Agent with all reasonable information requested by the Agent concerning the status of any such proceeding;
(ii)
any Default or an Event of Default, together with an Officer’s Certificate specifying such Default or such Event of Default and detailing the steps being taken, if any, to cure same;
(iii)
any dispute which may exist between Credit Parties and any Governmental Authority or any other proceeding;
(iv)
any written communication received by the Credit Parties alleging default under any of the Material Agreements or the Permitted Encumbrances which could result in a Material Adverse Change;

(v)
any default under any of the Material Agreements or the Permitted Encumbrances which could result in a Material Adverse Change;
(vi)
any notices of expropriation, judgments, writs of execution, seizures, injunctions, work orders or directives or notices of deficiency capable of resulting in work orders or directives;
(vii)
any event or occurrence relating to any Secured Property which, in its opinion, acting reasonably, is likely to give rise to a notice of a material non-compliance with any Environmental Laws and of any notice of non-compliance actually received by a Borrower or, to the Borrowers’ knowledge, threatened, including any investigation, non-routine inspection or material inquiry by any Governmental Authority, in connection with any Environmental Laws;
(viii)
any proposed change of Control (subject to the provisions of Section 10.05(2)(a); and
(ix)
any other matter which has had or is reasonably likely to result in a Material Adverse Change.
(18)
Necessary Acts to Protect Security. At its expense, take such steps as may be necessary or advisable to perfect the Security (or any part thereof) or to carry out the intent of this Agreement from time to time.
(19)
Material Agreements, etc. At all times be and remain in full compliance in all material respects with all of its covenants, agreements and obligations in and diligently enforce all its material rights under all Material Agreements, advise the Agent in writing of all new Material Agreements (or any material amendments of existing Material Agreements) entered into forthwith following the entering into thereof and shall deliver forthwith a copy thereof to the Agent. The Borrowers shall provide written notice to the Agent of any assignment made by a contracting party to a Material Agreement.
(20)
Other Encumbrances. Subject to Section 10.01(21), unless the same shall constitute a Permitted Encumbrance, promptly pay and discharge all Encumbrances against each Secured Property from time to time.
(21)
Construction Liens. Comply with the provisions of the Construction Act (Ontario) (“Construction Lien Legislation”) where each Secured Property is located and shall pay or cause to be paid from time to time when the same shall be due all claims and demands of contractors, subcontractors, labourers, suppliers of materials or services, builders, workmen, architects, engineers and others, which if unpaid, might result in, or permit the creation of, a privilege or Encumbrances arising pursuant to Construction Lien Legislation on such Secured Property or any part thereof or on the revenues, income and profits arising therefrom. If such Encumbrance is registered against title to any Secured Property (or any portion thereof), the Borrowers agree to promptly pay and discharge same. If the Borrowers bona fide dispute the validity or correctness of such registered Encumbrance it may contest such Encumbrance in any manner properly contemplated by Applicable Law, provided it promptly discharges or vacates, or causes to be discharged or vacated, the Encumbrance from the title to the applicable Secured Property by posting of a payment bond in such amount, or by payment into court of such amount or as may otherwise be provided under applicable Construction Lien Legislation, as is necessary to obtain such removal or otherwise posting such security as may be acceptable to the Agent in its discretion.
(22)
Assignment and Postponement. All Intercompany Indebtedness and all other obligations and liabilities of each Credit Party to each other Credit Party (including such obligations and liabilities under the Material Agreements) are hereby assigned to the Agent and are hereby unconditionally and irrevocably subordinated, and following the occurrence of an Event of Default which is continuing, postponed, in all respects to the prior indefeasible repayment in full by the Borrowers and the other Credit Parties to the Obligations, and all money received by such Credit Party in respect thereof will be held in trust for the Agent and forthwith upon receipt will be paid over to the Agent, the whole without in any way lessening or limiting the liability of any of the Credit Parties. This assignment and postponement is independent of the guarantee of the Credit Parties provided in Article 12 and will remain in full force and effect until, in the case of the assignment, the liability of the Credit Parties under the Loan Documents has been discharged or terminated and, in the case of the postponement, until all Obligations are performed and paid in full. Without limiting the generality of the foregoing, this assignment and postponement of the Intercompany Indebtedness contained herein shall be effective notwithstanding the dates of the Drawdown, Conversion or Rollover secured by the Loan Documents, the dates of Default or the date under the Loan Documents; and the rules of priority established under Applicable Law.
(23)
Anti-Bribery Laws; Anti‑Money Laundering Laws; Sanctions and Anti‑Corruption Laws. Maintain and ensure that its Affiliates institute and maintain policies and procedures designed to promote and achieve compliance with, and prevent violation of, any applicable anti-bribery laws, Anti-Corruption Laws or AML Law, and any regulations or rules promulgated thereunder, in any applicable jurisdiction.
(24)
Debt Service Reserve Account. Until the Debt Service Reserve Account is closed in accordance with Section 10.07(4), ensure that the balance of the Debt Service Reserve Account is sufficient such that the Modified Total Property Debt Service Coverage Ratio is not less than 1:30:1:00.
(25)
Bank Accounts. Maintain all of its bank accounts with (a) the Agent or (b) a Lender, provided that, for any bank account maintained with any Lender other than NBC, the Borrowers shall deliver to the Agent a blocked account agreement (or similar agreement) with respect to such bank account, in form and substance satisfactory to the Agent. The Borrower, the Agent and the Lenders confirm and acknowledge that (i) SST VI 1230 Lakeshore Rd E, LLC maintains a bank account with Bank of Montreal for the Secured Property located at 1230 Lakeshore Road East, Mississauga, Ontario to facilitate certain property level transactions which it will maintain, and (ii) the applicable Borrower shall deliver to the Agent a blocked account agreement (or similar agreement) with respect to such bank account, in form and substance satisfactory to the Agent.
10.02
Financial Covenants
(1)
So long as this Agreement is in force, the Borrowers will ensure that, at all times:

(a)
Modified Total Property Debt Service Coverage Ratio. Until the Debt Service Reserve Account is closed in accordance with Section 10.07(4), the Modified Total Property Debt Service Coverage Ratio is not less than 1.30:1.00, tested at the end of each Fiscal Quarter.
(b)
Total Property Debt Service Coverage Ratio. After the Debt Service Reserve Account is closed in accordance with Section 10.07(4), the Total Property Debt Service Coverage Ratio is not less than 1.25:1.00, tested at the end of each Fiscal Quarter.
(2)
So long as this Agreement is in force, the Parent Guarantor will ensure that, at all times:
(a)
Tangible Net Worth. The Tangible Net Worth is greater than the aggregate of (i) US$100,000,000, plus (ii) 80% of net proceeds in connection with any equity offering by the Parent Guarantor after the Closing Date, tested at the end of each Fiscal Quarter.
(b)
Total Debt to Assets Ratio. The Total Debt to Assets Ratio is equal to or less than 65%, tested at the end of each Fiscal Quarter.
10.03
Reporting Requirements

So long as this Agreement is in force, the Borrowers will deliver to the Agent (each in form and scope acceptable to the Lenders and in sufficient quantities for the Agent and the Lenders):

(1)
Quarterly Reports As soon as available and in any event within 60 days of the end of each Fiscal Quarter (in the case of clause (a) and (b), excluding the fourth Fiscal Quarter) (a) the internally consolidated financial statements of the Borrowers (including balance sheet and statement of income, which will be prepared in accordance with GAAP, and certified by an officer of the Beneficial Owners, (b) the internally consolidated financial statements of the Parent Guarantor (including balance sheet, statement of income and retained earnings, statement of changes in financial position and cash flow statement), which will be prepared in accordance with GAAP, and certified by an officer of the Parent Guarantor, and shall include management discussion and analysis, (c) the calculation of Fair Market Value as at the end of such Fiscal Quarter; provided that, for greater certainty, the Borrowers shall not be required to obtain a third party appraisal to determine Fair Market Value as at the end of each Fiscal Quarter; provided further that, notwithstanding the foregoing, the Agent may, in its reasonable discretion, require the Borrowers to obtain a third party appraisal with respect to the Secured Properties as at the end of each Fiscal Year, and (d) internally prepared property level income statements, a summary of occupancy percentages and capital expenditure report, in each case, for each of the Secured Properties, both on a standalone and consolidated basis.
(2)
Annual Reports and Annual Business Plan As soon as available and in any event within 120 days after the end of each Fiscal Year, (a) the annual internally prepared financial statements of the Borrowers prepared on a Consolidated basis, including balance sheet and statement of income, which will be prepared in accordance with GAAP and certified by an officer of the Beneficial Owners, (b) the annual audited financial statements of the Parent Guarantor prepared on a Consolidated basis, including balance sheet, statement of income and retained earnings, statement of changes in financial position and source and application of funds for such Fiscal Year, which will be reviewed by an internationally recognized accounting firm, and will be prepared in accordance with GAAP and certified by an officer of the Parent Guarantor, together with management discussion and analysis, (c) evidence of the payment of realty taxes relating to each Secured Property, and (d) an operating budget in respect of the Borrowers for the following Fiscal Year providing monthly details and including an income statement, capital expenditure budget, together with a detailed list of assumptions related thereto.
(3)
Compliance Certificate. A Compliance Certificate from each of the Borrowers and the Parent Guarantor concurrently with the delivery of the financial statements referred to in Sections 10.03(1) and (2), respectively.
(4)
Realty Taxes. Evidence of the payment of realty taxes to the Secured Properties shall be provided on a no less than annual basis.
(5)
Other Information. Such other information as it may reasonably request respecting the Credit Parties and the Secured Properties.
10.04
Negative Covenants

So long as this Agreement is in force, each Credit Party, on a joint and several basis, in respect of Sections 10.04(2), (3), (8), (9), (13) and (23), and the Borrowers, jointly and severally, in respect of Sections 10.04(1), (4), (5), (6), (7), (10), (11), (12), (14), (15), (16), (17), (18), (19), (20), (21) and (22) will not:

(1)
Charge or Disposition of Secured Property. Dispose of, in one transaction or a series of transactions, all or any part of its interest in the Collateral, with the exception of (a) Leases in accordance with Section 10.04(17), (b) a Smart Transaction in accordance with Section 10.05, (c) a Permitted Sale in accordance with Section 10.06, and (d) a Disposition of any Secured Property provided that (i) no Default or Event of Default shall exist at the time of such Disposition or shall result from such Disposition, and (ii) the net proceeds of such Deposition shall be applied to repay the Loans outstanding at such time in accordance with Section 6.01(6).
(2)
No Consolidation, Amalgamation, etc. Other than pursuant to a SmartStop Transaction in accordance with Section 10.05 (a) consolidate, amalgamate or merge with any other Person, (b) enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing corporate or capital structure, or (c) liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution.
(3)
No Change of Name. Change its name without providing the Agent with fifteen (15) days’ prior written notice thereof.
(4)
No Indebtedness. Create, incur, assume, grant or suffer to exist, or permit any Subsidiary to create, incur, assume, grant or suffer to exist any Indebtedness, except (a) any Purchase Money Security Interests granted by the Borrowers and their respective Subsidiaries in an amount which exceeds $2,000,000 in the aggregate, and (b) any Indebtedness owing by a Borrower to another Borrower.
(5)
No Distributions. Make any Distribution, except Permitted Distributions.
(6)
No Investments. Make, or permit any Subsidiary to make, any Investment, except for any Investment that is made by a Borrower in another Borrower.
(7)
No Encumbrances. Create, incur, assume or permit to exist any Encumbrance upon any Collateral, except Permitted Encumbrances.
(8)
No Change to Year End. Make any change to its Fiscal Year end from December 31 without the approval of the Agent, not to be unreasonably withheld.
(9)
No Continuance. Continue into any other jurisdiction.
(10)
Hedge Arrangements. Enter into or permit to be outstanding at any time (a) any Hedge Arrangement for speculative purposes (provided, for greater clarity, the Borrowers may enter into Hedge Arrangements in respect of non-speculative interest rate swaps relating to Indebtedness in the normal course of business), or (b) a Qualifying Hedge Arrangement that would result in the aggregate amount of all Qualifying Hedge Arrangements exceeding a notional or face amount equal to the Commitment.
(11)
Securitization. Securitize any rights to receive payment under any of the Material Agreements or in respect to any accounts receivable originating from any of the Secured Property.
(12)
Capital Expenditures. Except the Permitted Appleby Expansion, in any Fiscal Year make, or enter into any agreements which would require it to make, any Capital Expenditures with respect to the Secured Properties in excess of $3,000,000 in the aggregate (provided that, notwithstanding the foregoing and anything to the contrary herein, no Capital Expenditure shall be funded with the proceeds of and the funds deposited in the Debt Service Reserve Account), unless such Capital Expenditure is: (a) approved by the Required Lenders, (b) incurred or made in accordance with each of the following requirements: (i) such Capital Expenditure is not in contravention of the Material Agreements and the Permitted Encumbrances and is made in accordance with prudent industry practice; and (ii) such Capital Expenditure could not reasonably be expected to result in a Default or a Material Adverse Change immediately prior to or after the making of such Capital Expenditure, or (c) is funded entirely with the proceeds of the equity offerings of the Borrowers.
(13)
Fundamental Change. Except as permitted by this Agreement (including, for greater certainty, pursuant to a SmartStop Transaction in accordance with Section 10.05 below) (a) change its capital structure or amend, vary or alter in any material way its articles of incorporation or other Organizational Documents, (b) materially change its senior management, or (c) change its business objectives, purposes or operations in any material way.
(14)
Amendments to Documents. Except as permitted by this Agreement (including, for greater certainty, pursuant to a SmartStop Transaction in accordance with Section 10.05 below), amend, vary or alter in any material way, consent to any assignment or transfer of, or waive or surrender any of its rights or entitlements under, or terminate or permit any termination of, any Material Agreements, except for termination of any such Material Agreement in accordance with the terms thereof.
(15)
No Change to Business/Limitation on Acquisitions. Carry on any business other than the business carried on by it on the date hereof, which for greater certainty, is the acquisition, ownership, operation and management of the Secured Property and other properties located in Canada. Other than the Closing Date Acquisitions, the Borrowers and their respective Subsidiaries shall not effect any Acquisition.
(16)
Non-Arm’s Length Transactions. Enter into or, permit any Subsidiary to enter into, any transaction for the purchase, sale or exchange of any property or the rendering of any services, with any of its Affiliates, or with any Affiliate of any of its partners or shareholders, except a transaction which is upon fair and reasonable terms not less favourable to such Credit Party or any such Subsidiary than would be obtained in a comparable arms-length transaction for fair market value.
(17)
Leasing. Enter into any Leases in respect of any Secured Property or materially amend, renew, terminate, forfeit or cancel any Leases in respect of any Secured Property unless:
(i)
such Leases, amendments, renewals, terminations, forfeitures or cancellations are made on arm’s length terms and in good faith; and
(ii)
such Leases, amendments, renewals, terminations, forfeitures or cancellations will not result in a Material Adverse Change and reflect good business practice and are on such terms as a prudent owner of a similar property as such Secured Property would accept having regard to prevailing market terms and conditions and otherwise in accordance with prudent leasing practices.
(18)
Concerning Leases Generally. Accept or require payment of Rent in respect of the Secured Properties that would result in, the aggregate of, more than $500,000 of such Rent being prepaid under the Leases (excluding, for purposes of such calculation, Lease surrender payments and security deposits made by tenants under the Leases, which are expressly permitted).
(19)
Remove, Destroy or Redevelop. Destroy, remove, permit to be destroyed or removed any of the buildings, plant, machinery or equipment comprising part of any Secured Property, provided that:
(a)
nothing herein shall prevent (i) the removal of any machinery or equipment from one part of such Secured Property to another or the temporary removal of any such machinery or equipment for the purposes of repair, or (ii) alterations to such Secured Property provided such alterations are permitted pursuant to Section 10.04(11); and
(b)
the Borrowers may remove, dismantle, sell, exchange or otherwise dispose of any plant, machinery or equipment which has become obsolete, worn out, replaced or unserviceable if such plant, machinery or equipment is replaced by plant, machinery or equipment of at least equal performance or if such plant, machinery or equipment so dealt with is unnecessary for use in the conduct of its business at such Secured Property; provided that such removal or other disposal does not materially impair the normal operation of such Secured Property.
(20)
Pension. Establish, operate or maintain any Canadian Pension Plans or Pension Plans under Applicable Canadian Pension Laws or any corporately funded defined benefits or Canadian Plans.
(21)
Environmental Activity. Carry on any Environmental Activity contrary to any Environmental Law or cause or permit any Hazardous Material to be stored in or to be present in any form in or under any Secured Property contrary in any material respect to any Environmental Laws. Nothing in this Section or this Agreement shall impose any obligation or liability whatsoever on the Agent, the Lenders or any of them.
(22)
Restrictions on Intercompany Transfers. Except as expressly permitted under this Agreement, will not, and will not permit any Subsidiary of a Borrower to, create or otherwise cause or suffer to exist or become effective any consensual Encumbrance or restriction of any kind on the ability of any Subsidiary of a Borrower to: (a) make Distributions on any of such Subsidiary’s Equity Interests; (b) pay any Indebtedness owed to any Borrower or any Subsidiary of a Borrower; (c) make loans or advances to a Borrower or any Subsidiary of a Borrower; or (d) transfer any of its property or assets to a Borrower or any Subsidiary of a Borrower.
(23)
Anti-Bribery Laws; Anti‑Money Laundering Laws; Sanctions and Anti‑Corruption Laws. (a) Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Person engaging in the activities, or violating the Applicable Laws described in Section 9.01(37), (ii) deal in, or otherwise engage in any transaction relating to, the Secured Property or interests in the Secured Property blocked pursuant to any AML Law, Sanction or Anti‑Corruption Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any AML Law, Sanction or Anti‑Corruption Law (and the Credit Parties shall deliver to the Agent and the Lenders any certification or other evidence requested from time to time by the Agent and the Lenders in their reasonable discretion, confirming the Credit Parties’ compliance with this Section 10.04(23); (b) use the proceeds of any Loan or otherwise make available such proceeds (i) to any Person or entity, for the purpose of financing the activities of any Person or entity currently subject to Sanctions, or in any country or territory which is currently a Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctioned by any Person; or (c) cause or permit any of the funds of such Credit Party that are used to repay any Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of Applicable Laws.
10.05
SmartStop Transaction
(1)
Notwithstanding anything to the contrary contained in this Agreement, and subject to the Agent’s sole and absolute discretion in respect of an assumption by a New Borrower pursuant to Section 10.05(1)(b) below, the Agent and the Lenders confirm, acknowledge and agree that the following transfers and assumptions shall be permitted under this Agreement and under the other Loan Documents subject to compliance with Section 10.05(2) below (each, a “SmartStop Transaction”):
(a)
any change in Control in any of the Borrowers, Parent Guarantor, the Limited Recourse Guarantor or Property Manager that results in such entity being Controlled by SmartStop REIT or any of its Controlled Subsidiaries; or
(b)
an assumption of the Loan by SmartStop REIT or any of its Controlled Subsidiaries (the “New Borrower”).
(2)
The Agent and the Lenders hereby consent to any SmartStop Transaction provided that:
(a)
the Agent receives at least forty-five (45) days prior written notice of such transfer;
(b)
the Borrowers shall provide the Agent and the Lenders with such information as the Agent and the Lenders shall reasonably request for the Agent and the Lenders to conduct such “know your customer,” and other searches as are necessary to satisfy internal organizational requirements regarding “know your customer” and similar requirements (to be applied on a non-discriminatory basis), as the Agent and the Lenders shall require, and such SmartStop Transaction shall not be permitted if the Agent or any Lender in good faith determines that such SmartStop Transaction would result in noncompliance with any of the foregoing requirements;
(c)
no Event of Default has occurred and is continuing both at the time such notice is given and as of the closing date of such SmartStop Transaction;
(d)
the Organizational Documents of the Borrowers, New Borrower, Parent Guarantor, the Limited Recourse Guarantor, the Property Manager, and/or SmartStop REIT, as applicable, and their respective sponsor(s) or principal(s) shall be in form and substance reasonably satisfactory to the Agent;
(e)
the Borrowers, New Borrower, Parent Guarantor, the Limited Recourse Guarantor, the Property Manager, and/or SmartStop REIT, as applicable, shall pay any and all reasonable out-of-pocket costs incurred by the Agent and the Lenders in connection with the transfer (including, without limitation, the reasonable fees and disbursements of the Lenders’ Counsel and all recording fees, transfer taxes and title insurance premiums), it being acknowledged and agreed that Borrowers shall have this obligation even if the applicable SmartStop Transaction is not consummated;
(f)
in connection with any assumption of the Loan, New Borrower shall assume all of the obligations of the applicable Borrowers under this Agreement and the other Loan Documents by entering into an assumption agreement in form and substance reasonably satisfactory to the Agent and the Lenders and delivering such legal opinions as the Agent and the Lenders’ Counsel may reasonably require;

(g)
in connection with any assumption of the Loan, the New Borrower shall deliver an endorsement to the existing title insurance policy in form and substance reasonably acceptable to the Agent insuring the Security as modified by the assumption agreement, as a valid first lien on the applicable Secured Property and naming New Borrower as owner of such Secured Property, naming the Agent as the insured, bringing forward the date and time of the title insurance policy to the date and time of the recording of the assumption agreement or a memorandum thereof, and addressing such other matters as the Agent shall reasonably require, and which endorsement shall insure that as of the recording of the assumption agreement, such Secured Property shall not be subject to any additional exceptions or liens other than those contained in the title insurance policy; and
(h)
the Agent and the Lenders shall reasonably cooperate with Borrowers, Parent Guarantor, the Limited Recourse Guarantor, the Property Manager, the New Borrower and SmartStop REIT, as applicable, in order to make reasonable and necessary amendments to the Loan Documents to effectuate such SmartStop Transaction.
10.06
Permitted Sale

Notwithstanding anything set out in this Agreement, the Borrowers shall be entitled to a partial discharge of a portion of a Secured Property in connection with the sale thereof, subject to the prior satisfaction of the following conditions:

(a)
the Agent shall have received at least forty-five (45) days prior written notice of such sale;
(b)
the Borrowers shall have completed a subdivision of such Secured Property, in accordance with all Applicable Law, the result of which creates a standalone parcel capable of being transferred to a third party;
(c)
such sale of vacant land shall not, and shall not reasonably be expected to, result in a Default or a Material Adverse Change in respect of the retained portion of such Secured Property and the operation of the Borrowers’ business thereon;
(d)
the Borrowers shall have delivered to the Agent an updated Acceptable Appraisal with respect to the retained portion of such Secured Property;
(e)
concurrently with the consummation of such sale, the Borrowers shall repay the Loan by an amount which reduces the loan to value ratio on the retained portion of such Secured Property to 50% using the then outstanding Commitment and the fair market value of the retained portion of such Secured Property as set out in an updated Acceptable Appraisal delivered to the Agent pursuant to Section 10.06(d). Any such prepayment made pursuant to this Section 10.06(e) shall be subject to the repayment provisions set out herein, including without limitation those in Section 6.03; and

(f)
following such sale and the repayment required under 10.06(e), the Modified Total Property Debt Service Coverage Ratio or the Total Property Debt Service Coverage Ratio, as applicable, shall not be less than 1.30:1:00 or 1.25:1:00, as applicable, in each case as determined in accordance with the terms hereof.
10.07
Debt Service Reserve Account
(1)
The Borrowers shall establish a Canadian Dollar deposit account in the name of the Beneficial Owners with the Agent (the “Debt Service Reserve Account”) in an amount equal to $21,200,000.
(2)
Until such time as the Debt Service Reserve Account is closed in accordance with Section 10.07(4):
(a)
the Agent, on behalf of the Lenders, shall utilize the proceeds on deposit in the Debt Service Reserve Account to fund the payment of any interest and principal under any Loan that is due and payable by the Borrowers. The Agent shall withdraw funds from the Debt Service Reserve Account in order to effect such payment without notice to the Borrowers. Each Borrower hereby authorizes and directs the Agent, in its discretion, to automatically debit, by mechanical, electronic or manual means, the Debt Service Reserve Account for any such payment. The Borrowers may at any time deposit additional funds from their operating cash flow into the Debt Service Reserve Account for purposes of making any such payment; and
(b)
if the Modified Total Property Debt Service Coverage Ratio is less than 1.30:1:00 at the end of any Fiscal Quarter, then, the Credit Parties will deposit an amount to the Debt Service Reserve Account such that, when such deposit is made, the Modified Total Property Debt Service Coverage Ratio is not less than 1.30:1:00.
(3)
The Credit Parties shall make any contribution required under Section 10.07(2)(b) to the Debt Service Reserve Account within thirty (30) days of any such Fiscal Quarter and shall provide to the Agent an updated Compliance Certificate evidencing that the Debt Service Coverage Ratio after giving effect to such contribution is not less than 1:30:1:00.
(4)
So long as there is no Event of Default and no Event of Default will occur as a result thereof, the Debt Service Reserve Account shall be closed and the funds therein returned to the Borrowers (or as directed by the Borrowers) following the three consecutive Fiscal Quarters in which the Total Property Debt Service Coverage Ratio is not less than 1:30:1:00 as evidenced by a Compliance Certificate delivered by the Borrowers to the Agent.
(5)
The Debt Service Reserve Account shall at all times be subject to a blocked account agreement (in form and substance satisfactory to the Agent) in favour of the Agent.

Article 11
– events of DEFAULT
11.01
Events of Default

The occurrence of any one or more of the following events (each such event being referred to as an “Event of Default”) will constitute a default under this Agreement:

(a)
if any of the Borrowers fails to pay any amount of principal of any Loan when due;
(b)
if any of the Credit Parties fails to pay any interest, fees or other Obligations (other than any principal amount of any Loan) within three (3) days of such amount becoming due hereunder;
(c)
if any Credit Party breaches any of the covenants in Sections 10.01(5), 10.01(12)(A), 10.01(22), 10.02, 10.04(1) or 10.04(5);
(d)
if any Credit Party neglects to observe or perform any covenant or obligation in this Agreement or in any other Loan Document on its part to be observed or performed (other than a covenant or condition whose breach or default in performance is specifically dealt with elsewhere in this Section 11.01) and such Credit Party fails to remedy such default within thirty (30) days from the earlier of (i) the date such Credit Party becomes aware of such default, and (ii) the date the Agent delivers written notice of the default to such Credit Party; it being understood that the Agent may, in its discretion, provide an extension to such thirty (30) day period;
(e)
if any representation or warranty made by any Credit Party in this Agreement, any other Loan Document or in any certificate or other document at any time delivered hereunder or thereunder to the Agent or any Lender proves to have been untrue, incorrect or misleading in any respect if the representation or warranty contains a materiality qualification, and otherwise in all material respect on and as of the date that it was made or was deemed to have been made and such Credit Party fails to remedy such default within thirty (30) days of becoming aware of such event;
(f)
if a Borrower or any of its Subsidiaries or any other Credit Party ceases or threatens to cease to carry on business generally or admits its inability or fails to pay its Indebtedness generally;
(g)
if a Credit Party fails to make any payment when such payment is due and payable to any Person or defaults in the observance or performance of any other agreement or condition in relation to any Indebtedness (other than Obligations) to any Person or Persons that in the aggregate principal amount then outstanding is, in either or both cases, provided that (i) in respect of a Borrower, such principal amount then outstanding is in excess of US$1,000,000, and (ii) in respect of the Parent Guarantor or the Limited Recourse Guarantor, such principal amount then outstanding is in excess of US$5,000,000 (and, for greater certainty, in each case, such calculation shall be made on aggregate, as opposed to individual, basis of all affected Credit Parties) or contained in any instrument or agreement evidencing, securing or relating thereto and such default or other condition has not been remedied within any applicable grace period;
(h)
if any Credit Party denies, to any material extent, its Obligations under any Loan Document or claims any of the Loan Documents to be invalid or withdrawn in whole or in part;
(i)
any of the Loan Documents or any material provision of any of them becomes unlawful or is changed by virtue of legislation or by a Governmental Authority, if any Credit Party does not, within thirty (30) days of receipt of notice of such Loan Document or material provision becoming unlawful or being changed, replace such Loan Document with a new agreement that is in form and substance satisfactory to the Lenders acting reasonably, or amend such Loan Document to the satisfaction of the Lenders acting reasonably;
(j)
if a decree or order of a court of competent jurisdiction is entered adjudging a Credit Party or any of its Subsidiaries a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of a Credit Party under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada), the United States Bankruptcy Code or the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous laws or issuing sequestration or process of execution against any substantial part of the assets of any Credit Party or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 10 Business Days;
(k)
if a Credit Party or any of its Subsidiaries becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code, the Winding-up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition;
(l)
if an Encumbrancer takes possession, by appointment of a receiver, receiver and manager or otherwise, of all or a substantial portion of any Secured Property or a substantial portion of the property of any Credit Party, including without limitation, distress, execution or any other proceedings with similar effect and the same is not released, bonded, satisfied, discharged, vacated or stayed within the shorter of thirty

(30) days or such shorter period as would permit such Secured Property or any part thereof to be sold thereunder;
(m)
if proceedings are commenced for the dissolution, liquidation or voluntary winding-up of any Credit Party, or for the suspension of the operations of any Credit Party unless such proceedings are being actively and diligently contested in good faith;
(n)
if a final unappealable judgment or decree for the payment of money due has been obtained or entered against a Borrower in an amount in excess of US$500,000 or against the Parent Guarantor or the Limited Recourse Guarantor in amount in excess of US$5,000,000;
(o)
if any Security ceases to constitute a valid and perfected first priority security interest (subject only to Permitted Encumbrances) and the Credit Parties have failed to remedy such default within thirty (30) days of becoming aware of such fact;
(p)
if a Material Agreement is terminated, repudiated or ceases to be legal, binding and enforceable or if an event of default occurs under any Material Agreement (other than an event of default specifically dealt with in this Section 11.01) resulting in, or which may result in a Material Adverse Change, to a Credit Party or Secured Property and such event of default is not remedied within the time available to cure such default or is being contested in good faith by appropriate proceedings and the Lenders are satisfied that neither the position of the Agent and the Lenders, nor the Security is being adversely affected in any material way;
(q)
if any Governmental Authority shall condemn, expropriate, seize or appropriate a material portion of any Secured Property;
(r)
if there is any change or Disposition in the legal or beneficial ownership of all or any part of any Secured Property except as permitted by this Agreement (including, without limitation, as permitted pursuant to Section 10.04(1));
(s)
if a Material Adverse Change has occurred with respect to a Borrower or a Secured Property;
(t)
except as permitted by this Agreement, if any Credit Party enters into or becomes subject to any transaction or agreement which results or could result in a change of Control or if any change of Control occurs; or
(u)
if an Impermissible Qualification is included in the financial statements delivered to the Agent pursuant to Section 10.03.
11.02
Acceleration and Enforcement
(1)
If any Event of Default occurs, and for so long as it has not been waived or cured to the satisfaction of the Required Lenders:

(a)
the Lenders will have no further obligation to make Loans hereunder, and the outstanding principal amount or face amount, as the case may be, of all Loans and all other Obligations will, at the option of the Agent or upon the request of the Required Lenders, become immediately due and payable with interest thereon, at the rate or rates determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by each Credit Party; provided, if any Event of Default described in Section 11.01(j) or Section 11.01(k) with respect to any Credit Party occurs, the Commitments (if not theretofore terminated) will automatically terminate and the outstanding principal amount or face amount, as the case may be, of all Loans and all other Obligations will automatically be and become immediately due and payable; and
(b)
the Lenders, or the Agent on their behalf, may, in their discretion, exercise any right or recourse and proceed by any action, suit, remedy or proceeding against any Credit Party authorized or permitted by law for the recovery of all the Obligations of the Credit Parties to the Lenders and, whether or not the Lenders or the Agent has exercised any of their respective rights under Section 11.02(1)(a), proceed to exercise any and all rights hereunder and under the Loan Documents.
(2)
Nether the Agent nor any Lender Lender is under any obligation to the Credit Parties or any other Person to realize upon any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. Neither the Agent nor any Lender is responsible nor liable to the Credit Parties or any other Person for any loss or damage arising from such realization or enforcement or the failure to do so or for any act or omission on their respective parts or on the part of any director, officer, employee, agent or adviser of any of them in connection with any of the foregoing.
(3)
Each of the Lenders acknowledges that the Agent holds the Security to secure all of the Obligations and, upon the occurrence of an Event of Default, the Agent will act on the written instructions of the Required Lenders as provided in this Agreement and will distribute the net sale proceeds of realization of the Security to the Lenders in accordance with their Proportionate Share of the Obligations and in accordance with Section 11.06.
11.03
Remedies Cumulative

For greater certainty, it is expressly understood that the respective rights and remedies of the Lenders and the Agent hereunder or under any other Loan Document or instrument executed pursuant to this Agreement are cumulative and are in addition to and not in substitution for any rights or remedies provided by law or by equity; and any single or partial exercise by the Lenders or by the Agent of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement or any other Loan Document will not be deemed to be a waiver of or to alter, affect or prejudice any other right or remedy or other rights or remedies to which any one or more of the Lenders and the Agent may be lawfully entitled in connection with such default or breach.

11.04
Perform Obligations

If an Event of Default has occurred and is continuing and if any Credit Party has failed to perform any of its covenants or agreements in the Loan Documents, the Required Lenders, may, but will be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Required Lenders without thereby waiving any rights to enforce the Loan Documents. The reasonable expenses (including any legal costs) paid by the Agent and the Lenders in respect of the foregoing will be an Obligation and will be subject to the terms of this Agreement and secured by the Security.

11.05
Third Parties

It is not necessary for any Person dealing with the Lenders, the Agent or any other agent of the Lenders to inquire whether the Security has become enforceable, or whether the powers that the Lenders and the Agent are purporting to exercise may be exercised, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale is to be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

11.06
Application of Payments

All proceeds received by the Agent and the Lenders from or in respect of any realization of Security, any judgment against any Credit Party obtained by the Agent or any Lender, any other realization of any Credit Party’s assets, any set-off or combination of accounts in respect of any credit balance, any recovery, distribution or payment arising out of any bankruptcy of any Credit Party or any proposal or re-organization, plan of arrangement, liquidation or winding-up of any Credit Party, shall be paid to the Agent and, upon receipt by the Agent shall, subject to the provisions hereof, be allocated from time to time by the Agent as follows:

(a)
Firstly, to pay amounts due hereunder as costs and expenses incurred by the Agent in connection with the realization of the Security and the enforcement of the Agent’s and the Lenders’ rights hereunder including any legal, consultant, advisor, property manager and other professional fees incurred by the Agent and the Lenders and including interest and such costs and expenses from the date incurred until paid at the rate applicable to overdue interest;
(b)
secondly, in payment of any other unpaid fees payable hereunder and the other Loan Documents to the Agent and the Lenders;
(c)
thirdly, in payment of amounts due hereunder to the Lenders as overdue interest in respect of Loans;
(d)
fourthly, in payment of amounts due hereunder to the Lenders as interest on Loans;
(e)
fifthly, in payment or prepayment of all other Obligations due to the Agent and the Lenders until all Obligations are paid in full to the Agent and the Lenders; and

(f)
sixthly, in payment of the balance, if any, to the Borrowers or such other Person or Persons who may be entitled thereto at law, or as a court of competent jurisdiction may otherwise direct.
11.07
Cure Rights.
(1)
Cure Rights - Modified Total Property Debt Service Coverage Ratio.
(a)
If the Borrowers fail to maintain the Modified Total Property Debt Service Coverage Ratio as required pursuant to Section 10.02(1)(a), the Borrowers may at their option within 30 days of delivering such Compliance Certificate pursuant to Section 10.03(3) evidencing a breach of the Modified Total Property Debt Service Coverage Ratio (for purposes of this Section 11.07(1), the “Cure Right”) make an equity injection such that (i) when included in the Property Net Operating Income allows the Borrowers to meet the Modified Total Property Debt Service Coverage Ratio and (ii) the Modified Total Property Debt Service Coverage Ratio shall be recalculated with the Property Net Operating Income from such equity injection being included in the Property Net Operating Income for the purposes of the Modified Total Property Debt Service Coverage Ratio test set forth in Section 10.02(1)(a).
(b)
In the event the Borrowers intend to exercise such Cure Right, it shall within 5 days of delivering such Compliance Certificate pursuant to Section 10.03(3) evidencing such breach of the Modified Total Property Debt Service Coverage Ratio, provide written notice to the Agent of such intention to exercise such Cure Right.
(c)
If, after giving effect to the foregoing recalculation, the Borrowers shall then be in compliance with the Modified Total Property Debt Service Coverage Ratio, the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply with the covenant, and the applicable breach or default of such covenant that had occurred shall be deemed cured for the purposes of the Loan Documents.
(d)
Notwithstanding anything herein to the contrary, the Borrowers shall not be entitled to exercise such Cure Right in the event any other Default or Event of Default (other than the failure to maintain the requisite Modified Total Property Debt Service Coverage Ratio) has occurred.
(e)
In the event the Borrowers exercise such Cure Right, any such equity injection shall be deemed to be a permanent repayment of the Loan and made in accordance with the provisions of Article 6 hereof.
(2)
Cure Rights - Total Property Debt Service Coverage Ratio
(a)
If the Borrowers fail to maintain the Total Property Debt Service Coverage Ratio as required pursuant to Section 10.02(1)(b), the Borrowers may at their option within 30 days of delivering such Compliance Certificate pursuant to Section

10.03(3) evidencing the breach Total Property Debt Service Coverage Ratio (for purposes of this Section 11.07(2), the “Cure Right”) make an equity injection such that (i) when included in the Property Net Operating Income allows the Borrowers to meet the Total Property Debt Service Coverage Ratio and (ii) the Total Property Debt Service Coverage Ratio shall be recalculated with the Property Net Operating Income from such equity injection being included in the Property Net Operating Income for the purposes of the Total Property Debt Service Coverage Ratio test set forth in Section 10.02(1)(b).
(b)
In the event the Borrowers intend to exercise such Cure Right, it shall within 5 days of delivering such Compliance Certificate pursuant to Section 10.03(3) evidencing such breach of the Total Property Debt Service Coverage Ratio, provide written notice to the Agent of such intention to exercise such Cure Right.
(c)
If, after giving effect to the foregoing recalculation, the Borrowers shall then be in compliance with the Total Property Debt Service Coverage Ratio, the Borrowers shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply with the covenant, and the applicable breach or default of such covenant that had occurred shall be deemed cured for the purposes of the Loan Documents.
(d)
Notwithstanding anything herein to the contrary, the Borrowers shall not be entitled to exercise such Cure Right in the event any other Default or Event of Default (other than the failure to maintain the requisite Total Property Debt Service Coverage Ratio) has occurred.
(e)
In the event the Borrowers exercise such Cure Right, any such equity injection shall be deemed to be a permanent repayment of the Loan and made in accordance with the provisions of Article 6 hereof.
Article 12
– guarantee
12.01
Guarantees and Indemnity
(1)
For purposes of this Article 12, a “Guarantor” means each Credit Party.
(2)
Subject to Section 12.11 and Section 12.12, each Guarantor hereby unconditionally and irrevocably, guarantees payment and performance of the Obligations.
(3)
If any or all of the Obligations are not duly paid and are not recoverable under Section 12.01(1) for any reason whatsoever, each Guarantor hereby jointly and severally, unconditionally and irrevocably, will, as a separate and distinct obligation, indemnify and save harmless the Agent and the Lenders from and against any losses resulting from the failure of any Credit Party to pay the Obligations.
(4)
If any or all of the Obligations are not duly paid and are not recoverable under Section 12.01(1) or remain unperformed or the Agent and the Lenders are not indemnified under

Section 12.01(3), in each case, for any reason whatsoever, the Obligations will, unconditionally and irrevocably, as a separate and distinct obligation, be recoverable jointly and severally from each of the Guarantors as primary obligor.
12.02
Obligations Absolute

The liability of the Guarantors hereunder is absolute and unconditional and is not affected by:

(a)
any lack of validity or enforceability of this Agreement or any other Loan Document;
(b)
any impossibility, impracticability, frustration of purpose, illegality, force majeure or act of Governmental Authority;
(c)
the bankruptcy, winding-up, liquidation, dissolution, moratorium, readjustment of debt, arrangement, insolvency or other similar proceeding affecting any Credit Party or any other Person, including any discharge or bar against collection of any of the Obligations, the amalgamation of or any change in the existence, status, function, control, constitution or ownership of any Credit Party, the Agent, any Lender or any other Person;
(d)
any lack or limitation of power, incapacity or disability on the part of any Credit Party or of the directors, partners or agents thereof or any other irregularity, defect or informality on the part of any Credit Party in its Obligations;
(e)
any limitation, postponement, prohibition, subordination or other restriction on the rights of the Agent or any Lender to payment of the Obligations;
(f)
any interest of the Agent or any Lender in any Security whether as owner thereof or as holder of a security interest therein or thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment of any right or recourse to any Security; or
(g)
any other law, regulation, event, condition or other circumstance or any other act, delay, abstention or omission to act of any kind by any Credit Party or another Person that might otherwise constitute a legal or equitable defence available to any Credit Party, or a discharge, limitation or reduction of the Obligations hereunder,

Each of the foregoing is hereby waived by each Guarantor to the fullest extent permitted under Applicable Law. The foregoing provisions apply and the foregoing waivers will be effective to the fullest extent permitted under Applicable Law even if the effect of any action or failure to take action by the Agent or any Lender is to destroy or diminish the any Guarantor’s subrogation rights, any Guarantor’s right to proceed against any Credit Party for reimbursement, any Guarantor’s right to recover contribution from any other Person or any other right or remedy of any Guarantor.

12.03
No Release

Save and except as expressly provide in Section 12.02 above, the liability of each Guarantor hereunder is not released, discharged, limited or in any way affected by anything done, suffered or permitted by the Agent, any Lender or any other Person in connection with any duties or liabilities of any Credit Party to the Agent and the Lenders or any Security including any loss of or in respect of any Security. Without limiting the generality of the foregoing and without releasing, discharging, limiting or otherwise affecting in whole or in part the liability of the Guarantors hereunder, without obtaining the consent of or giving notice to any Guarantor, the Agent and the Lenders may, subject to the terms of this Agreement:

(a)
discontinue, reduce, increase or otherwise vary the credit of each Credit Party in any manner whatsoever;
(b)
make any change in the time, manner or place of payment under, or in any other term of, any Loan Document or the failure on the part of any Credit Party to carry out any of its obligations under any Loan Document;
(c)
grant time, renewals, extensions, indulgences, releases and discharges to any Credit Party or any other Person;
(d)
subordinate, release, take or enforce, refrain from taking or enforcing or omit to take or enforce the Loan Documents or perfect, refrain from perfecting or omit to perfect the Loan Documents, whether occasioned by the fault of the Agent or any Lender or otherwise;
(e)
to the extent permitted under Applicable Law, give or refrain from giving to any Credit Party or any other Person notice of any sale or other disposition of any Collateral securing any of the Obligations or any other guarantee thereof, or any notice that may be given in connection with any sale or other disposition of any such property;
(f)
accept compromises from any Credit Party or any other Person;
(g)
marshal, refrain from marshalling or omit to marshal assets;
(h)
apply all money or other property at any time received from any Credit Party or from the Security upon such part of the Obligations as the Agent or the Lenders may see fit or change any such application in whole or in part from time to time as each of them may see fit; and
(i)
otherwise deal, delay or refrain from dealing or omit to deal with any Credit Party and all other Persons and the Security as the Agent or the Lenders may see fit, delay or refrain from doing or omit to do any other act or thing that under Applicable Law might otherwise have the effect, directly or indirectly, of releasing, discharging, limiting or otherwise affecting in whole or in part any Guarantor’s liability hereunder.

12.04
No Exhaustion of Remedies

Neither the Agent nor any Lender is bound or obligated to exhaust its recourse against any Credit Party or other Person or any Security it or they may hold, or take any other action before being entitled to demand payment from any Guarantor hereunder. Each Guarantor agrees that the Agent and the Lenders may seek payment or performance of any of the Obligations from such Guarantor in accordance with the terms set out in this Agreement, whether or not the Agent or any Lender shall have realized the value of any Secured Property secured under the Security or shall have proceeded against any of the Credit Parties principally or secondarily obligated for any of the Obligations.

12.05
Prima Facie Evidence

Any account settled or stated in writing by or between the Agent and each Credit Party will, absent manifest error, be prima facie evidence that the balance or amount thereof appearing due to the Agent and the Lenders is so due.

12.06
Guarantors’ Rights

Notwithstanding anything to the contrary contained in this Article 12, in any claim by the Agent or any Lender against any Guarantor, nothing shall impair or prevent such Guarantor from asserting any set-off or counterclaim, claim or other right that the Borrowers may have against the Agent or any Lender and arising in respect of this Agreement.

12.07
Continuing Guarantee

The Obligations of the Guarantors hereunder will constitute and be continuing obligations and will apply to and secure any ultimate balance due or remaining due to the Agent and the Lenders and will not be considered as wholly or partially satisfied by the payment or liquidation at any time of any sum of money for the time being due or remaining unpaid to any such Person. The Obligations of the Guarantors hereunder will continue to be effective even if at any time any payment of any of the Obligations is rendered unenforceable or is rescinded or must otherwise be returned by the recipient of such payment upon the occurrence of any action or event including the insolvency, bankruptcy or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

12.08
Waivers by Guarantors

Each Guarantor hereby irrevocably waives acceptance hereof, presentation, demand, protest and any notice, as well as any requirement that at any time any action be taken by any Person against such Guarantor, any other Credit Party or any other Person.

12.09
Demand

Each Guarantor will make payment to the Agent of the full amount of the Obligations and all other amounts payable by it hereunder forthwith after demand therefor is made to it. Each Guarantor will also make payment to the Agent of all costs and expenses incurred by the Agent and the Lenders in enforcing the provisions of this Article 14.

12.10
Interest

Each Guarantor will pay interest to the Agent, the Lenders and each of them at the interest rate of Prime Rate (i) plus the Applicable Margin, and (ii) plus 2.00%, on all amounts payable by such Guarantor hereunder, such interest to accrue from and including the date of demand on such Guarantor, and will be compounded monthly.

12.11
Parent Guarantor Limitation

Notwithstanding anything contained to the contrary in this Agreement, the recourse of the Agent and the Lenders under the guarantee in this Article 12 against the Parent Guarantor shall not exceed $137,200,000.

12.12
Limited Recourse Guarantor Limitation

Notwithstanding anything contained to the contrary in this Agreement, the recourse of the Agent and the Lenders under the guarantee in this Article 12 against the Limited Recourse Guarantor shall be limited to the Agent enforcing its rights and remedies against the Security granted under the Limited Recourse Guarantor Pledge Agreement, as such agreement may be amended, restated, supplemented or otherwise modified from time to time, and no recourse for any such purpose may be had nor will judgment be issued or other process levied against any other assets or rights of the Limited Recourse Guarantor.

Article 13
– THE AGENT AND THE LENDERS
13.01
Appointment and Authority
(1)
Each of the Lenders hereby irrevocably appoints NBC as the Agent to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(2)
The Person serving as the Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” will, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Credit Party or any Affiliate thereof as if such Person were not the Agent and without any duty to account to the Lenders.
13.02
Exculpatory Provisions
(1)
The Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent:

(a)
will not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)
will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for in the Loan Documents), but the Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or Applicable Law; and
(c)
will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the person serving as the Agent or any of its Affiliates in any capacity.
(2)
The Agent will not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary, or as the Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (b) in the absence of its own gross negligence or wilful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Agent will be deemed not to have knowledge of any Default or Event of Default unless and until notice describing the Default or Event of Default is given to the Agent in writing by a Credit Party or a Lender.
(3)
Except as otherwise expressly specified in this Agreement, the Agent will not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Agent.
13.03
Reliance by Agent

The Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and will not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent will have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Credit Parties), independent accountants and other experts selected by it and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.04
Indemnification of Agent

Each Lender agrees to indemnify the Agent and hold it harmless (to the extent not reimbursed by the Credit Parties), rateably according to its Proportionate Share (and not jointly or jointly and severally) from and against any and all losses, claims, damages, liabilities and related expenses, inducing the fees, charges and disbursements of any counsel, which may be incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or the transactions therein contemplated. However, no Lender will be liable for any portion of such losses, claims, damages, liabilities and related expenses resulting from the Agent’s gross negligence or wilful misconduct.

13.05
Delegation of Duties

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent from among the Lenders (including the Person serving as Agent) and their respective Affiliates. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Persons. The provisions of this Article and other provisions of this Agreement for the benefit of the Agent will apply to any such sub agent and to the Related Persons of the Agent and any such sub agent, and will apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Agent. The Agent will not be responsible for the negligence or misconduct of any sub agents except to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

13.06
Replacement of Agent
(1)
The Agent may at any time give notice of its resignation to the Lenders and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders will have the right in consultation with the Borrowers, to appoint a successor, which will be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario, or an Affiliate of any such Lender with an office in Toronto, Ontario. The Agent may also be removed at any time by the Required Lenders upon 30 days’ notice to the Agent and the Borrowers as long as the Required Lenders, in consultation with the Borrowers, appoint and obtain the acceptance of a successor within such 30 days, which will be a Lender having a Commitment to a revolving credit if one or more is established in this Agreement and having an office in Toronto, Ontario, or an Affiliate of any such Lender with an office in Toronto, Ontario.

(2)
If no such successor will have been so appointed by the Required Lenders and will have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications specified in Section 13.06(1), provided that if the Agent will notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation will nonetheless become effective in accordance with such notice on the Resignation Effective Date and (y) the retiring Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent will continue to hold such collateral security until such time as a successor Agent is appointed) and (z) all payments, communications and determinations provided to be made by, to or through the Agent will instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in the preceding paragraph.
(3)
If the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowers and such Person remove such Person as Agent and, in consultation with the Borrowers, appoint a successor. If no such successor will have been so appointed by the Required Lenders and will have accepted such appointment, within 30 days (or such earlier day as will be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal will nonetheless become effective in accordance with such notice on the Removal Effective Date.
(4)
Upon the acceptance of a successor’s appointment as Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring removed Agent, and the retiring or removed Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 13 and Section 13.08 will continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.
13.07
Non Reliance on Agent and Other Lenders

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Persons and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

13.08
Agent’s Clawback
(1)
Unless the Agent will have received notice from a Lender prior to the proposed date of any advance of funds that such Lender will not make available to the Agent such Lender’s share of such advance, the Agent may assume that such Lender has made such share available on such date in accordance with the provisions of this Agreement concerning funding by Lenders and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event if a Lender has not in fact made its share of the applicable advance available to the Agent, then the applicable Lender will pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the data of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on Interbank compensation. If such Lender pays such amount to the Agent, then such amount will constitute such Lender’s Loan included in such advance. If such Lender does not do so forthwith, the Borrowers will pay to the Agent forthwith on demand such corresponding amount with interest thereon at the interest rate applicable to the advance in question. Any payment by the Borrowers will be without prejudice to any claim the Borrowers may have against a Lender that has failed to make such payment to the Agent.
(2)
Unless the Agent will have received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrowers will not make such payment the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at a rate determined by the Agent in accordance with prevailing banking industry practice on Interbank compensation.
13.09
Payments by the Borrowers
(1)
Prior to an Event of Default that is continuing, all payments made by or on behalf of the Borrowers pursuant to this Agreement will be made to and received by the Agent on behalf of the Lenders and will be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Subject to Section 13.10 and Section 15.01, the Agent will distribute to the Lenders in accordance with each Lender’s Proportionate Share and without regard to when any such amount became due and payable:
(a)
costs and expenses;
(b)
payments of interest;
(c)
repayments of principal;
(d)
prepayments of principal;
(e)
amounts received by the exercise of any right of set off, consolidation of accounts, or by counterclaim or cross action; and

(f)
all other payments received by the Agent.
(2)
Notwithstanding the foregoing, any such distribution that would otherwise be made pursuant to Section 13.09(1)(c) or Section 13.09(1)(d) on account of any outstanding Bankers’ Acceptances or BA Equivalent Notes will be set aside in a separate collateral account for the primary benefit of the Lenders who have issued such Bankers’ Acceptances or BA Equivalent Notes (and for the secondary benefit of the Lenders in respect of other Obligations) until and to the extent that such Obligations become matured and not contingent, at which time such distributions will be made to the Lenders for whose primary benefit such amounts are held, at which time such application will be made in accordance with Section 13.09(1)(c) or Section 13.09(1)(d).
(3)
Subject to Section 13.10, if the Agent does not distribute a Lender’s Proportionate Share of a payment made by the Borrowers to or for the benefit of a Lender for value on the day that payment is made to the Agent, provided that such payment is received by the Agent no later than 1:00 p.m. (Toronto time) on such day, the Agent will pay to such Lender on demand an amount equal to the product of (a) the Interbank Reference Rate per annum and (b) the amount received by the Agent from the Borrowers and not so distributed to such Lender, with the result thereof multiplied by (c) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender, and the denominator of which is 365.
13.10
Payments by Agent
(1)
For greater certainty, the following provisions will apply to all payments made by the Agent to the Lenders hereunder:
(a)
the Agent will be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the Borrowers;
(b)
if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrowers under this Agreement, then, subject to Section 15.01, the Agent will have no obligation to remit to each Lender any amount other than such Lender’s Proportionate Share of the amount actually received by the Agent;
(c)
if any Lender advances more or less than its Proportionate Share of the Credit Facility, such Lender’s entitlement to such payment will be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;
(d)
the Agent acting reasonably and in good faith will, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination will, in the absence of manifest error, be binding and conclusive;
(e)
upon request, the Agent will deliver a statement detailing any of the payments to the Lenders referred to herein; and

(f)
all payments by the Agent to a Lender hereunder will be made to such Lender at its address set forth on the signature pages on this Agreement or on the applicable Assignment and Assumption unless notice to the contrary is received by the Agent from such Lender.
(2)
Unless the Agent has received notice from the Borrowers prior to the date on which any payment is due to the Agent for the account of any Lender hereunder that the Borrowers will not make such payment, the Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute the amount due to the Lenders. If the payment by the Borrowers is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrowers will, without limiting their other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses (other than loss of profit), damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result. A certificate of the Agent with respect to any amount owing by the Borrowers under this Section 13.10(2) will be prima facie evidence of the amount owing in the absence of manifest error.
13.11
Administration of the Credits
(1)
Unless otherwise specified herein, the Agent will perform the following duties under this Agreement:
(a)
prior to an advance to the Borrowers hereunder, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement;
(b)
take delivery of each Lender’s Proportionate Share of a Loan and make all Loans hereunder in accordance with the provisions set forth herein;
(c)
use reasonable efforts to collect promptly all sums due and payable by the Borrowers pursuant to this Agreement;
(d)
make all payments to the Lenders in accordance with the provisions hereof;
(e)
hold all legal documents relating to the Credit Facility, maintain complete and accurate records showing all Loans made by the Lenders, all remittances and payments made by the Borrowers to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at its expense;
(f)
except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Borrowers to the Agent pursuant to this Agreement, including copies of financial reports and certificates which are to be furnished to the Agent;

(g)
forward to each of the Lenders, one copy each of this Agreement and other Loan Documents;
(h)
promptly forward to each Lender, upon request, an up to date loan status report and any other information respecting the Restricted Persons reasonably requested by such Lender; and
(i)
upon learning of same, promptly advise each Lender in writing of the occurrence of a Default or Event of Default or the occurrence of any event, condition or circumstance which would result in a Material Adverse Change to a Credit Party or of any material adverse information relative to a Credit Party or of the occurrence of any change which would result in a Material Adverse Change.
(2)
The Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:
(a)
subject to Section 13.11(3), exercise any and all rights of approval conferred upon the Lenders by this Agreement;
(b)
amend, modify or waive any of the terms of this Agreement (including waiver of a Default or Event of Default) if such amendment, modification or waiver would not have a material adverse effect on the rights of the Lenders thereunder and if such action is not otherwise provided for in Section 13.11(3);
(c)
engage professionals, experts and agents as permitted by Section 13.14(1); and
(d)
declare an Event of Default, take action to enforce performance of the Obligations and realize on collateral subject to the Security and pursue any other legal remedy necessary or advisable to protect the interests of the Lenders hereunder.
(3)
The Agent may take the following actions only with the prior unanimous consent of the Lenders, unless otherwise specified herein:
(a)
amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of the Credit Facility, reduce the interest rate applicable to the Credit Facility, reduce the fees payable with respect to the Credit Facility, extend any date fixed for payment of principal or interest relating to the Credit Facility or change the definition of Required Lenders;
(b)
amendments, modifications or waivers of any part of the definitions of “Required Lenders” and “Proportionate Share” in Section 1.01 and any other defined term in Section 1.01 that is used in any of such definitions;
(c)
amend, modify, discharge, terminate or waive any terms of the Security, other than pursuant to the terms hereof or thereof;
(d)
amend this Section 13.11(3);

(e)
amend any provision of Article 6;
(f)
amend Section 10.01(1);
(g)
amend Section 11.06 or Section 13.09; and
(h)
amend any provision of Article 13.
(4)
As between the Credit Parties, on the one hand, and the Agent and the Lenders, on the other hand:
(a)
all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Required Lenders will be binding on each of the Lenders, and the Credit Parties will not be required to ascertain or confirm the authority of the Agent in delivering such documents;
(b)
all certificates, statements, notices and other documents which are delivered by the Credit Parties to the Agent in accordance with this Agreement will be deemed to have been delivered to each of the Lenders; and
(c)
all payments which are made by the Credit Parties to the Agent in accordance with this Agreement will be deemed to have been duly made to each of the Lenders.
13.12
Defaulting Lenders
(1)
Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(a)
such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement will be restricted as set forth in the definition of Required Lenders;
(b)
any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 13.06 will be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, if so determined by the Agent and the Borrowers, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this

Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.01 were satisfied or waived, such payment will be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 13.12(1)(b) will be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(c)
No Defaulting Lender will be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers will not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender will be entitled to receive a standby fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it.
(2)
If the Borrowers and the Agent agree in writing that a Lender is no longer a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments under the Credit Facility, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
13.13
Sharing of Payments by the Lenders

If any Lender, by exercising any right of setoff or counterclaim or otherwise, obtains any payment or other reduction that might result in such Lender receiving payment or other reduction of a proportion of the aggregate amount of its Loans and accrued interest thereon or other obligations hereunder greater than its pro rata share thereof as provided herein, then the Lender receiving such payment or other reduction will (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders rateably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered from such Lender, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest;
(b)
the provisions of this Section will not be construed to apply to (x) any payment made by any Credit Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Credit Party or any Affiliate of a Credit Party (as to which the provisions of this Section will apply); and
(c)
the provisions of this Section will not be construed to apply to (w) any payment made while no Event of Default has occurred and is continuing in respect of obligations of the Borrowers to such Lender that do not arise under or in connection with the Loan Documents, (x) any payment made in respect of an obligation that is secured by a Permitted Encumbrance or that is otherwise entitled to priority over the Borrowers’ obligations under or in connection with the Loan Documents, (y) any reduction arising from an amount owing to a Credit Party upon the termination of Qualifying Hedge Arrangements entered into between a Borrower and such Lender, or (z) any payment to which such Lender is entitled as a result of any form of credit protection obtained by such Lender.

The Credit Parties consent to the foregoing and agree, to the extent they may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim and similar rights of Lenders with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

13.14
Rights of Agent
(1)
In administering the Credit Facility, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrowers, such counsel, auditors and other experts as the Agent may select, in its sole discretion, acting reasonably, and is entitled to rely upon the advice of such counsel, auditors and other experts in the performance of its duties hereunder.
(2)
The Agent will be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and will be entitled to rely and will be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by the Borrowers is true and that no Default or Event of Default has occurred unless the officers or employees of the Lender acting as agent, active in their capacity as officers or employees responsible for the Borrowers’ account, have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.
(3)
Except in its own right as a Lender, the Agent will not be required to advance its own funds for any purpose hereunder, and in particular, will not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor will it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.
(4)
The Agent may round the amount of a Loan that a Lender is obliged to advance hereunder to the nearest $1,000.
13.15
Representations, Acknowledgements and Covenants of Lenders
(1)
Each Lender represents and warrants to the Borrowers and the Agent that it has the legal capacity, power and authority to enter into this Agreement and has not contravened its Organizational Documents or any Applicable Law by so doing.
(2)
Each of the Lenders acknowledges that in the event that the Agent does not receive payment in accordance with this Agreement, it will not be the obligation of the Agent to maintain the Credit Facility in good standing nor will any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.
(3)
Each Lender acknowledges that its obligation to advance its Proportionate Share of Loans in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.
(4)
Each Lender agrees that it will notify the Agent of any Default or Event of Default of which it becomes aware.
(5)
Each Lender hereby acknowledges receipt of a copy of this Agreement and the Loan Documents and acknowledges that it is satisfied with the form and content of such documents.
(6)
Each Lender will respond promptly to each request by the Agent for the consent of such Lender required hereunder.
(7)
Each Lender that assigns all or a portion of its rights and obligations under this Agreement will pay to the Agent a processing and recordation fee of $5,000 with respect to each such assignment in accordance with Section 18.02.
13.16
Collective Action of the Lenders

Each of the Lenders hereby acknowledges that to the extent permitted by Applicable Law, any collateral security and the remedies provided under the Loan Documents to the Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under any collateral security are to be exercised not severally, but by the Agent upon the decision of the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Lenders hereby covenants and agrees that it will not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action will be taken only by the Agent with the prior written agreement of the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for in the Loan Documents). Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given, it will co operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

13.17
No Other Duties

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers or holders of similar titles, if any, specified in this Agreement will have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Lender hereunder.

13.18
Erroneous Payments
(1)
Each Lender hereby agrees that (i) if the Agent notifies such Lender that the Agent has determined (in its sole discretion) that any funds received by such Lender or any of its Affiliates (each a “Recipient”) from the Agent or any of its Affiliates were erroneously or mistakenly transmitted or paid to, or otherwise erroneously or mistakenly received by, such Recipient (whether or not known to such Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall or shall cause its applicable Affiliate to promptly, but in no event later than one Business Day thereafter, return or cause its Affiliate to return (as the case may be) to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Recipient to the date such amount is repaid to the Agent in same day funds at the greater of (x) a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars may be borrowed by the Agent in the interbank market in an amount comparable to such Erroneous Payment (as determined by the Agent) and (y) a rate determined by the Agent in accordance with banking industry rules or prevailing market practice for interbank compensation from time to time in effect and (ii) to the extent permitted by Applicable Law, such Lender and the applicable Recipient and each Affiliate thereof shall not assert any right or claim to the Erroneous Payment and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including waiver of any defense based on “discharge for value,” that the intent of the Agent was that such Recipient retain the Erroneous Payment in all events, “good consideration” for the

Erroneous Payment, change of position by such Recipient thereof or any doctrine or defence similar to any of the foregoing. A notice of the Agent to any Lender under this Section 13.18 shall be conclusive, absent manifest error.
(2)
Without limiting Section 13.18(1), each Lender hereby further agrees that if such Lender or its Affiliate receives an Erroneous Payment from the Agent (or any of its Affiliates) (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), (ii) that was not preceded or accompanied by an Erroneous Payment Notice, or (iii) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, an error or mistake has been made (and that it is deemed to have knowledge of such error or mistake at the time of receipt of such Erroneous Payment) with respect to such Erroneous Payment, and, to the extent permitted by Applicable Law, such Lender and each Affiliate thereof shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payments received, including waiver of any defense based on “discharge for value,” that the intent of the Agent was that such Lender or its Affiliate retain the Erroneous Payment in all events, “good consideration” for the Erroneous Payment, change of position by such Lender or Affiliate thereof or any doctrine or defense similar to any of the foregoing. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error or mistake) notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in all events no later than one Business Day thereafter, return or cause its Affiliate to return (as the case may be) to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Affiliate thereof to the date such amount is repaid to the Agent in same day funds at the greater of (x) a fluctuating rate per annum equal to the overnight rate at which Canadian Dollars may be borrowed by the Agent in the interbank market in an amount comparable to such Erroneous Payment (as determined by the Agent) and (y) a rate determined by the Agent in accordance with banking industry rules or prevailing market practice for interbank compensation from time to time in effect.
(3)
The Credit Parties hereby agree that, in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or Affiliate thereof that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender or Affiliate thereof with respect to such amount.
(4)
Each party's obligations under this Section 13.18 shall survive the resignation or replacement of the Agent, any assignment or transfer of rights or obligations by (or the replacement of) a Lender or an Affiliate thereof, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
13.19
Provisions Operative Between Lenders and Agent Only

Except for the provisions of Section 13.11(2), Section 13.11(3), Section 13.11(4), Section 13.15(1), 13.15(3) and 13.15(6), the first sentence of Section 13.09(1), and the rights of the Borrowers to receive notice as specified in this Article 13, the provisions of this Article 13 relating to the rights and obligations of the Lenders and the Agent inter se will be operative as between the Lenders and the Agent only, and the Credit Parties will not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

Article 14
– change in circumstances and indemnities
14.01
Increased Costs
(1)
Increased Costs Generally. If any Change in Laws shall:
(a)
impose, modify or deem applicable any reserve, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by any Lender;
(b)
subject any Lender to any Tax of any kind whatsoever with respect to the Loan Documents or any Loans made by it, or change the basis of taxation of payments to such Lender in respect thereof, except for (x) Indemnified Taxes or Other Taxes covered by Section 14.02 and (y) the imposition, or any change in the rate, of any Excluded Tax payable by such Lender; or
(c)
impose on any Lender or any applicable interbank market any other condition, cost or expense affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making converting to, continuing or maintaining any Loans (or of maintaining its obligation to make any such Loans), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then upon request of such Lender and subject to such Lender providing the certificate referred to in Subsection (3), the Credit Parties will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(2)
Capital Requirement. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy) then, from time to time, the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company, as the case may be, for any such reduction suffered.
(3)
Certificates for Reimbursement. A certificate of a Lender delivered to the Borrowers setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Subsection 14.01(1) (“Additional Compensation”),

including a description of the event by reason of which it believes it is entitled to such compensation, and supplying reasonable supporting evidence (including, in the event of a Change of Applicable Laws, a photocopy of the Applicable Laws evidencing such change) and reasonable detail of the basis of calculation of the amount or amounts, shall be conclusive evidence of such Lender’s entitlement to such compensation and the amount thereof absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.
(4)
Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, except that the Borrowers shall not be required to compensate such Lender pursuant to this Section for any increased costs incurred or reductions suffered more than twelve months prior to the date that such Lender notifies the Borrowers of the Change in Laws giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, unless the Change in Laws giving rise to such increased costs or reductions is retroactive, in which case the twelve-month period referred to above shall be extended to include the period of retroactive effect thereof.
14.02
Taxes
(1)
Payments Subject to Taxes. If any Credit Party or any Lender is required by Applicable Laws to deduct or pay any Indemnified Taxes (including any Other Taxes) in respect of any payment by or on account of any obligation of a Credit Party hereunder or under any other Loan Document, then (i) the sum payable shall be increased by the Borrowers when payable as necessary so that after making or allowing for all required deductions and payments (including deductions and payments applicable to additional sums payable under this Section) the Agent or such Lender receives an amount equal to the sum it would have received had no such deductions or payments been required, (ii) the Credit Parties shall make any such deductions required to be made by it under Applicable Laws and (iii) the Credit Parties shall timely pay the full amount required to be deducted to the relevant Governmental Authority in accordance with Applicable Laws.
(2)
Payment of Other Taxes by Borrowers. Without limiting the provisions of Subsection 14.02(1) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Laws.
(3)
Indemnification by Credit Parties. The Credit Parties shall indemnify the Agent or such Lender, within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(4)
Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(5)
Treatment of Certain Refunds and Tax Reductions. If the Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Credit Parties or with respect to which any Credit Party has paid additional amounts pursuant to this Section or that, because of the payment of such Taxes or Other Taxes, it has benefited from a reduction in Excluded Taxes otherwise payable by it, it shall pay to the Borrowers or any other Credit Party, as applicable, an amount equal to such refund or reduction (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or any other Credit Party as applicable under this Section with respect to the Taxes or Other Taxes giving rise to such refund or reduction), net of all out-of-pocket expenses of the Agent or such Lender and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund). The Borrowers or any other Credit Party as applicable, upon the request of the Agent or such Lender, agrees to repay the amount paid over to the Borrowers or any other Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender if the Agent or such Lender is required to repay such refund or reduction to such Governmental Authority. This paragraph shall not be construed to require the Agent or such Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Credit Parties or any other Person, to arrange its affairs in any particular manner or to claim any available refund or reduction.
(6)
FATCA. If a payment made to any Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Borrowers at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Borrowers as may be necessary for the Borrowers to comply with its obligations under FATCA and to determine that such Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. The Borrowers shall provide such information as such Lender may reasonably require in order for such Lender to satisfy its obligations, if any, relating to FATCA.
14.03
Illegality

If any Lender determines that any Applicable Laws has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make or maintain any Loans (or to maintain its obligations to make any Loan) or to determine or charge interest rates based upon any particular rate, then, on notice thereof by such Lender to the Borrowers through such Lender, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of the Lender, otherwise be materially disadvantageous to such Lender.

Article 15
– RIGHT OF SETOFF
15.01
Right of Setoff
(1)
If an Event of Default has occurred and is continuing, each of the Lenders and each of their respective Affiliates is hereby authorized at any time and from time to time in its sole discretion to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Credit Party against any and all of the Obligations of the Credit Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender has made any demand under this Agreement or any other Loan Document and although such Obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section 15.01(1) are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that such Lender or its Affiliates may have. Each Lender agrees to promptly notify the Borrowers and the Agent after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.
(2)
If an Event of Default has occurred and is continuing, the Agent, for and on behalf of itself and the Lenders, is authorized at any time and from time to time in its sole discretion to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Agent to or for the credit or the account of any Credit Party against any and all of the Obligations of the Credit Parties now or hereafter existing under this Agreement or any other Loan Document to the Agent and the Lenders, irrespective of whether or not the Agent or any Lender has made any demand under this Agreement or any other Loan Document and although such Obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of the Agent or any Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Agent under this Section 15.01(2) are in addition to other rights and remedies (including other rights of setoff, consolidation of accounts and bankers’ lien) that the Agent, any Lender or their respective Affiliates may have. Each Borrower hereby authorizes and directs the Agent, in its discretion, to automatically debit, by mechanical, electronic or manual means, any bank account of such Borrower maintained with the Agent in exercising the rights of the Agent under this Section 15.01(2).

Article 16
– NOTICES: EFFECTIVENESS;
ELECTRONIC COMMUNICATION
16.01
Notices, etc.
(1)
Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Subsections 16.01(3) or (4)) all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail to the addresses, telecopier numbers or e-mail addresses set out below or, if to a Lender, to it at its address or e-mail addresses specified in the signature pages of this Agreement.

To the Borrowers:

10 Terrace Road, Ladera Ranch
California, USA, 92694

Attention: H. Michael Schwartz and Matt Lopez
Email: hms@smartstop.com and MLopez@smartstop.com

To the Agent:

National Bank of Canada, as Agent
Corporate Customer Service – Syndication and Agency Group

500 Place d’Armes, 21st Floor
Montreal, Québec H2Y 2W3

Attention: Syndication – Agency Group
E-mail:

For purposes of all notices of utilization, conversion, renewal or repayment:
syndication@bnc.ca

For purposes of the delivery of the financial information:
AgencyCompliance@bnc.ca

in the case of any Lender or the Agent, with a copy to:

McCarthy Tétrault LLP
Suite 5300
Toronto Dominion Bank Tower
Toronto, Ontario
M5K 1E6

Attention: Justin Lapedus
Facsimile: (416) 868-0673
E-mail: jlapedus@mccarthy.ca

(2)
Delivery. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given on a Business Day between 9:00 a.m. and 5:00 p.m. local time where the recipient is located, shall be deemed to have been given at 9:00 a.m. on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in Subsections 16.01(3) or (4) below, shall be effective as provided therein.
(3)
Electronic Communications; Platform. Notices and other communications to the Agent and the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent. The Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Borrowers may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites). Each Credit Party agrees that the Agent may, but will not be obligated to, make any demand, notice or other communications available to the Lenders by posting such demand, notice or other communications on Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Neither the Agent nor any of its Related Persons warrant the adequacy of the Platform and the Agent and its Related Persons expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent nor any of its Related Persons in connection with the communications or the Platform. In no event will the Agent nor any of its Related Persons have any liability to the Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Agent’s transmission of communications through the Platform.
(4)
Delivery by Electronic Communication. Unless the Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(5)
Notice. The mailing addresses and address for electronic communications for the purposes of notices and other communications to the Credit Parties, the Agent and the Lenders are set out on the signature pages of this Agreement.
(6)
Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto in accordance with the terms of this Agreement.
Article 17
– EXPENSES; INDEMNITY: DAMAGE WAIVER
17.01
Expenses; Indemnity: Damage Waiver
(1)
Costs and Expenses. Each Credit Party shall pay all reasonable out-of-pocket expenses incurred by the Agent and the Lenders including the reasonable fees, charges and disbursements of counsel, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with all Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(2)
Indemnification by Credit Parties. The Credit Parties shall indemnify the Agent, the Lenders and each Related Person of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Claims suffered or incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or non-performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation or non-consummation of the transactions contemplated hereby or thereby, (b) any Loan, or the use or proposed use of the proceeds therefrom, (c) any environmental matters arising during or prior to Borrowers’ ownership, possession, operation of control of any Secured Property owned or operated by any Credit Party, any actual or alleged use, generation, storage, escape, seepage, leakage, spillage, disposal, presence or release on, from or under any Secured Property of any Hazardous Substance on or from any property owned or operated by the Beneficial Owners, any breach of Environmental Laws by the Borrowers or any environmental liability related in any way to the Borrowers (notwithstanding any provision of the Loan Documents to the contrary, the indemnification under this Section 17.01(2)(c) shall survive the repayment of the Loans and the discharge and/or release of any Security), or (d) any actual or prospective Claim relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Claims (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, criminal acts or omissions or wilful misconduct of such Indemnitee or (ii) result from a claim brought by the Credit Parties against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers have obtained a final and nonappealable judgment in its favour on such claim as determined by a court of competent jurisdiction, nor shall it be available in respect of matters specifically addressed in Section 14.01, Section 14.02 and Section 17.01(1), or (iii) are ordinary administrative expenses incurred by the Indemnitee in the ordinary course of business.
(3)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Laws, the Credit Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for indirect, consequential, punitive, aggravated or exemplary damages (as opposed to direct damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby (or any breach thereof), the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, provided such information or materials are distributed by such Indemnitee in accordance with the provisions of this Agreement or related term sheet or other agreement between the Agent, the Lenders and the Borrowers in respect of the Credit Facility.
(4)
Payments. All amounts due under this Section shall be payable promptly after demand therefor. A certificate of the Agent setting forth the amount or amounts owing to the Agent, the Lenders or their respective Related Persons, as the case may be, as specified in this Section, including reasonable detail of the basis of calculation of the amount or amounts, and delivered to the Borrowers shall be conclusive absent manifest error.
(5)
Specific Environmental Indemnity. The Credit Parties shall indemnify each Indemnitee and hold each Indemnitee harmless at all times from and against any and all losses, damages and costs (including reasonable counsel fees and out-of-pocket expenses) resulting from any legal action commenced or claim made by a third party against any Indemnitee related to or as a result of actions or omissions on the part of any Credit Party related to or as a consequence of environmental matters or any requirements of Environmental Laws concerning the Secured Properties. The Credit Parties shall have the sole right, at their expense, to control any such legal action or claim and to settle on terms and conditions approved by the Credit Parties and approved by the party named in such legal action or claim, acting reasonably, provided that if, the interests of the Indemnitee are different from those of the Credit Parties in connection with such legal action or claim, any such Indemnitee shall have the sole right, at the each Indemnitee’s expense, to defend their own interests provided that any settlement of such legal action or claim shall be on terms and conditions approved by the Credit Parties, acting reasonably. If the Agent or any Lender elects to defend such legal action or claim, they shall promptly notify the Borrowers of same and shall make reasonable efforts to consult with the Borrowers on an ongoing basis in connection with such matter. If the Credit Parties do not defend the legal action or claim, the Agent and the Lenders shall have the right to do so on its own behalf and on behalf of the Credit Parties at the expense of such Credit Parties.
(6)
Survival. The provisions of this Article 17 will survive the repayment of all Loans, whether on account of principal, interest or fees, and the termination of this Agreement, unless a specific release of such provisions by the Agent, on behalf of the Lenders, is delivered to the Borrowers.
Article 18
– SUCCESSORS AND ASSIGNS
18.01
Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 18.02, (ii) by way of participation in accordance with the provisions of Section 18.04(1), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 18.04(2) (and any other attempted assignment or transfer by any party hereto will be null and void). Nothing in this Agreement expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 18.04(1) and, to the extent expressly contemplated hereby, the Related Persons of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

18.02
Assignment by Lender

Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that:

(a)
if an Event of Default has occurred and is continuing or in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment being assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) will not be less than $5,000,000 and, in the case of a partial assignment, the assigning Lender’s Commitment hereunder following such partial assignment will not be less than $5,000,000, in each case unless each of the Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers otherwise consent to a lower amount (each such consent not to be unseasonably withheld or delayed)
(b)
each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned; except that this Section 18.02(b) will not prohibit any Lender from assigning all or a portion of its rights and obligations among separate credits on a non pro rata basis;
(c)
any assignment must be approved by the Agent (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment;
(d)
any assignment must be approved by the Borrowers (such approval not to be unreasonably withheld or delayed) unless the proposed assignee is itself already a Lender with the same type of Commitment or a Default or Event of Default has occurred and is continuing; and
(e)
the parties to each assignment will execute and deliver to the Agent an Assignment and Assumption; together with a processing and recordation fee in an amount of $5,000;
(f)
where requested by the Agent, the Eligible Assignee, if it is not a Lender, will deliver to the Agent an administrative questionnaire in a form supplied by the Agent;
(g)
no such assignment will be made to (i) any Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii);
(h)
no such assignment will be made to a natural Person; and
(i)
in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment will make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Proportionate Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder will become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to Section 18.03, from and after the effective date specified in each Assignment and Assumption, the Eligible

Assignee thereunder will be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and the other Loan Documents, including any collateral security, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto) but will continue to be entitled to the benefits of Article 3 and Article 10, and will continue to be liable for any breach of this Agreement by such Lender, with respect to facts and circumstances occurring prior to the effective date of such assignment, provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 18.04. Any payment by an assignee to an assigning Lender in connection with an assignment or transfer will not be or be deemed to be a repayment by the Borrowers or a new Loan to the Borrowers.

18.03
Register

The Agent will maintain at one of its offices in Toronto, Ontario a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

18.04
Participations
(1)
Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural person, a Credit Party or any Affiliate of a Credit Party) (each, a “Participant”) in all or a portion of such Lender’s rights or obligations or both under this Agreement (including all or a portion of its Commitment or the Loans, or both, owing to it); provided that (i) such Lender’s obligations under this Agreement will remain unchanged, (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any payment by a Participant in connection with a sale of a participation will not be or be deemed to be a repayment by the Borrowers or a new Loan to the Borrowers.
(2)
Subject to Section 18.04(3), the Credit Parties agrees that each Participant will be entitled to the benefits of Section 14.01 and Section 14.01(2) to the same extent as if it were a

Lender and had acquired its interest by assignment pursuant to Section 18.02. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 15.01 as though it were a Lender, provided such Participant agrees to be subject to Section 13.12 as though it were a Lender.
(3)
A Participant will not be entitled to receive any greater payment under Section 14.01 and Section 14.01(2) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.
18.05
Certain Pledges

Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Agreement to secure obligations of such Lender, but no such pledge or assignment will release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Article 19
– amendments and waivers
19.01
Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the Borrowers and the Lender. No waiver of any breach of any provision of the Loan Documents and no consent required hereunder will be effective or binding unless made in writing and signed by the party purporting to give the same. Unless otherwise provided, any waiver or consent given hereunder will be limited to the specific breach waived or matter consented to, as the case may be, and may be subject to such conditions as the party giving such waiver or consent considers appropriate.

Article 20
– GOVERNING LAW; JURISDICTION; ETC.
20.01
Governing Law; Jurisdiction; Etc.
(1)
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in that Province.
(2)
Submission to Jurisdiction. Each Credit Party irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the Province of Ontario, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against each Credit Party or its properties in the courts of any jurisdiction.
(3)
Waiver of Venue. Each Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Laws, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court of the Province of Ontario. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Laws, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.
20.02
Judgment Currency.
(1)
If for the purpose of obtaining or enforcing judgment against a Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 20.02 referred to as the “Judgment Currency”) an amount due in Canadian Dollars under this Agreement or any other Loan Document, the conversion will be made at the Spot Rate prevailing on the Business Day immediately preceding:
(a)
the date of actual payment of the amount due, in the case of any proceeding in any jurisdiction that will give effect to such conversion being made on such date, or
(b)
the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 20.02(1)(b) being hereinafter in this Section 20.02 referred to as the “Judgment Conversion Date”).
(2)
If, in the case of any proceeding in the court of any jurisdiction referred to in Section 20.02(1)(b), there is a change in the Spot Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Credit Parties will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Spot Rate prevailing on the date of payment, will produce the amount of Canadian Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Spot Rate of exchange prevailing on the Judgment Conversion Date.
(3)
Any amount due from a Credit Party under the provisions of Section 20.02(2) will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.
Article 21
– WAIVER OF JURY TRIAL
21.01
Waiver of Jury Trial

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAWS, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Article 22
– COUNTERPARTS; INTEGRATION;
EFFECTIVENESS; ELECTRONIC EXECUTION
22.01
Counterparts; Integration; Effectiveness; Electronic Execution
(1)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by all of the parties hereto and when the Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.
(2)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including Parts 2 and 3 of the Personal Information Protection and Electronic Documents Act (Canada), the Electronic Commerce Act, 2000 (Ontario) and other similar federal or provincial laws based on the Uniform Electronic Commerce Act of the Uniform Law Conference of Canada or its Uniform Electronic Evidence Act, as the case may be.
Article 23
– TREATMENT OF CERTAIN
INFORMATION: CONFIDENTIALITY
23.01
Treatment of Certain Information: Confidentiality
(1)
The Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to it, its Affiliates and its Related Persons (to the extent necessary to administer or enforce this Agreement and the other Loan Documents) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be bound and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority having jurisdiction over such Person or its Related Persons (including any self-regulatory authority), (c) to the extent required by Applicable Laws or other legal process, (d) to any other party hereto, (e) to the extent reasonable, in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any actual or prospective counterparty (or its advisors) to any swap, derivative, credit-linked note or similar transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Agent and the Lenders on a non-confidential basis from a source other than the Credit Parties and provided such source has not, to the knowledge of the Agent and the Lenders, breached a duty of confidentiality owed to the Credit Parties or, the Agent and the Lenders. If the Agent or any Lender is requested or required to disclose any Information pursuant to or as required by Applicable Laws or by an subpoena or similar legal process, the Agent or such Lender, shall use its reasonable commercial efforts to provide the Borrowers with notice of such requests or obligation in sufficient time so that the Borrowers may seek an appropriate protective order or waive the Agent or such Lender’s compliance with the provisions of this Section, and the Agent or such Lender shall co-operate with the Borrowers in obtaining any such protective order.
(2)
For purposes of this Section, “Information” means all information relating to the Credit Parties or any of its Affiliates or any of their respective businesses, other than any such information that is available to the Agent and the Lenders on a non-confidential basis prior to such receipt. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Agent and the Lenders may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers.
(3)
In addition, and notwithstanding anything herein to the contrary, the Agent and the Lenders may provide information concerning the Borrowers and the Credit Facility established herein to the Loan Pricing Corporation and/or recognized trade publishers of information for general circulation in the loan market.
(4)
In addition, and notwithstanding anything herein to the contrary, the Credit Parties agree to maintain the confidentiality of, and shall not disclose, the contents of the definition of Applicable Margin, reference herein to any fees or, at the request of the Agent or any Lender, the identity of the Agent or such Lender and the Agent or such Lender shall have the right to require the Credit Parties to redact the definition of Applicable Margin, reference herein to any fees and such other information that the Agent or such Lender may wish to redact (including, without limitation, the identity of the Agent or such Lender where requested by the Agent or such Lender) with respect to this Agreement in accordance with National Instrument 51-102 and Applicable Law prior to any Credit Party or its agents posting this Agreement on EDGAR (www.edgar.com), provided that the proposed redactions are, according to such Credit Party (other than with respect to the redaction of the fees), in accordance with National Instrument 51-102 and Applicable Law.

The Agent, each Lender and each Credit Party shall each act reasonably in determining the extent of any redaction prior to any posting on EDGAR. The Credit Parties shall provide written notice to the Agent of any request by a securities commission to amend the redaction of the identity of the Agent or a Lender.
Article 24
– language
24.01
Language

The parties acknowledge that they have required that this Agreement, as well as all documents, notices and legal proceedings executed, given or instituted pursuant or relating directly or indirectly hereto, be drawn up in English (except as the parties may otherwise agree in writing). Les parties reconnaissent avoir exigé la rédaction en anglais de ce contrat, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, à la suite de ou relativement au présent contrat.

Article 25
– Nature of Obligations,
Recourse and direction
25.01
Nature of Obligations under this Agreement and Recourse
(1)
Save and except as expressly provided otherwise pursuant to this Agreement, the obligations of the Credit Parties under the Loan Documents (including the Obligations of the Borrowers) are joint and several and the Agent and the Lenders may pursue its remedies against one or more of the Credit Parties and/or one or more Secured Properties and the Collateral (or any part thereof) at its sole, absolute and unfettered discretion without the requirement of pursuing their remedies against any of the other parties or the Secured Properties or the Collateral (or any part thereof). For greater certainty, the Credit Parties acknowledge and agree that neither the Agent nor any Lender shall be required to enforce against any Secured Property or the Collateral (or any part thereof) prior to demanding payment from a Credit Party and payment by the Borrowers or any other Credit Party shall not prevent the Agent or any Lender from realizing upon the collective interest of the Credit Parties in the Secured Properties or the Collateral (or any part thereof).
(2)
Save and except as expressly provide otherwise pursuant to this Agreement, nothing in this Agreement or in any of the other Loan Documents shall mean, nor be construed to mean, that the recourse of the against each Credit Party and each Secured Property is anything other than full recourse with regard to the Obligations hereunder, the manner and order of realization or the exercise of remedies hereunder or under the Loan Documents.
(3)
Each of the Parent Guarantor and the Limited Recourse Guarantor acknowledges and agrees that the Borrowers may execute a Drawdown Notice or any Conversion Notice or Rollover Notice, any written request, Compliance Certificate, Officer’s Certificate or any document or agreement contemplated under the Loan Documents and that it shall be bound by any such notice, request, certificate, document or agreement executed and delivered by the Borrowers and shall continue to be liable thereunder pursuant to Article 14.

[Signature pages follow]

IN WITNESS WHEREOF the parties have executed this Agreement.

BORROWERS:	SST VI 19 ESANDAR DR, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

	By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 19 ESANDAR DR, ULC

	By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 1230 LAKESHORE RD E, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

	By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 1230 LAKESHORE RD E, ULC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 1770 APPLEBY LINE, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 1770 APPLEBY LINE, ULC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 2068 S SHERIDAN WAY, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 2068 S SHERIDAN WAY, ULC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 24-60 SANFORD AVE N, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 24-60 SANFORD AVE N, ULC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 411 CITYVIEW BLVD, LLC By: STRATEGIC STORAGE TRUST VI, INC., its Manager

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

SST VI 411 CITYVIEW BLVD, ULC

By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

PARENT GUARANTOR:	STRATEGIC STORAGE TRUST VI, INC.

	By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

LIMITED RECOURSE GUARANTOR:	SST6 CANADA ACQUISITIONS, LLC
By: Strategic Storage Trust VI, Inc., its Manager
	By:	/s/ H. Michael Schwartz
Name: H. Michael Schwartz
Title: Chief Executive Officer and President

AGENT:	NATIONAL BANK OF CANADA, as Agent

	By:	/s/ Nicholas Hung
Name: Nicholas Hung
Title: Vice-President

	By:	/s/ Anne-Sophie Thene
Name: Anne-Sophie Thene
Title: Director

LENDER:	NATIONAL BANK OF CANADA, as a Lender

Address: 130 King Street West, Suite 3200 Toronto, ON M5X 1J9 Attention: Jonathan Khan, Director Email: jonathan.khan@nbc.ca	By:	/s/ Jonathan Khan
Name: Jonathan Khan
Title: Director

	By:	/s/ Varun Hariharan
Name: Varun Hariharan
Title: Director

LENDER: Address:	QUADREAL REAL ESTATE DEBT (CANADA) GP INC., in its capacity as general partner of QUADREAL REAL ESTATE DEBT (CANADA) LIMITED PARTNERSHIP as a Lender

Attention: Email:	By:	/s/ Gavin McQueenie
Name: Gavin McQueenie
Title: Director

	By:	/s/ Andrew Black
Name: Andrew Black
Title: Vice President